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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary proxy statement	/ /	Confidential, for use of Commission only
/x/	Definitive proxy statement		(as permitted by Rule 14a-6(e)(2))
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-12

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
(Name of Registrant as specified in its Charter)
(Name of Person(s) filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /	No fee required.
/x/	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALCULATION OF FILING FEE

Title of Each Class of Securities to Which Transaction Applies	Aggregate Number of Securities to Which Transaction Applies(1)	Per Unit Price or Other Underlying Value of Transaction(1)	Proposed Maximum Aggregate Value of Transaction(1)	Amount of Filing Fee(1)

Common Stock	1,287,501	$8.30	$10,686,258.30	$2,137.25

(1)
Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11(c)(1)(i) under the Securities Exchange Act of 1934, as amended. Estimate is based on average of high and low sale prices of the Registrant's common stock as reported on the New York Stock Exchange on October 4, 2001 pursuant to Rule 0-11(a)(1) under such Act.

/x/	Fee paid previously with preliminary materials:
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)
Amount previously paid:

2)
Form, Schedule or Registration Statement No.:

3)
Filing Party:

4)
Date Filed:

November 12, 2001

Dear Stockholder:

    You are cordially invited to attend the special meeting of stockholders of America First Mortgage Investments, Inc., which will be held on December 12, 2001 at 9:30 a.m. local time, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. Enclosed for your review are the proxy, proxy statement and notice of meeting for a special meeting of stockholders.

    At the special meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, an Agreement and Plan of Merger, dated as of September 24, 2001 (the "Merger Agreement"), among our company, America First Mortgage Advisory Corporation, a Maryland corporation and our external manager (the "Manager"), America First Companies L.L.C., a Delaware limited liability company and the principal stockholder of the Manager ("AFC"), and the other stockholders of the Manager (the "Manager Stockholders"). Pursuant to the Merger Agreement, the Manager will merge with and into our company, and we will become a self-advised real estate investment trust ("REIT"). Under the Merger Agreement, we will issue 1,287,501 shares of our common stock to the owners of the Manager.

    Since our inception, we have engaged the Manager to provide us, under the supervision of our Board of Directors, with management, advisory and other services. The consummation of the Merger would result in the discontinuance of the Manager and the existing advisory agreement with the Manager and allow us to become a self-advised REIT.

    The Merger Proposal is conditioned upon, among other things, the affirmative vote of a majority of the shares of our common stock voting at the special meeting of stockholders where the total vote cast represents over 50% of all of our outstanding shares of common stock entitled to vote on the Merger Proposal. Tucker Anthony Sutro Capital Markets ("Tucker") has rendered an opinion to a special committee of our Board of Directors (the "Special Committee"), which consisted of three of our independent directors who have no personal interest in the Merger, that the consideration to be paid by us to AFC and the Manager Stockholders is fair, from a financial point of view, to our company and our stockholders. Based on this fairness opinion and other considerations, the Special Committee has unanimously recommended to our Board of Directors that it approve the Merger Proposal.

    After careful consideration and advisement from the Special Committee, the Board of Directors (with the independent directors approving under a separate vote) has approved the Merger Proposal. The Board of Directors and the Special Committee believe that the terms of the Merger Proposal are fair to, and in the best interest of, our company and our stockholders. The Board recommends that you vote "FOR" the Merger Proposal.

    The Merger Proposal (as well as certain conflicts of interest that are involved in light of the affiliation between our company and the Manager) and other matters referred to above are more completely described in the accompanying Proxy Statement. We urge you to carefully review the Proxy Statement and accompanying appendices, which discuss the Merger Proposal in more detail. A copy of the Merger Agreement (without exhibits) and a copy of Tucker's fairness opinion are attached as Appendices A and B, respectively, to the accompanying Proxy Statement.

    We appreciate the support of our stockholders as we pursue our goal of becoming one of the leading mortgage REITs in the industry. We hope that after reading the accompanying materials, you will continue to support our objectives by voting "FOR" the Merger Proposal.

    Your vote is important to us, whether you own few or many shares. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the special meeting. If you attend the special meeting, you may, if you wish, withdraw your proxy and vote in person.

Sincerely,

Stewart Zimmerman
Chief Executive Officer

Questions and requests for assistance in voting your shares may be directed to Georgeson Shareholder Communications, Inc., which is assisting us with the solicitation of proxies, toll free at 800-223-2064.

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
399 Park Avenue
36th Floor
New York, New York 10022

NOTICE OF SPECIAL MEETING TO BE HELD ON
December 12, 2001

To the Stockholders of
America First Mortgage Investments, Inc.

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of America First Mortgage Investments, Inc., a Maryland corporation, will be held on December 12, 2001 at 9:30 a.m., local time, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

      1.  to consider and vote upon a proposal to approve the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, an Agreement and Plan of Merger, dated as of September 24, 2001, among our company, America First Mortgage Advisory Corporation, our external manager, America First Companies L.L.C., the principal stockholder of the Manager, and the other stockholders of the Manager; and

      2.  to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

    The merger proposal is more fully described in the accompanying Proxy Statement and appendices thereto, which form a part of this notice.

    The Board of Directors has fixed the close of business on November 9, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or adjournment or postponement thereof. Only stockholders of record on the record date will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder or his, her or its attorney or agent at our offices at 399 Park Avenue, 36th Floor, New York, New York 10022, at least ten days prior to the special meeting.

    Whether or not you plan to attend the special meeting, please execute, date and return promptly the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy voting in favor of any adjournments or postponements of the special meeting. If you are present at the special meeting you may, if you wish, withdraw your proxy and vote in person. You may also revoke your proxy at any time before the meeting either in writing or by notifying us. Thank you for your interest and consideration.

By Order of the Board of Directors,
Ronald A. Freydberg Secretary

November 12, 2001

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
399 Park Avenue
36th Floor
New York, New York 10022
SPECIAL MEETING OF STOCKHOLDERS
December 12, 2001
PROXY STATEMENT

   This Proxy Statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of stockholders to be held on December 12, 2001 at 9:30 a.m. local time at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, and any adjournments or postponements thereof.

   At the special meeting, our stockholders of record as of the close of business on November 9, 2001 (the "Record Date") will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, an Agreement and Plan of Merger dated as of September 24, 2001 (the "Merger Agreement"), among our company, America First Mortgage Advisory Corporation, a Maryland corporation and our external manager (the "Manager"), America First Companies L.L.C., a Delaware limited liability company and the principal stockholder of the Manager ("AFC"), and the other stockholders of the Manager (the "Manager Stockholders"). Pursuant to the Merger Agreement, the Manager will merge (the "Merger") with and into our company and we will become a self-advised real estate investment trust ("REIT"). Upon consummation of the Merger, the outstanding shares of common stock, par value $0.01 share, of the Manager (the "Manager Common Stock") will be converted into an aggregate of 1,287,501 shares of our common stock, par value $.01 per share.

   Because the proposed Merger is between affiliated parties and the members of our negotiating team as well as certain interlocking directors have conflicts of interest in connection therewith, our Board of Directors established a special committee of our Board of Directors (the "Special Committee"), which consisted of three of our independent directors who have no personal interest in the Merger, to direct the negotiations relating to the Merger on our behalf and to consider and make recommendations to our Board of Directors relating to the Merger Proposal. For a description of these conflicts, see "Risk Factors— Conflicts of Interest" and "The Merger Proposal—Conflicts of Interest."

   After careful consideration and advisement by the Special Committee, the Board of Directors (with the independent directors approving under a separate vote) has approved the Merger Proposal. The Board of Directors and the Special Committee believe that the terms of the Merger Proposal are fair to, and in the best interest of, our company and our stockholders. The Board of Directors recommends that you vote "FOR" the Merger Proposal.

   Our common stock is traded on the New York Stock Exchange under the symbol "MFA." On September 21, 2001 (the last full trading date prior to the announcement of the proposed Merger), the last reported sale price for our common stock on the NYSE was $7.80 per share. On November 8, 2001, the last reported sale price for our common stock on the NYSE was $7.84.

   No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein, and if given or made, such information or representation must not be relied upon as having been authorized by our company, the Manager, AFC, the Manager Stockholders or any other person. This Proxy Statement provides you with detailed information about the proposed transactions. We encourage you to read this document carefully.

   See "Risk Factors" on page 18 for a discussion of certain factors which should be considered in evaluating the Merger Proposal.

   This Proxy Statement and the accompanying form of proxy are first being mailed or delivered to our stockholders on or about November 12, 2001.

   The date of this Proxy Statement is November 12, 2001.

i

Accounting Treatment	39
THE MERGER AGREEMENT	40
Terms of the Merger	40
Indemnification	40
Representations and Warranties	41
Covenants	42
Employee Matters	42
Conditions to Consummation of the Merger	43
Amendment; Waiver; Termination	43
Resale of Shares of MFA Common Stock Issued in the Merger	44
Survival of Representations, Warranties and Covenants	44
Expenses and Fees	44
Registration Rights	44
PRINCIPAL STOCKHOLDERS/OWNERSHIP OF MANAGEMENT	46
FEDERAL INCOME TAX CONSIDERATIONS	47
General	47
Tax Treatment of the Merger	47
Built-in Gain Rules	47
Consequences of Merger on Our Qualification as a REIT—Earnings and Profits Distribution Requirement	47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	49
General	49
Results of Operations	49
Liquidity and Capital Resources	52
New Accounting Pronouncements	53
THE ADVISORY AGREEMENT	55
General	55
Compensation	55
Competition	55
Termination	56
CERTAIN TRANSACTIONS AND RELATIONSHIPS	57
INDEPENDENT ACCOUNTANTS	57
OTHER MATTERS	57
WHERE YOU CAN FIND MORE INFORMATION	58
EXHIBITS:
EXHIBIT A - THE MERGER AGREEMENT	A-1
EXHIBIT B - THE FAIRNESS OPINION	B-1

ii

INTRODUCTION

    This Proxy Statement is being furnished to holders of shares of our common stock in connection with the solicitation of proxies by our Board of Directors for use at a special meeting of stockholders (the "Special Meeting") to be held on December 12, 2001 at 9:30 a.m. local time at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, and any adjournments or postponements of that meeting. The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal (the "Merger Proposal") to approve the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, an Agreement and Plan of Merger, dated as of September 24, 2001 (the "Merger Agreement"), among our company, America First Mortgage Advisory Corporation (the "Manager"), a Maryland corporation, our external manager and a majority-owned subsidiary of America First Companies L.L.C. ("AFC"), AFC and the other stockholders of the Manager (the "Manager Stockholders"). Pursuant to the Merger Agreement, the Manager will merge (the "Merger") with and into our company and we will become a self-advised real estate investment trust ("REIT"). All references to "we," "us," "our company" or the "Company" refer to America First Mortgage Investments, Inc., a Maryland corporation. Our Board of Directors has fixed the close of business on November 9, 2001 as the record date (the "Record Date") for the Special Meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, the special meeting.

Q:
Why has the Merger been proposed?

A:
When we began operations in 1998, our Board of Directors determined that the size and scope of our business operations were insufficient to support the overhead associated with a self-advised structure. Accordingly, we have relied on the Manager and its affiliates to provide all personnel, utilities, equipment and supplies, insurance, accounting, administrative and other support services, office facilities and other items necessary for our business operations. Since that time, we have dramatically increased our equity base and asset size. In June 2001, we raised $67.1 million in net proceeds of new equity capital. Since then, we have invested all of the net proceeds thereof. Additionally, in November 2001, we raised $59.7 million in net proceeds of new equity capital. As a result of this growth in our capital base, our Board of Directors believes that our business operations have now achieved adequate size and scope to support internalization of these services. While the externally-advised structure made sense for our original operations, it is not a typical way to operate a public corporation. As a result, we believe that public equity investors and market analysts view us less favorably than they would if we were a self-advised company. We believe that this unfavorable perception will make it difficult for us to successfully raise further equity capital in the public securities markets. If we are not able to raise more equity capital, our ability to grow will be severely hampered. Therefore, we believe that becoming a self-advised REIT is critical to the long-term success of our company.

  In addition, we believe that the stock valuations for self-advised companies are generally higher than those of externally-advised companies, all other things being equal. While there can be no assurance that the conversion to a self-advised structure would increase the market price of our stock, we believe that remaining externally-advised will have a negative effect on our stock price over the long-term.

  We also expect that the Merger will increase our earnings per share on a prospective basis given current market conditions. While there can be no assurance that the Merger will be accretive to our earnings per share, the elimination of the anticipated fees payable to the Manager (which have recently increased due to the investment of the net proceeds from the June 2001 equity offering and which will further increase when we fully invest the net proceeds from our November 2001 equity offering) as a result of the Merger is expected to more than offset the estimated costs associated with being a self-advised company and the dilutive effect of the additional shares of common stock to be issued in the Merger. The positive impact on our earnings per share would increase further if we raise additional equity capital and invest the proceeds thereof in the future because a portion of the Manager's fee is based directly on the amount of our stockholders' equity and on our net asset value.

Q:
Why do you not just terminate the Advisory Agreement with the Manager?

A:
While we have the right to terminate the advisory agreement with the Manager, there are a number of reasons why our Board of Directors did not believe this to be in our best interest. The termination of the advisory agreement prior to its term, or the failure to renew it after its term ends, obligates us to pay the Manager a termination fee. The amount of this fee is to be determined by an independent appraisal. Further, the fee would be payable in cash which would reduce the amount of funds that we have available for investment. In addition, by terminating the advisory agreement with the Manager, we would risk losing the services of our current management team since these individuals are employees of the Manager and are subject to employment contracts with the Manager. These individuals are a highly experienced management team that has successfully led us from our inception, and our Board of Directors believes that they would be very difficult to replace, especially in the short-term. By acquiring the Manager, we avoid any discontinuity to our business as these individuals will automatically become our employees and will agree to modifications to their employment agreements that provide, among other things, certain non-competition covenants. Additionally, by issuing stock to our current management team in connection with the Merger, we will further align their interest with those of our other stockholders.

Q:
What is the effect of the Merger Proposal?

A:
Upon completion of the proposed Merger, the Manager will be merged with and into our company. As a result, we will become a self-advised REIT and will perform all the functions that the Manager previously performed for us. We will, however, continue to use another affiliate of AFC to manage our six multifamily apartment properties which represent less than 1% of our assets. We will issue a total of 1,287,501 shares of our common stock to the stockholders of the Manager.

Q:
How was the value of the Manager determined?

A:
The value of the Manager and the terms of the Merger Proposal were determined through negotiation between the Manager and a special committee of our Board of Directors (the "Special Committee"), which consisted of three of our independent directors who have no personal interest in the Merger.

  Because the stockholders of the Manager are our affiliates, the Special Committee retained Tucker Anthony Sutro Capital Markets ("Tucker") to issue an opinion that the consideration to be paid by us pursuant to the Merger is fair, from a financial point of view, to our company and our stockholders.

Q:
What vote is required to approve the Merger Proposal?

A:
Approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock, provided that the total votes cast represents over 50% of our outstanding common stock. If there are not enough votes to establish a quorum or to meet this voting requirement at the Special Meeting, we may propose an adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies. Therefore, please note that, by delivering a proxy to vote at the Special Meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of this Special Meeting.

Q:
What rights do I have if I oppose the Merger Proposal?

A:
You can vote against the Merger Proposal by indicating a vote against the Merger Proposal on your proxy card and by signing and mailing your proxy card, or by voting against the Merger Proposal in person at the Special Meeting. You are not, however, entitled to dissenters' or appraisal rights under Maryland law.

Q:
When do you expect the Merger to be completed?

A:
We hope to complete the Merger as quickly as possible after the Special Meeting.

Q:
What do I need to do now?

A:
After reading this Proxy Statement, just complete, sign and mail the enclosed proxy card in the enclosed return envelope as soon as possible. Even if you plan to attend the Special Meeting in person, we urge you to return your proxy card to assure the representation of your shares at the Special Meeting.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send us a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting will not, however, by itself revoke your proxy. If you hold your shares in "street name" and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
How does the Board of Directors recommend that I vote?

A:
After careful consideration and advisement by the Special Committee, our Board of Directors recommends that you vote "FOR" approval of the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement.

Q:
Who can help answer my questions?

A:
If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger Proposal, you should contact:
Georgeson Shareholder Communications, Inc.
Phone:	(800) 223-2064
or
America First Mortgage Investments, Inc. 399 Park Avenue 36th Floor New York, New York 10022 Attention: William S. Gorin
Phone:	(212) 935-8760

SUMMARY TERM SHEET

    The following is a summary of the material terms of the Merger Proposal as described in this Proxy Statement. You should carefully read this entire document as well as the additional documents to which it refers for a more complete description of the Merger Proposal.

•  The Special Meeting

  •
  General—This Proxy Statement is being furnished to our stockholders for use at the Special Meeting in connection with the approval of the issuance of 1,287,501 shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement. The Merger Agreement contemplates the merger of the Manager with and into our company and that we become a self-advised REIT as a result thereof. The Special Meeting will be held on December 12, 2001 at 9:30 a.m. local time at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. See "The Special Meeting—General."

  •
  Vote Required—Approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast by holders of our common stock, provided that the total votes cast represents over 50% of our outstanding common stock. See "The Special Meeting—Vote Required."

  •
  Record Date—Only holders of record of shares of our common stock as of the close of business on November 9, 2001 are entitled to notice of, and to vote at, the Special Meeting. See "The Special Meeting—Record Date; Shares Entitled to Vote."

•  The Merger Proposal

    At the Special Meeting, holders of shares of our common stock will be asked to consider and vote upon a proposal to approve the issuance of 1,287,501 shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement.

  •
  Parties to the Merger

  •
  America First Mortgage Investments, Inc.—We invest in adjustable-rate mortgage-backed securities that we acquire in the secondary market.

  •
  America First Mortgage Advisory Corporation—The Manager manages our day-to-day operations and advises us on various facets of our business under an advisory agreement.

  •
  Effect of the Merger—Upon the closing of the Merger, we will become a self-advised REIT and will cease to pay any fees under the advisory agreement. Based on current market conditions, we believe that the Merger will be accretive to our earnings per share on a prospective basis. However, as a result of becoming a self-advised REIT, we will incur additional administrative and other expenses.

  •
  Our Board of Directors recommends that you vote for the Merger Proposal—After careful consideration and advisement from the Special Committee, our Board of Directors approved the Merger Proposal and determined that the Merger Proposal is fair to, and in the best interests of, our company and our stockholders. Our Board of Directors recommends that you vote "FOR" the Merger Proposal. See "The Merger Proposal—Background—Reasons for the Merger and—Recommendations of the Special Committee and the Board of Directors."

  •
  Financial Advisor Opinion—The Special Committee retained Tucker Anthony Sutro Capital Markets to act as its financial advisor and to deliver a written opinion as to the fairness, from a financial point of view, to our company and our stockholders of the consideration to be paid by our company to AFC and the Manager Stockholders in the Merger. Tucker delivered its written opinion to the Special Committee to the effect that the consideration to be paid by us pursuant to the Merger Agreement is fair, from a financial point of view, to our company and our stockholders. "The Merger Proposal—Opinion of the Financial Advisor to the Special Committee."

  •
  Interests of Directors and Officers—Some of our officers and directors have interests and arrangements that may be different from, or in addition to, your interests as stockholders. See "Risk Factors—Conflicts of Interest" and "The Merger Proposal—Conflicts of Interest."

  •
  Indemnification—In the Merger Agreement, our company, AFC and the Manager Stockholders have agreed, subject to certain limitations, to indemnify each other for damages arising from certain matters following the Effective Time. See "The Merger Agreement—Indemnification."

  •
  Registration Rights Agreement—The shares of our common stock to be issued pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended. In connection with the Merger, our company, AFC and the Manager Stockholders will enter into a registration rights agreement with respect to such shares. See "The Merger Agreement—Registration Rights."

  •
  Tax Treatment of the Merger—We believe that the Merger will constitute a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Considerations—Tax Treatment of the Merger."

SUMMARY OF THE PROXY STATEMENT

    This summary highlights some information from this Proxy Statement. Because it is a summary, it does not contain all of the information that you should consider in making your decision as to how to vote your shares. You should read the entire Proxy Statement carefully, including the section entitled "Risk Factors" and the summary and pro forma financial statements and the related notes to those statements included in this Proxy Statement.

The Special Meeting

Date, Time and Place	The Special Meeting will be held on December 12, 2001 at 9:30 a.m. local time at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. See "The Special Meeting—General."
Record Date
Only holders of record of shares of our common stock as of the close of business on November 9, 2001 are entitled to notice of, and to vote at, the Special Meeting. On that date, 27,034,850 shares of our common stock were outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. See "The Special Meeting—Record Date; Shares Entitled to Vote."
Matters to be Considered
At the Special Meeting, holders of shares of our common stock will be asked to consider and vote upon a proposal to approve the issuance of 1,287,501 shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement. See "The Special Meeting—Matters to be Considered."
Vote Required
Neither the General Corporation Law of the State of Maryland (the "MGCL") nor our Articles of Incorporation or Bylaws requires us to obtain stockholder approval of the Merger Proposal. However, New York Stock Exchange ("NYSE") policies require stockholder approval of the Merger Proposal and such requirement will be satisfied if the Merger Proposal is approved by the affirmative vote of a majority of the votes cast by holders of our common stock, provided that the total votes cast represents over 50% of our outstanding common stock. Abstentions will not be counted as a vote cast. See "The Special Meeting—Vote Required." Each of the Board of Directors and stockholders of the Manager has approved the Merger Proposal.

The Merger Proposal
Effect of the Merger
Upon the closing of the Merger, the Manager will merge with and into our company. We will become a self-advised REIT and will cease to pay any fees under the advisory agreement. However, as a result of becoming a self-advised REIT, we will incur additional administrative and other expenses. Following consummation of the Merger, we anticipate that employees who are currently employed by the Manager will continue to work for us. Based on current market conditions, we believe that the Merger will be accretive to our earnings per share on a prospective basis.

Pursuant to the Merger Agreement, the outstanding shares of the Manager's common stock will be converted into an aggregate of 1,287,501 shares of our common stock (the "Merger Consideration") which will represent 4.5% of our issued and outstanding shares of common stock following the consummation of the Merger.
America First Mortgage Investments
We began operations in 1998 and contracted with the Manager to provide us with all personnel, utilities, equipment and supplies, insurance, accounting, administrative and other support services, office facilities and other items necessary for our business operations. As a result of the Merger, the Manager will cease to exist and we will become a self-advised REIT. We will, however, continue to use another affiliate of AFC to manage our six multifamily apartment properties which represent less than 1% of our assets. Such property management contracts are terminable by us on 30 days written notice. Our principal executive office is located at 399 Park Avenue, 36th Floor, New York, New York 10022 and our telephone number is (212) 935-8760. See "The Merger Proposal—America First Mortgage Investments, Inc."
America First Mortgage Advisory Corporation
The Manager is a majority-owned subsidiary of AFC. The Manager manages our day-to-day operations and advises us on various facets of our business under an advisory agreement. At present, all of our officers and other personnel managing our affairs are employees of the Manager or AFC. The Manager's principal executive office is located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and its telephone number is (402) 444-1630. See "The Merger Proposal—America First Mortgage Advisory Corporation."

Recommendations of the Special Committee and the Board of Directors
Because the Merger is between affiliated parties and certain of our executive officers and directors have conflicts of interest in connection therewith, our Board of Directors established a Special Committee which consisted of three of our independent directors, who are not members of management or employees or owners of the Manager or AFC and who have no personal interest in the Merger, to consider and make recommendations to our Board of Directors relating to our internalization and to direct any negotiations relating thereto on our behalf. In connection therewith, the Special Committee retained Tucker to act as its financial advisor and to deliver a written opinion as to the fairness, from a financial point of view, to our company and our stockholders of the Merger Consideration. See "The Merger Proposal—Opinion of the Financial Advisor to the Special Committee." After careful consideration, the Special Committee has determined the Merger Agreement to be fair to, and in the best interests of, our company and our stockholders and has unanimously recommended that the Board of Directors approve the Merger Proposal. The Board of Directors, after carefully considering the recommendation of the Special Committee and certain other factors, has approved (with the independent the directors approving under a separate vote) the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement and recommends that our stockholders approve the Merger Proposal. For a discussion of the factors considered by the Special Committee and the Board of Directors, see "The Merger Proposal—Background—Reasons for the Merger" and "—Recommendations of the Special Committee and the Board of Directors."
Opinion of Financial Advisor
Tucker has delivered its written opinion, dated September 24, 2001, to the Special Committee to the effect that, as of the date of its opinion and subject to certain assumptions, qualifications and limitations stated in such opinion, the consideration to be paid by us to AFC and the Manager Stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to our company and our stockholders. This opinion is attached as Annex B to this Proxy Statement. We strongly encourage you to read this opinion in its entirety. The analyses performed by Tucker are summarized in this Proxy Statement under the caption "The Merger Proposal—Opinion of the Financial Advisor to the Special Committee."

Effective Time of the Merger
Promptly following the satisfaction or waiver (where permissible) of the conditions to the Merger, the Merger will be consummated and become effective on the date and at the time the articles of merger are duly filed with the State Department of Assessments and Taxation of the State of Maryland or such later date and time as may be specified in such articles of merger (the "Effective Time"). See "The Merger Agreement—Terms of the Merger—Effective Time of the Merger and—Conditions to Consummation of the Merger." We anticipate that, if approved, the Merger will become effective on or about January 1, 2002 (the "Closing Date").
Conditions of the Merger
The Merger is subject to the satisfaction or waiver (where permissible) on or prior to the Closing Date of certain conditions set forth in the Merger Agreement. See "The Merger Agreement—Conditions to Consummation of the Merger."
Termination
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Proposal by our stockholders, by mutual written consent of our company and the Manager or by either us or the Manager under certain circumstances, including if any required vote of our stockholders has not been obtained. See "The Merger Agreement—Amendment; Waiver; Termination."
Indemnification
In the Merger Agreement, we, AFC and the Manager Stockholders have agreed, subject to certain limitations, to indemnify each other for damages arising from certain matters following the Effective Time. AFC and the Manager Stockholders will deposit into escrow shares of our common stock they receive in the Merger having a value of $2,750,000, for the first year following the Effective Time and having a value of $1,600,000 for the following two years to cover their indemnification obligations. Alternatively, in lieu of escrowing such shares, they may obtain an insurance policy for our benefit to cover their indemnification obligations, subject to approval of such insurance policy by the Special Committee. The insurance policy will provide coverage up to $2,750,000, and we will not be subject to any deductible or reduction requirements. The value of the shares of common stock deposited in escrow, or, alternatively, the insurance policy coverage, also constitutes the limit on any liabilities of AFC and the Manager Stockholders arising under the Merger Agreement. See "The Merger Agreement—Indemnification."

Tax Treatment of the Merger
We believe that the Merger will constitute a tax-free reorganization for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Considerations—Tax Treatment of the Merger."
Accounting Treatment
For accounting purposes, the Merger is not considered the acquisition of a "business" for purposes of applying Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations" and, therefore, the market value of the common stock issued, valued as of the consummation of the Merger, in excess of the fair value of the net tangible assets acquired will be charged to operating income rather than capitalized as goodwill. See "The Merger Proposal—Accounting Treatment."
Restrictions on Resale of Shares of our common stock Issued in the Merger
Pursuant to the Merger Agreement, AFC and the Manager Stockholders have agreed not to sell or otherwise transfer any shares of our common stock received by them as consideration in the Merger for a 12-month period commencing at the Effective Time; provided, however, that AFC may sell up to 20% of the shares of our common stock it receives in the Merger in accordance with applicable securities laws. See "The Merger Agreement—Resale of Shares of our Common Stock Issued in the Merger."
Registration Rights Following the Merger
The shares of our common stock to be issued pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Merger, we, AFC and the Manager Stockholders will enter into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which AFC and the Manager Stockholders, among other things, (i) may require us to register up to two transactions in which AFC and/or the Manager Stockholders may potentially sell all of such shares under certain circumstances and subject to certain limitations and (ii) will have piggyback registration rights. See "The Merger Agreement—Registration Rights."
Business of the Manager Pending the Merger
Except to the extent permitted by the Merger Agreement, the Manager will conduct its business in the ordinary course and will not engage in certain actions specified in the Merger Agreement. See "The Merger Agreement—Covenants."

Our Management Following the Merger
Each of Stewart Zimmerman, our Chief Executive Officer; William S. Gorin, our Chief Financial Officer, Executive Vice President and Treasurer; and Ronald A. Freydberg, our Executive Vice President and Secretary have expressed their current intentions to continue to serve in such roles subsequent to the Closing Date. As part of the Merger, we will assume the current employment contracts of each of Messrs. Zimmerman, Gorin and Freydberg, subject to certain modifications. See "The Merger Agreement—Employee Matters."
Conflicts of Interests
Certain of our directors and executive officers who were involved in discussions and negotiations relating to the Merger Proposal have interests in connection with the Merger Proposal that are in addition to, or conflict with, our company and our stockholders. In particular, our executive officers, Messrs. Zimmerman, Gorin and Freydberg, are employees of, and in the aggregate own 20% of, the Manager. Mr. Michael B. Yanney, our Chairman of the Board of Directors, and Mr. George H. Krauss, one of our directors, beneficially own approximately 57% and 17%, respectively, of AFC, which owns 80% of the Manager. In addition, Messrs. Zimmerman and Gorin own, in the aggregate, approximately 3% of AFC. Therefore, the Merger will result in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of our common stock as a result of the consummation of the Merger.

As of November 9, 2001, our executive officers and directors beneficially owned approximately 2.9% of our issued and outstanding shares of our common stock and Messrs. Yanney, Zimmerman, Gorin, Freydberg and Krauss beneficially owned approximately 2.8%. Following the issuance of the shares of our common stock in the Merger, such individuals will beneficially own approximately 7.1%. As a result of such increased ownership, they could exert greater influence on our company and would represent a higher percentage of the vote for any action requiring stockholder approval. These individuals have all indicated that they will vote in favor of the Merger Proposal.

In addition, the Merger Proposal will result in an increase in the salaries of Messrs. Zimmerman, Gorin and Freydberg and the establishment of a minimum bonus pool for them at the time we assume their employment contracts. See "The Merger Agreement—Employee Matters." Accordingly, these individuals have an economic interest in the completion of the Merger that may be in conflict with our interests or those of our stockholders. See "Risk Factors—Conflicts of Interest" and "The Merger Proposal—Conflicts of Interest."

In order to mitigate the potential conflicts of interest involved in the negotiation of the terms of the Merger Proposal, the Special Committee, consisting of three of our independent directors who have no conflicting interests, own no interest in the Manager and have no personal interest in the Merger, was responsible for negotiating the terms of the Merger Agreement on our behalf. The Special Committee approved the Merger Proposal and unanimously recommended it for approval to our full Board of Directors.

Each of Tucker, who acted as financial advisor to the Special Committee, and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), who conducted an appraisal of the Manager on behalf of the Manager, co-managed our common stock offerings which was completed on June 27, 2001 and November 7, 2001, respectively, and may in the future, from time to time, provide us with investment banking, financial advisory and other services for which they may earn a fee.
Regulatory Matters	No material regulatory approvals are required in order to effect the Merger. See "The Merger Proposal—Regulatory Matters."
Risk Factors	There are a number of risk factors that you should consider before returning your proxy. See "Risk Factors" for factors which should be considered in evaluating the Merger Proposal.
No Dissenters' Rights of Appraisal	Under Maryland law, holders of shares of our common stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.

Recommendation to our Stockholders

    After careful consideration and advisement by the Special Committee, the Board of Directors (with the independent directors approving under a separate vote) has approved the Merger Proposal. The Board of Directors and the Special Committee believe that the terms of the Merger Proposal are fair to, and in the best interest of, our company and our stockholders. The Board of Directors recommends that you vote "FOR" the Merger Proposal.

Deadlines for Stockholder Proposals

    The deadline for submitting stockholder proposals for inclusion in our proxy statement for our annual meeting is December 14, 2001.

SELECTED FINANCIAL DATA

    The operating data for the years ended December 31, 1998, 1999 and 2000 and the balance sheet data as of December 31, 1999 and 2000 are derived from our financial statements and notes thereto included elsewhere in this Proxy Statement and which have been audited by PricewaterhouseCoopers LLP, our independent auditors. On April 9, 1998, we merged with America First Participating/Preferred Equity Mortgage Fund Limited Partnership ("Prep Fund 1") and America First PREP Fund 2 Limited Partnership ("Prep Fund 2") and acquired 99% of the limited partner interests in America First PREP Fund 2 Pension Series Limited Partnership (the "Pension Fund," and collectively with Prep Fund 1 and Prep Fund 2, the "PREP Funds"). Operating data for the year ended December 31, 1998 reflect the combined operating data of our company and PREP Fund 1 through the date of such merger and of our company after the date of such merger. No operating data for PREP Fund 2 and Pension Fund is included in our operating data for the period prior to April 9, 1998 because PREP Fund 1 is treated as our sole predecessor for accounting purposes. Operating data for the years ended December 31, 1997 and 1996 and the balance sheet data as of December 31, 1996, 1997 and 1998 are derived from financial statements of our company and PREP Fund 1 that are not included in this Proxy Statement. Operating data for the years ended December 31, 1997 and 1996 are the operating data of PREP Fund 1. Balance sheet data as of December 31, 1998 is that of our company. Balance sheet data as of December 31, 1997 is that of our company and PREP Fund 1. Balance sheet data as of December 31, 1996 is that of PREP Fund 1. The operating data for the nine months ended September 30, 2000 and 2001, and the balance sheet data as of September 30, 2001 are derived from our unaudited financial statements and notes thereto included elsewhere in this Proxy Statement. The following selected financial data should be read in conjunction with our financial statements and the notes thereto appearing elsewhere in this Proxy Statement and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	For the Nine Months Ended September 30,			For the Year Ended December 31,
	2001		2000	2000		1999		1998		1997	1996
Operating Data:
Mortgage securities income	$32,112,855		$24,923,364	$33,390,494		$24,302,401		$8,240,535		$2,654,975	$3,011,347
Corporate debt securities income	1,261,464		897,031	1,335,974		674,747		164,738		—	—
Dividend income	568,974		722,316	928,310		331,233		—		—	—
Interest income on cash and cash equivalents	597,699		473,965	645,013		365,897		588,688		569,624	442,931
Income from other investments	3,173,940	(1)	3,414,020	3,670,199	(3)	3,012,688	(5)	726,883		606,582	504,611
Net gain (loss) on investments	(374,588)		172,311	456,398		54,994		414,951		—	—
General and administrative expenses	(3,335,995	)(2)	(1,968,683)	(2,457,196	)(4)	(2,672,333	)(6)	(2,095,407)		(1,405,514)	(895,961)
Interest expense on borrowed funds	(22,625,910)		(22,421,158)	(30,103,076)		(18,465,529)		(4,619,500)		—	—
Minority interest	—		—	—		(4,218)		(3,353)		—	—

Net income	$11,378,439		$6,213,166	$7,866,116		$7,599,880		$3,417,535	(7)	$2,425,667	$3,062,928

Net income, basic, per share	$0.92		$0.70	$0.89		$0.84		$0.32	(7)	N/A	N/A
Net income, fully diluted, per share	$0.92		$0.70	$0.89		$0.84		$0.32	(7)	N/A	N/A
Net income, basic, per exchangeable unit	N/A		N/A	N/A		N/A		$0.08	(7)	$0.42	$0.52
Net income, fully diluted, per exchangeable unit	N/A		N/A	N/A		N/A		$0.08	(7)	$0.42	$0.52
Net income per passthrough certificate	N/A		N/A	N/A		N/A		N/A		N/A	$1,201.57

Dividends declared per common share or cash distributions paid or accrued per exchangeable unit	$0.565	$0.435	$0.59	$0.67	$1.06	$1.06	$1.06
Cash distributions paid or accrued per passthrough certificate	N/A	N/A	N/A	N/A	N/A	—	$2,428.25
	As of September 30,	As of December 31,
	2001	2000	1999	1998	1997	1996
Balance Sheet Data:
Investment in mortgage securities	$1,369,019,391	$470,575,671	$475,719,711	$241,895,462	$33,506,388	$37,322,028
Investment in corporate debt securities	9,187,159	15,665,727	8,020,026	4,673,127	—	—
Investment in corporate equity securities	5,444,507	9,010,538	3,130,823	1,153,800	—	—
Total assets — Company	1,443,315,432	522,490,312	524,384,473	264,668,902	1,000	—
Total assets — Predecessor	N/A	N/A	N/A	N/A	54,439,993	60,144,705
Repurchase agreements	1,280,934,852	448,583,432	452,101,803	190,250,084	—	—
Total stockholders' equity	150,503,692	69,911,496	67,614,613	70,932,757	1,000	—
Total partners' capital	N/A	N/A	N/A	N/A	46,252,826	49,702,829

(1)
Includes income of approximately $2,600,000 resulting from the sale of an undivided interest in the net assets of an assisted living center as described in Note 6 to our unaudited financial statements for the nine months ended September 30, 2001 under "Financial Information."

(2)
Includes an incentive advisory fee of approximately $511,000 earned by the Manager in connection with the sale described in (1) above

(3)
Includes income of approximately $2,600,000 resulting from the sale of the underlying real estate of an unconsolidated real estate limited partnership as described in Note 6 to our audited financial statements for the year ended December 31, 2000 under "Financial Information."

(4)
Includes an incentive advisory fee of approximately $519,000 earned by the Manager in connection with the sale described in (3) above.

(5)
Includes income of approximately $2,163,000 resulting from the sale of undivided interests in the net assets of four assisted living centers as described in Note 6 to our audited financial statements for the year ended December 31, 2000 under "Financial Information."

(6)
Includes an incentive advisory fee of approximately $433,000 earned by the Manager in connection with the sale described in (5) above.

(7)
Included in 1998 income is net income of $486,466 relating to the operations for the period from January 1, 1998 through our merger with the Prep Funds on April 9, 1998. The income for the applicable periods is reflected in the per share and exchangeable unit information, as applicable.

UNAUDITED SUMMARY SELECTED PRO FORMA FINANCIAL DATA

    The following tables set forth our selected financial data on a pro forma basis after giving effect for the Merger. The unaudited pro forma operating data for the nine months ended September 30, 2001 (assuming completion of the transaction) and for the year ended December 31, 2000 (assuming completion of the transaction) is presented as if the transaction had occurred on January 1, 2000. The unaudited pro forma balance sheet as of September 30, 2001 (assuming completion of the transaction) is presented as if the transaction had occurred on September 30, 2001.

    The pro forma information is based upon assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Proxy Statement. The pro forma information is unaudited and is not necessarily indicative of what our financial position and results of operations would have been as of and for the dates or periods indicated, nor does it purport to represent the future financial position and results of operations for future dates or periods.

    As more fully discussed in "Managements Discussion and Analysis of Financial Condition and Results of Operations," on June 27, 2001 we completed a $67.1 million equity offering.

Unaudited Company Pro Forma
Summary Selected Financial Data

	Pro Forma for the Nine Months Ended September 30, 2001(1)	Pro Forma for the Year Ended December 31, 2000(1)
Operating Data:
Mortgage securities income	$32,112,855	$33,390,494
Corporate debt securities income	1,261,464	1,335,974
Dividend income	568,974	928,310
Interest income on cash and cash equivalents	597,699	645,013
Income from other investments	3,173,940	3,670,199
Net gain (loss) on investments	(374,588)	456,398
General and administrative expenses	(1,746,024)	(2,302,393)
Interest expense on borrowed funds	(22,625,910)	(30,103,076)

Net income	$12,968,410	$8,020,919

Net income, basic, per share	$0.95(2)	$0.79(2)
Net income, diluted, per share	$0.95(2)	$0.79(2)
Pro Forma as of September 30, 2001
Balance Sheet Data:
Investment in mortgage securities	$1,369,019,391
Investment in corporate debt securities	9,187,159
Investment in corporate equity securities	5,444,507
Total assets	1,442,398,432
Repurchase agreements	1,280,934,852
Total stockholders' equity(1)	149,586,692

(1)
Does not give effect to the November 2001 equity offering.
(2)
Included in the pro forma results of operations are gains of approximately $2,600,000 in each of the nine month period ended September 30, 2001 and the year ended December 31, 2000. Excluding the effects of these gains, the pro forma operating results would have been $0.76 basic and $0.76 diluted per share for the nine month period ended September 30, 2001 and $0.53 basic and $0.53 diluted per share for the year ended December 31, 2000, respectively.

MARKET INFORMATION

The Company

    Our common stock currently is listed on the NYSE under the symbol "MFA" and began trading on the NYSE on April 10, 1998. The table below sets forth, for the fiscal periods indicated, the high and low sale prices per share of our common stock on the NYSE and the distributions declared relating to such periods.

	Sales Price Per Share of Our Common Stock
			Distribution Declared
	High	Low
2001
First Quarter	$7.50	$5.00	$0.165
Second Quarter	$8.00	$6.75	$0.175
Third Quarter	$8.69	$7.25	$0.225
Fourth Quarter (through November 8, 2001)	$8.90	$7.75	N/A
2000
First Quarter	$5.81	$4.50	$0.140
Second Quarter	$5.63	$4.50	$0.140
Third Quarter	$5.94	$4.94	$0.155
Fourth Quarter	$5.75	$4.75	$0.155

    On September 21, 2001, the last full trading day prior to announcement of the proposed Merger, the last reported NYSE sale price per share of our common stock was $7.80. On November 8, 2001, the last reported NYSE sale price per share of our common stock was $7.84.

    Holders of shares of our common stock are entitled to receive distributions when, as and if declared by our Board of Directors out of any assets legally available for payment. In order to maintain our status as a REIT under the Code, we are required to distribute annually to our stockholders at least 90% of our "REIT Taxable Income," which is generally defined as taxable income from operations (net of depreciation deductions), excluding gains from the sale of properties.

The Manager

    There is no public market for shares of the Manager's common stock. As of the date hereof, AFC was the principal holder of the Manager's common stock.

RISK FACTORS

    The following factors should be considered carefully by our stockholders in connection with voting upon the Merger Proposal and the transactions contemplated thereby.

The Parties Negotiating the Terms of the Merger Proposal have Conflicts of Interest.

    Certain of our directors and executive officers who were involved in discussions and negotiations relating to the Merger Proposal have interests in connection with the Merger Proposal that are in addition to, or conflict with, our company and our stockholders. In particular, our executive officers, Messrs. Zimmerman, Gorin and Freydberg, are employees of, and in the aggregate own 20% of, the Manager. Mr. Michael B. Yanney, our Chairman of the Board of Directors, and Mr. George H. Krauss, one of our directors, beneficially own approximately 57% and 17%, respectively, of AFC, which owns 80% of the Manager. In addition, Messrs. Zimmerman and Gorin own, in the aggregate, approximately 3% of AFC. Therefore, the Merger will result in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of our common stock as a result of the consummation of the Merger.

    As of November 9, 2001, our executive officers and directors beneficially owned approximately 2.9% of our issued and outstanding shares of our common stock and Messrs. Yanney, Zimmerman, Gorin, Freydberg and Krauss beneficially owned approximately 2.8%. Following the issuance of the shares of our common stock in the Merger, such individuals will beneficially own approximately 7.1%. As a result of such increased ownership, they could exert greater influence on our company and would represent a higher percentage of the vote for any action requiring stockholder approval. These individuals have all indicated that they will vote in favor of the Merger Proposal.

    In addition, the Merger Proposal will result in an increase in the salaries of Messrs. Zimmerman, Gorin and Freydberg and the establishment of a minimum bonus pool for them at the time we assume their employment contracts. See "The Merger Agreement—Employee Matters." Accordingly, these individuals have an economic interest in the completion of the Merger that may be in conflict with our interests or those of our stockholders. See "Risk Factors—Conflicts of Interest" and "The Merger Proposal—Conflicts of Interest."

    As a result, the Merger Proposal may not be considered to have been negotiated in a completely arm's-length manner. Although our Board of Directors established the Special Committee to ensure that the Merger Proposal would be considered by persons who did not have any conflicts of interest in the Merger, there can be no assurance that the terms of the Merger Proposal are the same as would have been obtained in negotiations between unrelated parties. See "The Merger Proposal—Background and—Conflicts of Interest."

    Each of Tucker, who acted as financial advisor to the Special Committee, and FBR, who conducted an appraisal of the Manager on behalf of the Manager, co-managed our common stock offerings which were completed on June 27, 2001 and November 7, 2001, respectively, and may in the future, from time to time, provide us with investment banking, financial advisory and other services for which they may earn a fee.

Our Earnings per Share may Decrease as a Result of the Merger.

    We cannot assure you that the cost savings we anticipate from no longer paying the base and incentive advisory fees to the Manager will offset the additional expenses that we will incur as a self-advised REIT. These additional expenses will include all of the salaries and benefits of our executive officers and the other employees we will need to operate our company after the Merger. Even if our earnings are not adversely affected, our earnings per share may decrease because we will be issuing additional shares of our common stock as Merger Consideration. These additional shares will represent approximately 4.5% of the total number of shares outstanding after the Merger. If the Merger is not completed, the amount of the base and incentive advisory fees payable to the Manager will depend on a number of factors, including the amount of additional equity, if any, that we are able to raise and the profitability of our business. Therefore, the exact amount of future fees that we would pay to the Manager cannot be predicted with complete accuracy. If the expenses we assume are higher than we anticipate or the fees payable in the future to the Manager would have been lower than we anticipate, our net income per share may decrease as a result of the Merger. If we had completed the Merger as of January 1, 2001, our pro forma earnings per share for the year ended September 30, 2001 would have been marginally higher than our actual earnings per share for those periods. See "Pro Forma Financial Information."

    However, we recently completed equity offerings with net proceeds of approximately $67.1 million and $59.7 million (assuming the underwriter's overallotment is not exercised) on June 27, 2001 and November 7, 2001, respectively. These offerings have substantially increased our equity base and, through the investment of the net proceeds thereof, the scope of our investment operations, which are the determinitive factors upon which the Manager currently receives its base and incentive advisory fees. Because of the timing of those offerings, their impact on the overall fees to the Manager is not fully reflected in the historical results of operations upon which the pro forma financial information is based. As a consequence, based on current fee levels and market conditions, we anticipate that the Merger will be more accretive to our earnings per share on a prospective basis as compared to earnings per share from continuing operations under the terms of the existing advisory agreement than is reflected in the pro forma historical results contained in this proxy statement. Similar economies of scale are anticipated to arise from any additional offerings and resultant expansion of operations which we may complete. However, there can be no assurance that such offerings will be completed or that market conditions would not adversely change.

The Merger will Reduce our Book Value per Share.

    The issuance of 1,287,501 additional shares in the Merger will increase the number of our shares of common stock outstanding without increasing our net worth. As a result, the pro forma book value per share as of September 30, 2001, as also adjusted for the effects of our common stock offering we completed as of November 7, 2001 (assuming the underwriter's allotment is not exercised), will decline by $0.39 per share and current stockholders will experience a 5.0% dilution of their current ownership interest in our company.

The Number of Shares we Issue in the Merger will not Change to Reflect Changes in the Relative Value of our Company and the Manager after the Date the Merger Agreement was Signed.

    The number of shares of our common stock that we will issue in the Merger is fixed. Therefore, it will not be reduced even if the market price of our common stock increases after the date the Merger Agreement was signed. Likewise, it will not be reduced even if the value of the Manager goes down after that date. The relative value of our company may change because of the financial or other results of our company, changes in the economic sector in which our company operates, changes in economic conditions generally and other factors that might affect the business, condition and prospects of our company.

    Furthermore, we do not intend to obtain an updated fairness opinion from Tucker. Changes in the operations and prospects of our company and the Manager, general market and economic conditions and other factors which are beyond our control, on which the opinion of Tucker is based, may have altered the relative value of the companies after the date of the original fairness opinion.

The Merger may Cause Us to Lose Our REIT Status for Tax Purposes.

    In order to maintain our status as a REIT for federal income tax purposes, we are not permitted to have current or accumulated earnings and profits carried over from the Manager. If the IRS successfully asserts that we acquired current or accumulated earnings and profits from the Manager and failed to distribute, during the taxable year in which the Merger occurs, all of such earnings and profits, we would lose our REIT qualification for the year of the Merger, as well as any other taxable years during which we held such acquired earnings and profits, unless, in the year of such determination, we make an additional distribution of the amount of earnings and profits determined to be acquired from the Manager. In order to make such an additional distribution, we could be required to borrow funds or sell assets even if prevailing market conditions were not generally favorable. For any taxable year that we fail to qualify as a REIT, we would not be entitled to a deduction for dividends paid to our stockholders in calculating our taxable income. Consequently, our net assets and distributions to our stockholders would be substantially reduced because of our increased tax liability. Furthermore, to the extent that distributions had been made in anticipation of our qualification as a REIT, we might also be required to borrow additional funds or to liquidate certain of our investments in order to pay the applicable tax on our income. See "Federal Income Tax Considerations—Consequences of Merger on Our Qualification as a REIT—Earnings and Profits Distribution Requirement."

    We will obtain a study from PricewaterhouseCoopers LLP to determine whether the Manager, as of the date of the Merger, would otherwise have current or accumulated earnings and profits. Based on such study, and subject to the assumptions and qualifications contained therein, we anticipate that as of the Effective Time the Manager will not have any current or accumulated earnings and profits, although there can be no assurance of this.

We may Lose Certain Intangible Benefits from Being Associated with AFC.

    Since our inception, the Manager has handled our day-to-day operations. We believe that we have realized benefits from AFC's mortgage banking experience, management expertise and capital markets presence. Although we and AFC will continue to have certain interlocking directors and ongoing arrangements and AFC will become a more significant stockholder of our company as contemplated by the Merger Agreement, our association with AFC may become less certain as a result of the Merger. Accordingly, we may lose some or all of the intangible benefits previously enjoyed from our relationship with AFC. In addition, once we become self-advised, certain contractual remedies that we might have asserted against our Manager for failure to perform its obligations under the advisory agreement will not longer be available to us.

After the Merger we will be Dependent on our own Executives and Employees.

    As an externally-advised company, we rely on the Manager to provide us with all personnel necessary for the operation of our business. As a result, the services of the Manager's employees, as well as the employees of AFC, are available to us. After the Merger, we will rely on our own employees to operate our business, and will not be able to rely on employees of the Manager and AFC. As a result, we will depend on a smaller group of executive officers and employees to operate our business after the Merger. Accordingly, the loss of the services of any key employee, particularly one of our executive officers, may have a negative effect on our business operations.

After the Merger we will be Subject to Potential Liability as an Employer.

    At present, we do not directly employ any employees or maintain any benefit or retirement plans. As a result of the Merger, we will directly employ persons who are currently employees of the Manager and will establish certain retirement and other employee benefit plans. As an employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers' disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances and we will bear the costs of the establishment and maintenance of such plans.

The Issuance of our Shares in Connection with the Merger may be Subject to Registration Under Securities Laws.

    We do not intend to register the shares of our common stock to be issued in the Merger under federal securities laws and will rely on an exemption for sales not involving a public offering. If the issuance of our shares in the Merger is considered to be a part of the same plan of financing as the issuance of shares in our November 2001 equity offering, or is otherwise deemed to be integrated into the offering, then this exemption for a non-public offering may not be available to us. This may result in the stockholders of the Manager having a right to rescind the shares issued in the Merger in exchange for cash, which would reduce our capital and cash available for investment.

The Recent Terrorist Attacks in the United States may have a Negative Effect on our Earnings.

    The terrorist attacks which occurred in New York City and Washington, D.C. on September 11, 2001, and the subsequent military actions taken by the United States and its allies in response, have caused significant uncertainty in the global financial markets. While the short-term and long-term effects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that short-term interest rates may be affected by these events. If short-term interest rates increase rapidly, it would cause our borrowing costs to increase faster than increases in the interest rates we earn on our adjustable rate mortgage-backed securities. If that were to happen, our earnings would be negatively affected. In addition, the rate of prepayment on the mortgages underlying our mortgage-backed securities could increase as a result of adverse economic conditions, changes in interest rates and other factors, all of which could be affected by the events of September 11, 2001 and their aftermath.

FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains or incorporates by reference certain forward-looking statements. When used, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, including those relating to:

  •
  increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities;

  •
  changes in short-term interest rates;

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  the costs associated with operating our business both prior to and following the Merger;

  •
  our ability to use borrowings to finance our assets;

  •
  risks associated with investing in real estate, including changes in business conditions and the general economy;

  •
  changes in government regulations affecting our business; and

  •
  our ability to maintain our qualification as a real estate investment trust for federal income tax purposes.

    Other risks, uncertainties and factors, including those discussed under "Risk Factors" in this Proxy Statement or described in reports that we file from time to time with the Securities and Exchange Commission (the "SEC"), such as our Forms 10-K and 10-Q, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We are not obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    You should rely only on the information contained in or incorporated by reference into this Proxy Statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this Proxy Statement is current as of the date of this Proxy Statement. Our business, financial condition, results of operations and prospects may have changed since such date.

THE SPECIAL MEETING

General

    This Proxy Statement is being furnished to holders of shares of our common stock in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting to be held on December 12, 2001, 9:30 a.m., local time, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement thereof. This Proxy Statement, the attached Notice of the Special Meeting and the accompanying form of proxy are first being mailed to holders of shares of our common stock on or about November 12, 2001.

Matters to be Considered

    At the Special Meeting, holders of record of shares of our common stock will consider and vote upon:

  •
  the issuance of common stock pursuant to, and the other transactions contemplated by, the Merger Agreement; and

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  such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Recommendations of the Board of Directors

    After careful consideration and advisement by the Special Committee, the Board of Directors (with the independent directors approving under a separate vote) has approved the Merger Proposal and has concluded that the Merger Proposal is fair to, and in the best interests of, our company and our stockholders. The Board of Directors recommends that our stockholders vote "FOR" approval of the Merger Proposal. For further information, see "The Merger Proposal—Reasons for the Merger and—Recommendations of the Special Committee and the Board of Directors."

Record Date; Shares Entitled to Vote; Quorum

    The Board of Directors has fixed the close of business on November 9, 2001 as the record date for determining the holders of shares of our common stock who are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 27,034,850 shares of our common stock were outstanding and held of record by approximately 408 stockholders. The holders of record on the Record Date of shares of our common stock are entitled to one vote per share of our common stock. Pursuant to our Bylaws and the MGCL, the presence of the holders of shares representing a majority of the outstanding shares of our common stock entitled to vote, whether in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. "Broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as not present and not entitled to vote for purposes of determining the presence of a quorum. Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum but will not be counted as a vote cast.

Proxies; Proxy Solicitation

    Shares of our common stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. Shares of our common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the Merger Proposal.

Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

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  filing with our Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;

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  duly executing a later dated proxy relating to the same shares of our common stock and delivering it to our Secretary before the taking of the vote at the Special Meeting; or

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  attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

    Any written notice of revocation or subsequent proxy should be sent so as to be delivered to America First Mortgage Investments, Inc., 399 Park Avenue, New York, New York 10022, Attention: Corporate Secretary, or hand delivered to our Secretary or his representative at or before the taking of the vote at the Special Meeting.

    If the Special Meeting is postponed or adjourned for any reason, all proxies will be voted at the reconvened meeting in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    Stockholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a stockholder returns a signed proxy card but does not indicate how their shares are to be voted, the shares represented by the proxy card will be voted "FOR" the Merger Proposal. The proxy card also confers discretionary authority on the individuals appointed by our Board of Directors and named on the proxy card to vote the shares represented thereby on any other matter that is properly presented for action at the Special Meeting, including any adjournments of the Special Meeting.

    We will bear the cost of soliciting proxies from our stockholders. We will pay Georgeson Shareholder Communications, Inc. ("Georgeson") a fee of $7,500 to cover its services in soliciting the forwarding and return of proxy material. In addition, we will reimburse Georgeson for out-of-pocket expenses incurred in connection therewith. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram, e-mail communication or otherwise. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of our common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to:

Georgeson Stockholder Communications, Inc. (800) 223-2064
or
America First Mortgage Investments, Inc. 399 Park Avenue 36th Floor New York, New York 10022
Attention:	William S. Gorin
Phone:	(212) 935-8760

Vote Required

    The Merger Proposal.  Neither the MGCL nor our Articles of Incorporation or Bylaws require us to obtain stockholder approval of the Merger Proposal. However, NYSE policies require stockholder approval of the Merger Proposal, and such requirement will be satisfied if the Merger Proposal is approved by the affirmative vote of a majority of the votes cast by holders of our common stock, provided that the total votes cast represents over 50% of our outstanding common stock. Abstentions will not be counted as a vote cast. In the event that stockholders approve the Merger Proposal and the transaction is subsequently challenged in a derivative action, we may be entitled under Maryland law to assert stockholder approval as a defense to such action. If stockholders do not approve the Merger Proposal at the Special Meeting, we may consider alternative ways in which we can restructure the relationship between us and the Manager.

    All Other Matters.  Each other matter to be voted upon at the Special Meeting requires the affirmative vote of a majority of the votes present or represented by proxy at the Special Meeting and entitled to vote thereon.

Dissenters' Rights of Appraisal

    Under Maryland law, holders of shares of our common stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.

Effects of Abstentions and Broker Non-Votes

    For purposes of determining approval of the Merger Proposal to be presented at the Special Meeting, abstentions will be treated as present and entitled to vote but will not be counted as a vote cast. Broker Non-Votes will be treated as not present and not entitled to vote at the Special Meeting.

Independent Accountants

    It is currently expected that representatives of PricewaterhouseCoopers LLP, our independent accountants, will be present at the Special Meeting, where they will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions.

THE MERGER PROPOSAL

America First Mortgage Investments, Inc.

    We were incorporated in Maryland on July 24, 1997, and began our business operations on April 10, 1998 when we consummated a merger transaction with PREP Fund 1, PREP Fund 2 and the Pension Fund. As a result of this merger, PREP Fund 1 and PREP Fund 2 were merged into us and the Pension Fund became our partnership subsidiary. We issued a total of 9,035,084 shares of our common stock to former partners of the PREP Funds in connection with such merger. We subsequently dissolved and liquidated the Pension Fund and acquired approximately 99% of its assets.

    We invest in adjustable-rate mortgage-backed securities that we acquire in the secondary market. These mortgage-backed securities are secured by pools of mortgage loans on single-family residences. Our investment policy requires that at least 50% of our assets consist of adjustable-rate mortgage-backed securities that have principal and interest that is guaranteed by an agency of the United States government such as the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. We are not in the business of originating mortgage loans or providing other types of financing to the owners of real estate.

    We also invest in multifamily housing properties and currently own interests in six apartment properties containing a total of 1,473 rental units which represents less than 1% of our assets. In addition, we own interests in publicly-traded equity and debt securities issued by real estate investment trusts, real estate limited partnerships and other companies, not all of which are in the real estate industry. As of September 30, 2001, these non-mortgage assets represented less than 2% of our total assets. An affiliate of AFC serves as the property manager of our multifamily apartment properties pursuant to property management contracts. We expect to continue to use such affiliate as our property manager following the Merger. Such contracts are terminable by us on 30 days written notice.

    We are currently an externally-advised REIT and have no employees of our own. We entered into an advisory agreement with the Manager, America First Mortgage Advisory Corporation in April 1998. At the time we commenced operations, our Board of Directors did not believe that the size and scope of our business operations and business activities were sufficient to support a self-advised structure. Accordingly, we have relied on the Manager and its affiliates to provide all personnel, utilities, equipment and supplies, insurance, accounting, administrative and other support services, office facilities and other items necessary for our business operations. Since that time, we have dramatically increased our equity base and asset size. In June 2001, we raised $67.1 million in net proceeds of new equity capital. Since then, we have invested all of the net proceeds thereof. Additionally, in November 2001, we raised $59.7 million in net proceeds of new equity capital. As a result of this growth in our capital base, our Board of Directors believes that our business operations have now achieved adequate size and scope to support internalization of these services. Additionally, for the reasons outlined herein, this structure will facilitate both short-term and long-term benefits to our stockholders.

    If the Merger Proposal is approved, our company will no longer pay any of the advisory fees but will pay directly for the overhead necessary to provide the services that the Manager currently provides to us under the advisory agreement.

America First Mortgage Advisory Corporation

    The Manager was incorporated in Maryland on April 3, 1998. The principal business address of the Manager is 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102.

    The Manager entered into an advisory agreement with us under which it manages our investments and performs various administrative services for us in connection with the operation of our business. The advisory agreement has a five-year term ending in April 2003, but may be extended for additional one-year terms by the mutual agreement of the Manager and our Board of Directors, including a majority of our independent directors. If we elect to terminate or not renew our advisory agreement with the Manager for reasons other than the Manager's breach of the agreement or due to bankruptcy or similar proceedings affecting the Manager, then we must pay the Manager a termination fee. Under the advisory agreement, the amount of this fee is determined based on an appraisal from an independent party jointly selected by us and the Manager. The terms of the advisory agreement are described in greater detail under "Advisory Agreement."

    We pay the Manager an advisory fee equal to 1.10% per annum of the first $300 million of stockholders' equity plus 0.80% per annum of the portion of our stockholders' equity above $300 million. This advisory fee is paid on a monthly basis. We also pay the Manager, on a quarterly basis, an incentive advisory fee of 20% of the amount by which our return on our equity for each quarter exceeds a return based on the ten-year U.S. Treasury Rate plus 1%. Fees payable to the Manager under the advisory agreement are the Manager's only source of revenue. For the years ended December 31, 1998 (partial year), 1999 and 2000 and for the period January 1, 2001 through September 30, 2001, the base advisory fees amounted to $590,815, $761,646, $740,437 and $875,279, respectively, and the incentive advisory fees amounted to $2,807, $741,233, $797,054 and $1,753,112, respectively. These fees will increase due to the increase in our stockholders' equity resulting from the offering of common stock by us in each of June and November 2001 and the investment of the net proceeds thereof. The Manager pays all expenses, including salaries, wages, payroll taxes, costs of employee benefit plans and charges for incidental help, attributable to its own operations in connection with providing services under the advisory agreement. The Manager also pays its own accounting fees and related expenses, legal fees, insurance, telephone and utilities. To the extent AFC provided facilities or services to the Manager, the expenses of these services are allocated by AFC to the Manager.

    The officers of the Manager are: Stewart Zimmerman, President and Chief Executive Officer; Gary N. Thompson, Chief Financial Officer and Treasurer; William S. Gorin, Executive Vice President and Secretary; Ronald A. Freydberg, Senior Vice President; and Teresa Covello, Senior Vice President and Controller. Each of Messrs. Zimmerman, Gorin and Freydberg have entered into written employment agreements with the Manager under which they are paid annual salaries and bonuses and participate in certain employee benefits provided by AFC to all of its employees. Mr. Thompson is paid directly by AFC. Ms. Covello is expected to enter into an employment agreement with our company on or prior to the consummation of the Merger. We do not reimburse the Manager or AFC for any of the salaries, bonuses or benefits of any of these individuals or of any other employees of AFC that provide services to us on behalf of the Manager under the advisory agreement. However, each of the Manager's officers and a number of other employees of AFC, including Michael B. Yanney, that provide services to us on behalf of the Manager, have been awarded stock options and dividend equivalency rights under our 1997 Employee Stock Option Plan.

    AFC owns 80% of the membership interests of the Manager and Messrs. Zimmerman, Gorin and Freydberg own the remainder. The shares of the Manager were issued without registration under federal or state securities laws and there is no public market for these shares. The Manager has not paid any dividends to its stockholders. However, under the terms of the Merger Agreement, the Manager is required to pay dividends to its stockholders equal to any remaining earnings and profits on its books immediately prior to the effective time of the Merger. Upon consummation of the Merger, each share of the Manager will be converted into 128.75 shares of our common stock.

Background

Recommendation of the Special Committee and our Board of Directors

    Our Board of Directors and the Special Committee have each determined that the Merger Proposal is fair to, and in the best interests of, our company and our stockholders, and has approved the Merger Proposal. Accordingly, our Board of Directors recommends that the stockholders of our company vote "FOR" approval and adoption of the Merger Proposal.

    In considering the recommendation of our Board of Directors with respect to the Merger Proposal, our stockholders should also consider that some of our directors and officers of our company own interests in the Manager and/or AFC or may be subject to other conflicts of interest, and may therefore have interests in the Merger that are different than, or in addition to, the interests of our stockholders who have no interest in the Manager. For more information concerning the interests of these persons in the Merger, please read "Risk Factors—Conflicts of Interest" and "—Conflicts of Interest." In order to ensure that these interests would not result in any actual or perceived conflicts with the duties of our Board of Directors, our Board of Directors appointed a Special Committee which consisted of three of our independent directors (Messrs. Michael L. Dahir, Gregor Medinger and W. David Scott) who have no personal interests in the Merger, to consider and evaluate the internalization of our management and make a recommendation to the Board of Directors. Our Board of Directors authorized the Special Committee to retain outside counsel and financial advisors to assist in its assignment. The proceedings of the Special Committee are described below.

    In reaching the determination that the Merger Proposal is in the best interest of our company and our stockholders, our Board of Directors consulted with our management, the financial advisor of the Special Committee, as well as our legal counsel and accountants and considered the short-term and long-term interests of our company. The factors considered by our Board of Directors include those described below.

Factors Considered by Our Board of Directors

  •
  The analyses and conclusions of the Special Committee described below (which were adopted by our Board of Directors as its own);

  •
  The business reasons for the Merger Proposal set forth below, including the benefits to be realized by us from the Merger Proposal;

  •
  The extensive negotiations of the representatives of the Special Committee with representatives of the Manager; and

  •
  The opinion of Tucker delivered to the Special Committee stating that, as of its date, the consideration to be paid to the stockholders of the Manager is fair, from a financial point of view, to our company and to our stockholders.

    While our Board of Directors considered all of the above factors, it did not make determinations with respect to each of the factors and did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Rather, our Board of Directors made its judgment with respect to the Merger Proposal based on the total mix of information available to it, and the judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

Proceedings of the Special Committee and the Board of Directors

    At a special meeting of our Board of Directors on June 22, 2001, Mr. Zimmerman gave a report concerning the results of our common stock offering, which generated net proceeds of approximately $67.1 million. He also reported that the underwriters leading this offering advised him that additional raising of public equity would be greatly facilitated if we became a self-advised REIT. Our Board of Directors discussed this recommendation and the merits thereof. It was then proposed that a special committee consisting of our independent directors be appointed to consider any proposed transaction. The Board of Directors approved the formation of the Special Committee and authorized it to (1) consider and evaluate various proposals regarding the appropriate structure for becoming self-advised; (2) negotiate on our behalf the terms of any such proposal or resulting transaction; (3) consider whether such terms and conditions are fair, from a financial point of view, to our company and our stockholders and report such findings and make a recommendation to our Board of Directors; and (4) hire a financial advisor and such other experts as the Special Committee deems necessary.

    After this meeting, the Manager retained the law firm of Kutak Rock LLP ("Kutak") as its legal counsel and the Board of Directors retained the law firm of Clifford Chance Rogers & Wells LLP ("CCRW") as legal counsel to our company. Mr. Alan L. Gosule, one of our independent directors, is a partner at CCRW. Mr George H. Krauss, one of our directors, is a former partner of, and is currently of counsel to, Kutak.

    During the course of its deliberations and negotiations concerning a possible merger between us and the Manager, the Special Committee met seven times over a two and one-half month period commencing July 2, 2001.

    The first meeting of the Special Committee was convened on July 2, 2001. Following a general discussion of the nature and scope of its authority and duties, the Special Committee elected Michael L. Dahir to serve as its Chairman. The Special Committee also considered the selection of financial and legal advisors. The Special Committee then discussed possible structures for completing the acquisition of the Manager.

    On July 9, 2001, the Special Committee held its second meeting, at which a representative from the law firm of Salans Hertzfeld Heilbronn Christy & Viener ("Salans") reviewed with the Special Committee members their duties as members of our Board of Directors and as members of the Special Committee. The Special Committee elected to engage Salans as legal counsel to the Special Committee, subject to formal engagement at a later meeting. The Special Committee discussed possible structures for the acquisition of the Manager and any alternatives thereto. Following such discussions, the Special Committee selected three firms to evaluate as potential financial advisors.

    At the meeting of the Special Committee held on July 16, 2001, the members of the Special Committee and representatives from its legal counsel interviewed three firms, including Tucker, as potential financial advisors.

    The Special Committee next met on July 27, 2001, and determined to engage Tucker as the independent financial advisor to the Special Committee. This determination was based on Tucker's familiarity with our company, its experience in transactions of this nature and of this industry and on the competitiveness of its proposed terms of engagement. A formal engagement letter was signed on August 6, 2001. The Special Committee also officially ratified its selection of Salans as its legal counsel.

    Following this meeting, representatives of the Special Committee invited the Manager to submit a proposal to the Special Committee outlining the terms upon which the Manager would be willing to be acquired by our company.

    Thereafter, Tucker conducted a financial investigation of the business, operations and prospects of our company and the Manager and performed certain valuation analyses. Among other things, representatives of Tucker met with officers and key employees of our company and the Manager, reviewed various documents, financial statements and projections and other reports and material provided by our company and the Manager.

    To assist the Manager in developing its proposal to the Special Committee, on July 28, 2001 the Manager determined to engage FBR to appraise the fair value of the business of the Manager. The Manager selected FBR because of its familiarity with our company and the business of the Manager and its experience in this industry. The Manager and FBR signed an engagement letter relating to the appraisal on August 7, 2001 which provides for a fee of $60,000 plus the reimbursement of expenses in an amount up to $8,000. The payment of this fee and the reimbursement of expenses are not contingent on consummation of the Merger.

    The Board of Directors met again on August 14, 2001 and Mr. Dahir, the Chairman of the Special Committee, gave the Board of Directors an interim report of the progress made by the Special Committee.

    On August 20, 2001, FBR delivered a written appraisal report to the Manager's board of directors that set forth FBR's estimate of the fair value of the business of the Manager. FBR conducted several analyses including a market capitalization analysis, a discounted cash flow analysis and a comparable transaction analysis which provided a range of values for the Manager of $6,235,000 to $14,997,000. FBR determined the most applicable and reasonable methodology was the comparable transaction analysis because this transaction was similar to the transactions compared in this analysis in terms of the asset size involved and the nature of the advisory agreement. This analysis provided a range of values for the Manager of $9,616,000 to $11,616,000.

    On August 20, 2001, in response to the Special Committee's request, the Manager submitted to the members of the Special Committee a memorandum summarizing a proposal to merge the Manager into our company in exchange for our issuance of shares of our common stock having a value of $10.6 million. The proposal stated that the merger consideration was based on an independent appraisal of the Manager conducted by FBR and the market value per share of our common stock on the date of this proposal. The proposal contemplated that the shares of our common stock to be issued in the transaction would be registered with the SEC. Additionally, it provided that representations and warranties of the Manager and its stockholders should survive for only one year following consummation of the Merger and that these representations and warranties would not be supported by any escrow or holdback provisions. The proposal was supplemented on August 28, 2001 to include provisions that requested us to assume certain bonus obligations for the three employees of the Manager, that the share amount to be issued be based on the average of the high and low sale prices of our common stock on the NYSE for the ten trading day period prior to the signing of the Merger Agreement and that a termination right for either party be available if our common stock, at any time prior to closing, traded either 25% higher or lower than the average sales price used to determine the amount of shares to be issued in the Merger.

    On August 28, 2001, the Special Committee met to consider such proposal. At that meeting, the Special Committee discussed the necessity of retaining, and understanding the terms of the retention of, Messrs. Zimmerman, Gorin and Freydberg, the three principal Manager employees responsible for directing our operating and investment strategies and overseeing our business operations. The Special Committee also discussed the terms of the Manager's proposal and the issues that might be anticipated to arise in the negotiation of the Merger Agreement. Among these were the value of the right to use the "America First" name, the cost and necessity of registration of the shares to be issued to the stockholders of the Manager, the possible effect on the market value of our shares of common stock resulting from a large number of our shares being available for sale as a result of the Merger, the time for determining the value of the shares for purposes of determining the number of shares to be issued in the Merger, the advisability of employing a "collar" to adjust the amount of the merger consideration or to give either party a right to terminate the transaction if the trading value of our shares moved too sharply one way or another, the relationship between the trading value and the fair value of our company, whether the transaction would be accretive to our earnings per share on a prospective basis, and the means to assure enforcement of our rights in case of any breach of the representations, warranties or covenants to be made by the Manager and its stockholders in the Merger Agreement.

    Additionally, the Special Committee considered the termination of the advisory agreement, as an alternative to the Merger. Among the factors discussed in this regard were the necessity to pay the termination fee in cash, rather than in shares, the interruption to our business that might follow from loss of the services of Manager without assurance of employment of its principal employees, the use of the facilities used by the Manager in operating our business, the lack of predictability of the appraisal process to determine the amount of the termination fee, the assumption of liability of the Manager implicit in the Merger structure and the comparative taxation of each transaction. In regard to these discussions, the Special Committee determined that its current cash resources would not be best utilized in the payment of a fee to terminate the advisory agreement, that the risk of disruptions to our business operations in connection with such a termination were high and that the use of stock as consideration for the Merger would have the positive effect of further aligning the interest of our key management with those of our other stockholders. As a result of these discussions, the Special Committee determined to expand the role of Tucker to include active negotiation of the terms of the Merger Proposal. The Special Committee ultimately concluded that it would be preferable to acquire the Manager on a negotiated basis rather than terminate the advisory agreement.

    The Special Committee determined that our shares of common stock to be issued in the transaction should not be registered with the SEC but should be subject to appropriate lock-up agreements restricting their resale, that the Merger should be conditioned on our ability to retain Messrs. Zimmerman, Gorin and Freydberg as our employees, that the Manager and its stockholders should indemnify us for breaches of representations, warranties and covenants, that the representations and warranties should survive the consummation of the Merger for two years, except that those related to taxes, employee matters and environmental matters should survive until the applicable statute of limitations and that we should not assume any accrued bonus obligations for the Manager's employees. The Special Committee communicated these determinations to representatives of the Manager through its counsel.

    After receiving the initial determination of the Special Committee, the Manager then entered into discussions with its employees concerning the terms under which they would be willing to become employed directly by our company. These discussions concerned the amount of base compensation, the basis on which bonus compensation should be calculated, and the terms of certain severance payments in the event of the change of control of our company. Over the course of the next few weeks, representatives of the Special Committee engaged in direct discussions of these terms with Mr. Zimmerman, who was acting on behalf of the three employees of the Manager. The employees engaged legal counsel to advise them on these issues and to negotiate employment arrangements on their behalf.

    On August 30, 2000, Kutak circulated an initial draft of the Merger Agreement. There ensued over the next 24 days a series of conference calls and negotiations followed by numerous revisions and recirculations of drafts of the Merger Agreement.

    Between August 30, 2001 and September 10, 2001, there were several discussions between representatives of the Special Committee and the Manager in which the terms of the Merger Agreement were negotiated. Through negotiation, the merger consideration was fixed at 1,287,500 shares plus one additional share to account for certain fractional shares, that such shares would not be registered, that no adjustment in the amount of shares to be issued or termination right would be provided for relating to changes in the market price of our stock, that the representations and warranties of the Manager and its stockholders would survive one year, except for those relating to taxes, employee matters and environmental matters which would survive until the applicable statute of limitations, that we would assume the employment contracts, as modified, of the three employees of the Manager, that we would assume approximately $150,000 of accrued bonus obligations of the Manager and that the stockholders of the Manager would indemnify us for breaches of their representations, warranties and covenants in amounts and on terms more fully described under "The Merger Agreement—Indemnification." During these negotiations, the Special Committee consulted with Tucker, Salans and CCRW.

    On September 10, 2001, the Special Committee met and reviewed, discussed, and analyzed written materials and financial analysis prepared by Tucker. Tucker reported a range of values for the Manager, based on a number of analyses described under "—Opinion of the Financial Advisor to the Special Committee." The report also showed a range of net accretion to our stockholders resulting from the Merger, varying with our interest margins in 2001 and 2002. This net accretion took into account the dilutive effect of the issuance of an additional 1,287,501 shares, offset by the savings that would be expected to follow from elimination of the advisory fees to the Manager after taking into account the assumption of employment costs and increased overhead. The Special Committee, relying on the analysis prepared by Tucker, determined that the consummation of the transactions contemplated by the Merger Proposal would be in our best interest, and requested that certain additional modifications be made to the proposed transaction. The Special Committee directed that our negotiating team, Salans, CCRW and Tucker, discuss the terms of the Merger Proposal with the Manager. Among the changes that followed this meeting were the addition of both a lock-up commitment from the Manager stockholders to refrain for a one year period following the consummation of the Merger from selling, transferring or pledging 84% of the shares they receive in the Merger and a termination right for us if we are not satisfied with our due diligence review of the Manager or if the financial conditions and prospects of the Manager change adversely between the signing of the Merger Agreement and the closing of the Merger.

    At this meeting, the Special Committee also reviewed the status of the negotiations with Messrs. Zimmerman, Gorin and Freydberg concerning their employment agreements. Members of the Special Committee were advised that a form of addendum to their employment agreements, to be effective at the later of January 1, 2002 or the Effective Time, was agreed to, and it is a condition of the Merger Agreement that these three employees become our employees on these terms. As part of these addenda, the representatives of the Special Committee negotiated for non-competition and non-solicitation provisions to be inserted into such employment contracts. For a more detailed description of these terms, please see "The Merger Agreement—Employee Matters."

    On September 21, 2001, the Special Committee met and discussed the Merger Proposal and the terms of the Merger Agreement. After an extensive discussion and considering such factors as the fairness of the consideration to be paid to the stockholders of the Manager from a financial point of view (including whether the transaction was accretive) and the terms of the Merger Agreement, the Special Committee determined that the Merger Proposal is in the best interests of our company and our stockholders and recommended that the Board of Directors approve the Merger Proposal. On the same date, the Board of Directors met and received a report from the Special Committee which reviewed the process that the Special Committee had followed in reviewing the Merger Proposal. Mr. Dahir reported that the Special Committee had approved, and was recommending to the Board of Directors, that we enter into the Merger Agreement and proceed with the Merger. Based on this recommendation, the Board of Directors determined that the Merger Proposal would be in the best interest of our company and our stockholders and is on terms that are fair and commercially reasonable to our company and stockholders. Accordingly, after due consideration and advisement by the Special Committee, the Board of Directors (with the independent directors approving under a separate vote) approved the Merger Proposal and recommended that stockholders approve the Merger Proposal at the Special Meeting. The Merger Agreement was executed and delivered by each party thereto on September 24, 2001. A press release announcing the execution of the Merger Agreement was issued by our company on September 24, 2001.

    The negotiations regarding the terms of the Merger were conducted on our behalf by Mr. Dahir, acting under the supervision of the Special Committee, and on behalf of the Manager principally by Mr. Yanney, the Chairman of AFC (and one of our directors), acting at the direction of the Manager's board of directors. Each party's negotiating team also was assisted by its respective financial, legal, tax and accounting advisors. In certain instances, issues were discussed directly between the respective legal counsel. Upon conclusion of the negotiations, the Special Committee and the Board of Directors approved the Merger Proposal.

    The Board of Directors has agreed to compensate Messrs. Medinger and Scott, as members of the Special Committee for their services rendered in connection with the Merger Proposal, at the rate of $10,000 and Mr. Dahir, as the Chairman of the Special Committee, at the rate of $20,000. The payment of these fees is not contingent on the consummation of the Merger.

Reasons for the Merger; Recommendations of the Special Committee and the Board of Directors

    Special Committee.  In reaching its conclusion to unanimously recommend that the Board of Directors approve the Merger Proposal, the Special Committee considered, without assigning relative weights to, a number of factors, including the following:

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  our belief that self-advised REITs, as compared to externally-advised REITs, have commanded a premium in the marketplace based on traditional financial measures such as the multiple of stock price to funds from operations per share and thereby may provide such REITs with a competitive advantage in financing their investment portfolios. Though it is not possible to quantify the existence of such premium or the benefit obtained thereby, we believe that the consummation of the Merger will improve our ability to raise capital;

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  the possibility that we, as a self-advised REIT, may be more attractive to certain investors and market analysts and may enjoy enhanced market perceptions;

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  the potentially accretive effect on our current and anticipated earnings per share compared to a continuance of the current advisory agreement and its associated base and incentive advisory fees;

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  the efficiencies arising from a self-advised structure, including eliminating the base and incentive advisory fees, including any built-in profit and the avoidance of future increases thereof if our asset base and profitability continue to grow and if we pursue future equity raises;

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  the alignment of the interests of our management with our stockholders through ownership of our shares;

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  the terms and conditions of the Merger Agreement, including the type and amount of consideration being paid to AFC and the Manager Stockholders which would preserve our cash liquidity;

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  the proven expertise and substantial experience of the employees of the Manager, who will become our employees as a result the Merger, in managing our investments and performing administrative services for us, and who we believe are critical to our successful performance in the future;

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  focusing the full business time and attention of our executive officers on our business operations;

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  the uncertainty of whether our executive officers would continue their role with our company if we terminated the advisory agreement;

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  the reduction in potential future conflicts of interest that could develop between us and AFC;

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  the desirability of substantially mitigating our dependence on AFC;

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  the benefits associated with the acquisition of all assets of the Manager including, among other things, workforce in place, business books and records, operating systems, contract rights and information bases and systems;

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  the ability to operate consistently with recent market trends that favor self-advisement of REITs having business operations of our size and scope;

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  the alternatives to the Merger Proposal, including the direct and indirect relative costs and benefits of (x) continuing to be advised by the Manager or (y) terminating the advisory agreement and hiring a new management team and employees or a new outside advisor;

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  the uncertainty of, and length of time necessary for, the calculation of the termination fee under the advisory agreement due to the requirement that an appraisal be done, the likelihood of an extended negotiation process in determining such price and the requirement of a cash payment;

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  the valuation analyses performed by Tucker, including analyses of previous and similar transactions involving REITs, discounted cash flow analyses, analyses of selected asset management companies and pro forma accretion; and

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  the written opinion of Tucker expressed to the Special Committee on September 24, 2001 that, on such date and subject to certain assumptions, qualifications and limitations stated therein, the consideration to be paid by us in the Merger Proposal is fair, from a financial point of view, to our company and our stockholders.

    The Special Committee also considered certain factors which could, as a result of the Merger, negatively affect us and our stockholders. These factors included the following:

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  the conflicts of interest of the negotiating team and certain members of our Board of Directors in the Merger, including their respective positions at our company, the Manager and AFC, as well as the compensation and/or other benefits received by such persons, either directly or indirectly, from AFC;

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  the potential additional expenses and liabilities expected to be incurred by us;

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  the potential adverse tax consequences to us should the Merger fail to qualify as a tax-free reorganization or if any of the Manager's earnings and profits are carried over to us as a result of the Merger;

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  the potential liabilities associated with the direct employment of personnel, including workers' disability and compensation claims, labor disputes and other employee-related grievances; and

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  the potential loss of certain intangible benefits from being associated with AFC, including AFC's management expertise and capital markets presence.

    The Special Committee has determined that, in light of all the factors that it considered, it believes the Merger Proposal to be fair to, and in the best interests of, our company and our stockholders. Accordingly, the Special Committee has unanimously recommended that the Board of Directors approve the Merger Proposal.

    Board of Directors.  The Board of Directors (with the independent directors approving under a separate vote) has determined that the Merger Proposal is fair to, and in the best interests of, our company and our stockholders based on the analyses and conclusions of the Special Committee (which the Board of Directors adopted as its own), on the negotiations between our negotiating team, as directed by the Special Committee, and the representatives of the Manager, and on Tucker's opinion delivered to the Special Committee. The Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Board of Directors (with the independent directors approving under a separate vote) has approved the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Proposal and recommends that our stockholders vote "FOR" approval of the Merger Proposal.

Opinion of the Financial Advisor to the Special Committee

    On September 24, 2001, Tucker delivered its written opinion to the Special Committee of our Board of Directors to the effect that as of such date and subject to certain assumptions, qualifications and limitations stated therein, the consideration to be paid by us pursuant to the Merger Proposal is fair, from a financial point of view, to our company and our stockholders.

    On August 6, 2001, the Special Committee engaged Tucker Anthony Incorporated, acting through its Tucker Anthony Sutro Capital Markets division, to render an opinion to the Special Committee that as of a certain date and subject to certain assumptions, qualifications and limitations stated therein, the Merger Consideration to be paid by our company to the stockholders of the Manager pursuant to the Merger Agreement is fair, from a financial point of view, to our company and our stockholders.

    On September 5, 2001, the Special Committee and Tucker formally agreed to modify Tucker's engagement, widening its scope to a financial advisory role in which Tucker would assist the Special Committee in its role in negotiating various elements of the transaction.

    At the meeting of the Special Committee on September 10, 2001 in Omaha, Nebraska, Tucker presented certain financial analyses accompanied by written materials in connection with the delivery of its fairness opinion. The principal analyses and other considerations presented by Tucker to the Special Committee at the time, as updated on September 24, 2001, are summarized below:

    Analysis of Precedent REIT Advisor Internalization Transactions.  Tucker analyzed selected transactions in which REITs acquired their external advisor. These transactions included CRIIMI MAE, Inc.'s acquisition of CRI, Inc., IMPAC Mortgage Holdings, Inc.'s acquisition of ICAI, Summit Real Estate Management Inc.'s acquisition of Roycom Advisors, Inc., Canadian Apartment Properties REIT's acquisition of Canadian Apartment Communities, Inc., Imperial Credit Industries Inc.'s acquisition of Imperial Credit Commercial Mortgage Investment Corp., CWM Mortgage Holdings Inc.'s acquisition of Countrywide Asset Management Corp., Security Capital Atlantic, Inc.'s acquisition of Security Capital Group, Inc., Asset Investors Corp.'s acquisition of Financial Asset Management, Commercial Net Lease's acquisition of CNL Realty Advisors, Health Care REIT's acquisition of First Toledo Advisory Company, Realty Income Corp.'s acquisition of R.I.C. Advisors, Inc., Health Care REIT's acquisition of First Toledo Advisor Company, Shurgard Storage Centers' acquisition of Shurgard, Inc., and Bradley Real Estate Trust's acquisition of R.M. Bradley & Co. (collectively, the "Precedent REIT Transactions"). Tucker compared the purchase price paid in each transaction with (i) the latest twelve months or reported period, on an annualized basis, of advisory fees paid to the target advisor and (ii) the latest twelve months or reported period, on an annualized basis, of net income of the acquiring REIT and calculated the following ranges of multiples or percentages: a range of purchase price to advisory fees paid to the target advisor of 2.0x to 7.4x with a mean of 4.6x; a range of purchase price to net income of the acquiring REIT of 0.3x to 1.9x with a mean of 1.1x. Tucker applied the multiple and percentage ranges to the projected advisory fees to be paid to the Manager for the twelve months ended September 30, 2001 and our net income for the latest twelve months ended September 30, 2001 based on projections provided by our management. The average of the implied ranges yielded a range of values for the Manager from $13.5 million to $13.7 million, with a mean of $13.6 million. Tucker believes that this analysis supports the fairness from a financial point of view, to our company and our stockholders, of the consideration to be paid in the Merger, given that, as of the date of this opinion, the approximate value of such consideration is below the range of values of the Manager derived from the mean of the acquisition multiples of the Precedent REIT Transactions.

    Discounted Cash Flow Analysis.  Tucker performed a discounted cash flow analysis of the forecasted financial performance of the Manager. This analysis was based on forecasted advisor fees for the years 2001 through 2006 using the base case financial projections provided by our management in which interest rates are assumed to remain constant. Tucker developed three scenarios differing in terms of profitability for the Manager going forward. Under this analysis, Tucker determined a range of values for the Manager by adding (i) the present value of the estimated net income (assuming a 40% tax rate going forward) of the Manager for each of the years in the five-year period ending December 31, 2006 and (ii) the present value of the terminal value of the Manager at the end of 2006. The terminal value was determined by applying a range of exit multiples from 4.0x to 5.0x to the year 2006 estimated advisory fees paid to the Manager. The net income streams and terminal value were discounted to present values using discount rates that ranged from 25% to 27%. The calculation resulted in a range of discounted cash flow values for the Manager from $9.0 million to $11.7 million with a mean of $10.4 million. Given that the value of the consideration to be paid in the Merger, as of the date of the opinion, is below the mean value of the Manager derived from the discounted cash flow analysis, Tucker believes that this analysis supports the fairness, from a financial point of view, to our company and our stockholders of the consideration to be paid in the Merger.

    Selected REIT Analysis.  Tucker selected certain publicly-traded mortgage REITs in order to use public equity valuation metrics to compare the Manager's valuation pursuant to the Merger Agreement. These companies included Apex Mortgage Capital, Inc., Redwood Trust, Inc., Thornburg Mortgage, Inc., Anthracite Capital, Inc., Anworth Mortgage Asset Corporation and Annaly Mortgage Management (collectively, the "Selected REITs"). Tucker compared the equity market capitalization of each of the Selected REITs with its respective net income and EBTDA (defined as earnings before taxes, depreciation, and amortization). The Selected REITs traded in the following ranges: a range of equity market capitalizations to latest twelve months net income of 7.7x to 16.3x with a mean of 10.7x, and a range of equity market capitalizations to latest twelve months EBTDA of 7.3x to 12.5x with a mean of 9.1x. Applying the average of the trading multiples to the Manager's net income (defined here as the Manager's projected earnings for the twelve months ended September 30, 2001 taxed at 40%), yielded an implied range of values for the Manager from $9.9 million to $13.9 million with a mean of $11.9 million. All 2001 earnings estimates for the Selected REITs were based on First Call Consensus Estimates as of September 1, 2001. "First Call" is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. Given that the consideration to be paid in the Merger, as of the date of the opinion, is within the range of values for the Manager derived from the mean trading multiples of the Selected REITs, Tucker believes that this analysis supports the fairness, from a financial point of view, to our company and our stockholders of the consideration to be paid in the Merger.

    Accretion—Dilution Analysis.  Tucker also analyzed the pro forma effects of the Merger, excluding the related non-recurring, non-cash charge, on our earnings per share and the accretion to our earnings per share resulting from the Merger. This analysis is based on the base case financial projections provided by our management for the years 2001 and 2002. In this analysis Tucker considered a broad range of profitability scenarios as measured by Net Interest Margin ("NIM") with our projection for each year serving as the mean. Tucker determined that the Merger Proposal would be accretive in 2001 and would only become dilutive if the year end 2001 NIM results are approximately 40% below our current projections. Tucker determined that the Merger Proposal would be accretive in 2002 and would only become dilutive if the year end 2002 NIM results are approximately 41% below our current projections. Based on the consideration to be paid in the Merger, as of the date of the opinion, Tucker believes that this analysis supports the fairness, from a financial point of view, to our company and our stockholders of the consideration to be paid in the Merger.

    Contribution Analysis.  Tucker reviewed certain operating and financial information, including net income and revenues (defined as net interest income plus noninterest income), for our company and the Manager. The analysis indicated that the Manager's stockholders would receive 6.3% of our outstanding common stock pursuant to the Merger Agreement. Tucker also compared the relative income statement and operating contributions of our company and the Manager to the combined company based on pro forma results for the years ended 2001 ("the 2001 Comparison") and 2002 ("the

2002 Comparison"). For the 2001 Comparison and the 2002 Comparison, the Manager would contribute 7.9% and 9.0%, respectively, to the combined net income. Tucker observed that the Manager's pro forma contribution to net income exceeded the proportion of our common stock to be received by the stockholders of the Manager in the Merger. Tucker thus believes that this analysis, as of the date of the opinion, supports the fairness, from a financial point of view, to our company and our stockholders of the consideration to be paid in the Merger.

    On September 21, 2001, Tucker delivered its oral opinion to the Special Committee in a teleconference to the effect that as of such date and subject to certain assumptions, qualifications and limitations to be stated in its opinion, the consideration to be paid by us pursuant to the Merger Agreement is fair, from a financial point of view, to our company and our stockholders. Tucker then delivered a full written presentation and its written opinion on September 24, 2001.

    In connection with the preparation of its opinion, Tucker, among other things:

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  reviewed the Merger Agreement;

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  reviewed our Annual Report on Form 10-K and related publicly available financial information for the two most recent fiscal years ended December 31, 1999 and 2000, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001;

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  reviewed our five-year financial forecasts as furnished to Tucker by our management;

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  reviewed the unaudited balance sheets, income statements and statements of cash flows of the Manager for the six months ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998, all as furnished to Tucker by the Manager;

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  reviewed the advisory agreement dated April 9, 1998;

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  conducted discussions with members of senior management of our company and the Manager, respectively, concerning the past and current business, operations, assets, present financial condition and future prospects of our company and the Manager, respectively;

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  reviewed the historical reported market prices and trading activity for our common stock;

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  compared certain financial information, operating statistics and market trading information relating to us with published financial information, operating statistics and market trading information relating to selected publicly traded companies that Tucker deemed to be reasonably similar to us; and compared certain financial information and operating statistics relating to the Manager with published financial information and operating statistics relating to selected publicly traded companies that Tucker deemed to be reasonably similar to the Manager;

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  compared the financial terms of the Merger with the financial terms, to the extent publicly available, of selected other recent acquisitions that Tucker deemed to be relevant; and

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  reviewed other financial studies and analyses and performed other investigations and took into account other matters as Tucker deemed necessary.

    The preparation of a fairness opinion is a complex process and not necessarily susceptible to summary description. Tucker believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. In its analyses, Tucker made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond management's control. Any estimates contained in Tucker's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth herein. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which companies or their securities may be sold in the future and such estimates are inherently subject to uncertainty.

    In rendering its fairness opinion, Tucker relied, without assuming responsibility for independent verification, on the accuracy and completeness of all financial and operating data, financial analyses, reports and other information that were publicly available, compiled or otherwise furnished or communicated to Tucker by or on behalf of the Manager and our company. With respect to the financial and operating forecasts furnished to Tucker, Tucker assumed that they reflected the best current judgment of the management of our company and the Manager as to future financial performance, and that there was a reasonable probability that the projections would prove to be substantially correct. The forecasts used by Tucker are subject to numerous contingencies beyond the control of the management and are thus not necessarily indicative of future results.

    The fairness opinion of Tucker is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the Merger and does not address the underlying business decision to effect the Merger (or alternatives thereto) nor does it constitute a recommendation to any stockholder of our company as to how such stockholder should vote with respect to the Merger Proposal. Tucker did not make an independent evaluation or appraisal of any assets and was not furnished with any evaluation or appraisal.

    Furthermore, Tucker expresses no opinion as to the price or trading range at which shares of our common stock will trade following the completion of the Merger.

    As described above, the Tucker fairness opinion to the Special Committee was one of the many factors taken into consideration by the Special Committee in making its determination to recommend to the Board of Directors that it approve the Merger Proposal.

    Pursuant to an agreement dated as of August 6, 2001 and modified on September 5, 2001, we have paid Tucker an advisory fee of $25,000 as a retainer for the first ninety days of the engagement from August 2001 through October 2001, $65,000 in connection with the delivery of its opinion dated September 24, 2001 and an additional fee of $65,000, in connection with Tucker's role as a financial advisor to the Special Committee in its negotiation of the terms of the Merger Agreement. The fees paid or payable to Tucker are not contingent upon the contents of the opinion delivered. We have agreed to indemnify Tucker against certain liabilities arising out of or in conjunction with its rendering of services under its engagement. In addition, we have agreed to reimburse Tucker for its reasonable fees and expenses of legal counsel.

    In the past, Tucker co-managed our common stock offerings, completed on June 27, 2001 and November 7, 2001, respectively. In addition, in the ordinary course of its business, Tucker actively trades in our securities for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

    Tucker is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted and private placements.

Conflicts of Interest

    Certain of our directors and executive officers who were involved in discussions and negotiations relating to the Merger Proposal have interests in connection with the Merger Proposal that are in addition to, or conflict with, our company and our stockholders. In particular, our executive officers, Messrs. Zimmerman, Gorin and Freydberg, are employees of, and in the aggregate own 20% of, the Manager. Mr. Michael B. Yanney, our Chairman of the Board of Directors, and Mr. George H. Krauss, one of our directors, beneficially own approximately 57% and 17%, respectively, of AFC, which owns 80% of the Manager. In addition, Messrs. Zimmerman and Gorin own, in the aggregate, approximately

3% of AFC. Therefore, the Merger will result in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of our common stock as a result of the consummation of the Merger.

    As of November 9, 2001, our executive officers and directors beneficially owned approximately 2.9% of our issued and outstanding shares of our common stock and Messrs. Yanney, Zimmerman, Gorin, Freydberg and Krauss beneficially owned approximately 2.8%. Following the issuance of the shares of our common stock in the Merger, such individuals will beneficially own approximately 7.1%. As a result of such increased ownership, they could exert greater influence on our company and would represent a higher percentage of the vote for any action requiring stockholder approval. These individuals have all indicated that they will vote in favor of the Merger Proposal.

    In addition, the Merger Proposal will result in an increase in the salaries of Messrs. Zimmerman, Gorin and Freydberg and the establishment of a minimum bonus pool for them at the time we assume their employment contracts. See "The Merger Agreement—Employee Matters." Accordingly, these individuals have an economic interest in the completion of the Merger that may be in conflict with our interests or those of our stockholders. See "Risk Factors—Conflicts of Interest" and "The Merger Proposal—Conflicts of Interest."

    In order to mitigate the potential conflicts of interest involved in the negotiation of the terms of the Merger Proposal, the Special Committee consisting of three of our independent directors who have no conflicting interests, own no interest in the Manager and have no personal interest in the Merger, were responsible for negotiating the terms of the Merger Agreement on our behalf. The Special Committee approved the Merger Proposal and unanimously recommended it for approval to our full Board of Directors.

    Each of Tucker, who acted as financial advisor to the Special Committee, and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), who conducted an appraisal of the Manager, co-managed our common stock offerings, which were completed on June 27, 2001 and November 7, 2001, respectively, and may in the future, from time to time, provide us with investment banking, financial advisory and other services for which they may earn a fee.

Regulatory Matters

    We, the Manager and AFC are not aware of any material approval or other action by any state, federal or foreign governmental agency that would be required prior to the consummation of the Merger in order to effect the Merger or of any license or regulatory permit that is material to the businesses of our company or the Manager and which is likely to be adversely affected by the consummation of the Merger.

Accounting Treatment

    For accounting and financial reporting purposes, the Merger will not be considered the acquisition of a "business" for purposes of applying our stock APB Opinion No. 16, "Business Combinations" and, therefore, the market value of our common stock issued, valued as of the consummation of the Merger, in excess of the fair value of the net tangible assets acquired, will be charged to operating income rather than capitalized as goodwill.

THE MERGER AGREEMENT

    The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by, and made subject to, the more complete and detailed information set forth in the Merger Agreement among the Company, the Manager, AFC and the Manager Stockholders, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Terms of the Merger

    The Merger.  The Merger Agreement provides for the Merger of the Manager with and into our company. We will continue as the surviving corporation following completion of the proposed Merger. The separate corporate existence of the Manager will then cease, and our internal corporate affairs will continue to be governed by the laws of the State of Maryland.

    Effective Time.  The Merger Proposal will be effective when the articles of merger have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland or at such other time as is agreed to by us and the Manager. The articles of merger will be filed as soon as practicable after our stockholders approve the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement by the required vote and the other conditions to the completion of the proposed Merger have been satisfied or waived. See "—Conditions to Consummation of the Merger."

    Articles of Incorporation and Bylaws.  The Merger Agreement provides that our Articles of Incorporation and Bylaws in effect immediately before the Effective Time will be the Articles of Incorporation and the Bylaws of the surviving corporation of the Merger.

    Directors and Officers.  Our directors and officers immediately prior to the Effective Time will be the directors and officers of the surviving corporation after the Effective Time.

    Conversion of Common Stock of the Manager in the Merger.  At the Effective Time, all the issued and outstanding shares of common stock of the Manager will be converted into the right to receive an aggregate of 1,287,501 shares of our common stock. No fractional shares of our common stock will be issued in the Merger, and shares of our common stock to be issued to each of the stockholders of the Manager will be rounded up or down to the nearest whole share.

Indemnification

    AFC has agreed to indemnify and hold harmless our company and our directors, officers, employees, affiliates, agents and permitted assigns from and against: (i) any and all damages resulting from the inaccuracy of representations or warranties or breach or non-fulfillment of any covenant or agreement in the Merger Agreement; (ii) (A) taxes payable by or on behalf of, or attributable to, the Manager for any taxable period ended prior to or ending on the Effective Time, (B) taxes of any member of a consolidated or combined tax group of which the Manager is, or was at any time, part, for which the Manager is jointly or severally liable as a result of its inclusion in such group prior to the Effective Time, (C) any claim or demand for reimbursement or indemnification resulting from any transfer of tax benefits or credits by the Manager to any other person and (D) any taxes payable by us as a result of any breach of any representation or warranty contained in a specified section of the Merger Agreement relating to taxes; (iii) (A) any damages arising out of or relating to any employee plan maintained or sponsored by us or any ERISA affiliate and (B) any damages arising out of or relating to any employee retirement or benefit plan maintained or sponsored by the Manager, AFC or any affiliate which is not an employee plan; and (iv) any liability arising under the advisory agreement prior to the Effective Time. Each Manager Stockholder agrees to severally indemnify and hold harmless our company and our directors, officers, employees, affiliates, agents and permitted assigns from and against any and all damages asserted against, imposed upon or incurred or suffered by it, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or non-fulfillment of, any of the representations, warranties, covenants or agreements made by them in the Merger Agreement. We have agreed to indemnify and hold harmless the Manager, AFC and the Manager Stockholders and their respective directors, officers, employees, affiliates, agents and permitted assigns, without duplication, from and against any and all damages asserted against, imposed upon or incurred or suffered by any of them, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or non-fulfillment of any of the representations, warranties, covenants or agreements made by us in the Merger Agreement.

    AFC and the Manager Stockholders will escrow shares of our common stock they receive in the Merger having a value of $2,750,000 for the first year following the Effective Time and having a value of $1,600,000 for the following two years to cover their indemnification obligations. Alternatively, in lieu of escrowing shares, they can obtain an insurance policy for the benefit of our company to cover their indemnification obligations, subject to our approval of such insurance policy. The insurance policy will provide coverage up to $2,750,000 and we will not be subject to any deductible or reduction requirements. The value of the shares deposited in escrow, or, alternatively, the insurance policy coverage, also constitutes the limit on any liabilities of AFC and the Manager Stockholders arising under the Merger Agreement.

Representations and Warranties

    Representations and Warranties Regarding the Manager.  The Merger Agreement includes customary representations and warranties of the Manager and AFC with respect to the Manager as to, among other things:

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  the due organization, standing, power and authority and similar corporate matters;

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  the due authorization of the Merger Agreement and the transactions contemplated thereby;

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  the capitalization of the Manager;

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  the absence of litigation;

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  employee matters;

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  the Manager's compliance with applicable laws;

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  tax matters;

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  intellectual property rights;

  •
  the Manager's financial statements;

  •
  the accuracy of the books of account and other financial records of the Manager;

  •
  the absence of any material adverse change; and

  •
  title to assets.

    Representations and Warranties Regarding AFC and each of the Manager Stockholders.  The Merger Agreement also includes representations and warranties of each of AFC and the Manager Stockholders as to, among other things:

  •
  its power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby;

  •
  the due authorization of the Merger Agreement;

  •
  their ownership of the Manager; and

  •
  acknowledgement by AFC and each of the Manager Stockholders, of certain securities laws restrictions on transferability of our common stock to be received by them in connection with the Merger.

    Representations and Warranties Regarding our Company.  The Merger Agreement also includes our representations and warranties as to, among other things:

  •
  our corporate organization, standing and power and authority;

  •
  our capitalization;

  •
  the due authorization and approval of the Merger Agreement and the transactions contemplated thereby;

  •
  the validity of our common stock to be issued as Merger Consideration;

  •
  our financial statements;

  •
  the absence of any material change;

  •
  the timely filing of, and compliance as to form with, all SEC reports, Proxy Statements or other documents; and

  •
  the absence of litigation.

Covenants

    The Merger Agreement contains a number of customary and transaction-specific covenants, including, among other things, the following:

  •
  business of the Manager pending the Merger;

  •
  payment of the accrued and unpaid management fee; and

  •
  certain employment matters.

Employee Matters

    As part of the Merger, we will assume the current employment contracts of each of Messrs. Zimmerman, Gorin and Freydberg subject to the following modifications effective as of the later of January 1, 2002 or the Effective Time: (i) the annual salaries of each of Messrs. Zimmerman, Gorin and Freydberg will increase to $300,000, $200,000 and $200,000, respectively; (ii) the three executives will, in the aggregate, be entitled to participate in an annual bonus pool of at least $225,000; (iii) the three executives will, in the aggregate, be entitled to participate in an equity raise bonus pool equal to 0.65% of the net amount of equity capital raised by us during the term of their contracts beginning on the date these modifications take effect; (iv) each of the three executives will be entitled to a payment of a lump sum amount of 300% of the sum of their respective current base salaries plus their prior year bonuses under certain circumstances relating to a change in control of our company; and (v) the three executives will each be subject to a one-year noncompetition provision following their termination has been added. Additionally, we have agreed to assume approximately $150,000 of bonus obligations to these employees and certain bonus obligations relating to any equity raises that take place between the signing of the Merger Agreement and the consummation of the Merger.

    For a more detailed discussion of the terms of any employment or compensation arrangements not being modified, please refer to our Proxy Statement on Schedule 14A, dated April 13, 2001, for our Annual Meeting of Stockholders held on May 24, 2001, which is incorporated by reference herein.

Conditions to Consummation of the Merger

    Conditions to Each Party's Obligations to Effect the Merger.  The respective obligations of our company, the Manager, AFC and the Manager Stockholders to effect the Merger will be subject to certain conditions, including the following:

  •
  the issuance of shares of our common stock pursuant to, and the other transactions contemplated by, the Merger Agreement will have been duly approved by the holders of our common stock;

  •
  there will not be in effect any judgment, writ, order, injunction or decree of any court or governmental body enjoining or otherwise preventing consummation of the transactions contemplated by the Merger Agreement nor will there be pending or threatened by any governmental body or other person any suit, action or proceeding seeking to restrain or restrict the consummation of the Merger or seeking damages in connection therewith which, in the reasonable judgment of our company or the Manager, could have a material adverse effect;

  •
  at the Effective Time, there will be no suspension of trading activity in the stock market, banking moratoriums, suspension of the extension of credit by lending institutions, war or other major calamities (or any material worsening thereof);

  •
  our receipt of an opinion of Kutak, counsel to the Manager, which will include, among other things, an opinion that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code;

  •
  we, AFC and the Manager Stockholders shall have entered into the Registration Rights Agreement, the Escrow Agreement and other contracts and agreements contemplated by the Merger Agreement; and

  •
  no material adverse change shall have occurred.

    Additionally, our obligation to effect the Merger will be subject to certain conditions, including the following:

  •
  our due diligence review shall have been completed to our satisfaction;

  •
  the receipt of noncompetition agreements from AFC and Mr. Yanney; and

  •
  modifications to the employment agreements of Messrs. Zimmerman, Gorin and Freydberg shall have been executed.

Amendment; Waiver; Termination

    Amendment.  The Merger Agreement may be amended at any time by written agreement signed by us, the AFC, the Manager Stockholders and the Manager (prior to the Effective Time), as applicable.

    Waiver.  Any party to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of any other party thereto, or waive compliance with any of the agreements or any condition to the obligations thereunder of any other party thereto, to the extent that such obligations, agreements and conditions are intended for its benefit.

    Termination.  The Merger may be abandoned and the Merger Agreement may be terminated prior to the Effective Time, before or after approval by our stockholders, either by:

  •
  the mutual written consent of our company and the Manager;

  •
  by either party if the Merger is not consummated by March 31, 2002;

  •
  if a United States federal or state court, regulatory agency or other governmental body will have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action will have become final and non-appealable, provided, that the party seeking to terminate the Merger Agreement will have used all reasonable efforts to remove such order, decree, ruling or other action;

  •
  by either party if a condition to their obligation is not met; or

  •
  by either party if the other has breached any representation, warranty or covenant.

    Any termination of the Merger Agreement will relieve all parties of any liability or further obligation as a result of the Merger or the Merger Agreement.

Resale of Shares of MFA Common Stock Issued in the Merger

    The shares of common stock issued pursuant to the Merger Agreement will not be registered under the Securities Act (unless subsequently registered pursuant to the Registration Rights Agreement) and, therefore, will not be freely transferable under the Securities Act. Such shares must be held indefinitely unless:

  •
  the distribution thereof is registered under the Securities Act;

  •
  they are sold in conformity with Rule 144 promulgated by the SEC under the Securities Act; and/or

  •
  some other exemption from registration is available.

    Additionally, AFC and the Manager Stockholders have agreed to not sell, pledge or otherwise transfer the MFA Common Stock they receive in the Merger for a period of 12 months after the Merger; provided, that AFC is permitted to immediately sell up to 206,000 of such shares subject to certain securities law restrictions.

Survival of Representations, Warranties and Covenants

    The representations and warranties of the parties contained in the Merger Agreement or in any certificate delivered pursuant to or in connection with the Merger Agreement will survive the closing date but will terminate on the first anniversary of the Closing Date, except that certain representations and warranties of the Manager and AFC concerning employee benefits plans, tax matters and capitalization and ownership will terminate 60 days following the termination of the expiration of the normal statute of limitations applicable to such matters. The covenants and agreements set forth in the Merger Agreement will not survive the closing date, except those that expressly contemplate performance after the closing date.

Expenses and Fees

    Unless expressly provided for in the Merger Agreement, each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries, incurred in connection with the Merger Agreement and the transactions contemplated thereby; provided, however, that if the Merger occurs, we will bear all expenses of the preparation of this Proxy Statement and certain other matters specified in the Merger Agreement.

Registration Rights

    As a condition to the Merger, we have agreed to enter into an agreement (the "Registration Rights Agreement") with AFC and the Manager Stockholders under which AFC and the other

Manager Stockholders may require us to register the common stock to be issued to them in connection with the Merger for resale under federal securities laws. Under the Registration Rights Agreement, AFC may request that we register up to 206,000 shares of our common stock it receives in the Merger or at anytime following the Effective Time. In addition, AFC and the Manager Stockholders may request that the remaining shares of our common stock issued in the Merger be registered for resale under the federal securities laws at anytime following the first anniversary of the Effective Time. Once registered, AFC and the Manager Stockholders may sell these shares pursuant to such registration, subject to the provisions of the Registration Rights Agreement and the escrow agreement. A registration will not be deemed to have been effected until the registration statement filed in connection therewith is declared effective by the SEC. We will bear costs of the registration, including, among other things, registration and filing fees, printing expenses, attorneys' fees, accountants' fees and other reasonable expenses.

    If we determine that, in light of the pendency of a material transaction, it would be materially detrimental to the Company and our stockholders to file a registration statement pursuant to a request therefor by AFC and/or the Manager Stockholders, we may defer such registration for not more than 90 days after receipt of such request. We also are permitted to defer the filing of a registration statement pursuant to such a request for an additional period of 60 days after the expiration of the initial 90 day period in order to satisfy our disclosure obligations under the Securities Act with respect to certain material transactions.

    If we propose to file a registration statement covering our common stock under the Securities Act (except for registration (a) on Form S-8, or a successor or substantially similar form, of an employee share option, share purchase or compensation plan or of our common stock issued or issuable pursuant to any such plan, (b) of a dividend reinvestment plan or (c) on Form S-4, or a successor or substantially similar form, of shares issuable in connection with any acquisition, merger, exchange or similar transaction) we will, subject to certain limitations, use our best efforts to arrange to include in such registration statement all of our common stock issued to AFC and/or the other Manager Stockholders issued in the Merger as to which we have received a request for inclusion. Such common stock will not be included, however, to the extent that the underwriters indicate that such inclusion will interfere with the successful marketing of the common stock being issued by us.

PRINCIPAL STOCKHOLDERS/OWNERSHIP OF MANAGEMENT

    As of November 9, 2001, our directors and executive officers beneficially owned the following shares of our common stock. We do not believe that, prior to the Merger, any stockholder owns more than 5% of our common stock.

	Prior to Consummation of the Merger			After Consummation of the Merger
Name	Number of Shares Beneficially Owned(1)		Percent of Class	Number of Shares Beneficially Owned(1)		Percent of Class
Michael B. Yanney, Director, Chairman of the Board	229,100	(2)	*	1,259,100	(2)(3)	4.4%
Stewart Zimmerman, Director, President and Chief Executive Officer	190,100	(4)	*	323,099	(4)(5)	1.1%
William S. Gorin, Chief Financial Officer, Executive Vice President and Treasurer	134,350	(4)	*	215,849	(4)(5)	*
Ronald A. Freydberg, Executive Vice President and Secretary	126,450	(4)	*	169,453	(4)(5)	*
Teresa Covello, Senior Vice President and Controller	0		*	0		*
Michael L. Dahir, Director	12,204	(4)	*	12,204	(4)	*
George H. Krauss, Director	90,000	(4)	*	90,000	(4)	*
Gregor Medinger, Director	18,204	(4)	*	18,204	(4)	*
W. David Scott, Director	12,304	(4)	*	12,304	(4)	*
Alan L. Gosule, Director	1,368		*	1,368		*
All executive officers and directors as a group (9 persons)	814,080		2.9%	2,101,581		7.2%

*
Less than 1% of class.

(1)
Each director and executive officer has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly unless otherwise indicated.

(2)
Includes 36,600 shares of our common stock which are owned of record by Torrey Lake Charitable Remainder Trust and Torrey Lake Charitable Remainder Trust II, both of which have as their beneficiary an entity which Mr. Yanney controls, and 192,500 shares of our common stock which may be acquired within 60 days of November 9, 2001, pursuant to the exercise of options by Mr. Yanney.

(3)
Includes 1,030,000 shares of our common stock to be issued to AFC, an entity that Mr. Yanney controls, in the Merger.

(4)
Includes 175,000, 106,250, 126,250, 5,000, 75,000, 5,000, and 5,000 shares of our common stock which may be acquired within 60 days of November 9, 2001, pursuant to the exercise of options by Messrs. Zimmerman, Gorin, Freydberg, Dahir, Krauss, Medinger and Scott, respectively, and 690,000 shares which may be acquired within 60 days of November 9, 2001, pursuant to the exercise of options by all executive officers and directors as a group.

(5)
Includes 132,999, 81,499 and 43,003 shares of our common stock to be issued in the Merger to Messrs. Zimmerman, Gorin and Freydberg, respectively.

FEDERAL INCOME TAX CONSIDERATIONS

General

    The following discussion summarizes material federal income tax considerations from the Merger to us and our stockholders. This discussion does not address the tax consequences to the Manager or AFC arising from the Merger. This discussion is general in nature and is not tax advice. In addition, no representations are made as to state, local or foreign tax consequences to us or any of our stockholders resulting from the Merger.

Tax Treatment of the Merger

    General.  We intend to treat the Merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, we will have the same tax basis in the assets of the Manager as the Manager had in its assets. If the Merger fails to qualify as a tax-free reorganization, the Merger would be treated as a taxable sale by the Manager of its assets to us in exchange for our common stock, followed by the Manager's distribution to AFC and the Manager Stockholders of our common stock received in the exchange in complete liquidation of the Manager. We would not directly recognize gain or loss as a result of the failure of the Merger to qualify as a reorganization under Section 368(a) of the Code. We could be liable for the Manager's tax liability from a deemed sale of the Manager assets as a successor to the Manager if AFC or the Manager Stockholders were unable to pay tax liabilities either from such deemed sale or unrelated transactions.

Built-in Gain Rules

    Under the "Built-in Gain Rules" of Temporary Treasury Regulation § 1.337(d)-5T and IRS Notice 88-19, a REIT is subject to a corporate tax if it disposes of any assets acquired from a C corporation in a carryover basis transaction (including a statutory merger qualifying as a tax-free reorganization) during the 10-year period beginning on the date of the transaction (the "Recognition Period"). This tax is imposed at the top regular corporate rate (currently 35%) on the lesser of (i) any gain recognized during the Recognition Period on the disposition of such asset, or (ii) the "Built-in Gain" in such asset (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset) as of the beginning of such Recognition Period. Our adjusted basis in the assets we are acquiring from the Manager will be de minimis, and therefore any sale of assets would be expected to generate gain. The results described above with respect to the recognition of Built-in Gain assume that we will make a certain election pursuant to Temporary Treasury Regulation § 1.337(d)-5T(b)(3) and Notice 88-19. We have agreed to make such election.

    The extent to which the Built-in Gain Rules apply to the merger of a corporation (such as the Manager) into a REIT (such as us) is unclear. However, we do not intend to recognize any gain in respect of any of the assets acquired in the Merger during the Recognition Period.

Consequences of Merger on Our Qualification as a REIT—Earnings and Profits Distribution Requirement

    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute such earnings and profits. In a statutory merger qualifying as a tax-free reorganization, the acquired corporation's earnings and profits are generally carried over to the surviving corporation. Any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. We have requested that PricewaterhouseCoopers LLP determine the earnings and profits of the Manager for purposes of the earnings and profits distribution requirement. Subject to certain qualifications and assumptions,

PricewaterhouseCoopers LLP has preliminarily determined that the Manager will not have any current or accumulated earnings and profits as of the date of the Merger.

    The calculation of the amount of earnings and profits acquired by us from the Manager is subject to challenge by the IRS. The IRS may examine prior tax returns of the Manager and propose adjustments that would increase its taxable income, which would result in corresponding increases in the Manager's earnings and profits.

    If the IRS determines, and successfully asserts, that we had acquired current or accumulated earnings and profits from the Manager ("Acquired Earnings") and we had not distributed all of the Acquired Earnings prior to the end of our taxable year during which the Merger occurs, we would fail to qualify as a REIT in such year, as well as other taxable years during which we held such Acquired Earnings. However, if we made an additional distribution within 90 days of such a determination by the IRS to distribute the Acquired Earnings and paid to the IRS an interest charge based on 50% of the amount of such Acquired Earnings not previously distributed, our failure to have distributed the Acquired Earnings would not prevent us from qualifying as a REIT. Accordingly, in order to maintain our qualification as a REIT under such circumstances, we could be required to borrow funds on a short-term basis or sell assets in order to meet the additional distribution requirement even if the prevailing market conditions were not generally favorable for such borrowings or sales.

    If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. As a result, our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will such distributions be required to be made. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable to them as ordinary income to the extent of current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Moreover, in the absence of certain relief, we could not elect to be taxed as a REIT for the four years following such disqualification and could be subject to taxation on our built-in gain upon re-electing REIT status as described under the "Built-In Gain Rules" described above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

    We were incorporated in Maryland on July 24, 1997. We began operations on April 10, 1998 when we merged with the Prep Funds. Concurrent with our merger with the Prep Funds, we entered into an advisory agreement with the Manager and adopted an investment policy that significantly differed from that pursued by the Prep Funds.

    The Manager provides advisory services to us in connection with the conduct of our business activities. Our principal investment strategy includes leveraged investing in adjustable-rate mortgage securities. Our investment strategy also provides for the acquisition of multifamily housing properties, REIT securities and high-yield corporate securities.

    We have elected to become subject to tax as a REIT for federal income tax purposes beginning with our 1998 taxable year and, as such, we have distributed, and anticipate in the future distributing, on an annual basis at least 90% (95% prior to January 1, 2001) of our taxable income, subject to certain adjustments. Generally, cash for such distributions is expected to be largely generated from our operations, although we may borrow funds to make distributions. We declared the following dividends during 2001 and 2000:

Declaration Date	Record Date	Payment Date	Amount per Share
During 2001:
February 12, 2001	April 16, 2001	April 30, 2001	$0.165
April 9, 2001	June 30, 2001	July 16, 2001	$0.175
September 19, 2001	October 2, 2001	October 18, 2001	$0.225
During 2000:
March 17, 2000	April 14, 2000	May 17, 2000	$0.140
June 14, 2000	June 30, 2000	August 17, 2000	$0.140
September 8, 2000	October 16, 2000	November 17, 2000	$0.155
December 14, 2000	January 15, 2001	January 30, 2001	$0.155

    Our operations for any period may be affected by a number of factors including the investment assets held, general economic conditions affecting underlying borrowers and, most significantly, factors which affect the interest rate market. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control.

Results of Operations

Three Month Period Ended September 30, 2001 Compared to Three Month Period Ended September 30, 2000

    During the three months ended September 30, 2001, our total interest and dividend income increased $7.53 million (82.3%) compared to the same period in the prior year. Mortgage securities income increased $7.63 million (91.8%) from $8.31 million to $15.94 million; income recognized on short-term investments in cash and cash equivalents increased $0.1 million. Increases in income from mortgage securities and income on cash and cash equivalents were partially offset by decreases in income from corporate debt securities and dividends of $0.2 million (26.2%). The increase in mortgage securities income was primarily the result of an increase in our mortgage securities portfolio of $877.4 million (178.5%) from $491.6 million as of September 30, 2000 to $1.369 billion as of September 30, 2001. The decrease in corporate debt securities and dividend income is primarily attributable to a reduction in the average amount invested in such securities as a result of sales of the underlying investments.

    Our interest expense increased $2.4 million (31.3%) for the three months ended September 30, 2001, compared to the same period in 2000. Such increase is primarily due to an increase of $807.5 million (170.6%) in our repurchase agreements balances from $473.4 million as of September 30, 2000 to $1.281 billion as of September 30, 2001 partially offset by a decrease in our average interest cost from 6.62% to 3.87% for the three months ended September 30, 2000 and 2001, respectively.

    As a result of the increase in our mortgage securities portfolio and the widening of our interest rate margin (calculated by dividing annualized net interest and dividend income by average interest earning assets), net interest and dividend income increased $5.1 million (382.8%) from $1.3 million to $6.4 million for the three months ended September 30, 2000 and 2001, respectively.

    Income from other investments decreased $2.7 million for the three months ended September 30, 2001, compared to the same period in 2000. Included in such income for the three months ended September 30, 2000 is a gain of approximately $2.6 million which resulted from the sale of the underlying real estate of an unconsolidated real estate limited partnership. The remaining decrease of $0.1 million is the result of a reduction in income generated by our investments in unconsolidated real estate limited partnerships.

    We recognized a net loss of approximately $124,000 resulting from the sales of certain corporate debt and equity investments during the three months ended September 30, 2001 compared to a net gain of approximately $53,000 resulting from the sales of certain corporate equity securities during the three months ended September 30, 2000. Such 2001 losses resulted from the sales of certain corporate debt and equity securities of approximately $409,000 offset by gains from the sales of certain corporate debt and equity securities of approximately $285,000.

    Our general and administrative expenses for the three months ended September 30, 2001 increased $0.4 million as compared to the three months ended September 30, 2000. Such increase is primarily attributable to higher base management and incentive compensation fees earned by the Manager due to an increase in income we generated.

Nine Month Period Ended September 30, 2001 Compared to Nine Month Period Ended September 30, 2000

    During the nine months ended September 30, 2001, our total interest and dividend income increased $7.52 million (27.9%) compared to the same period in the prior year. Mortgage securities income increased $7.19 million (28.9%) from $24.92 million to $32.11 million. Income recognized on short-term investments in cash and cash equivalents increased $0.12 million and income from corporate debt securities increased $0.36 million. Increases in income from mortgage securities, income on cash and cash equivalents and interest on corporate debt securities were partially offset by a decrease in dividend income of $0.15 million. The increase in mortgage securities income was primarily the result of an increase in our mortgage securities portfolio of $877.4 million (178.5%) from $491.6 million as of September 30, 2000 to $1.369 billion as of September 30, 2001. The increase in income from corporate debt securities and income on short-term investments in cash and cash equivalents was primarily the result of an increase in the average balances of such investments during the period. The decrease in dividend income is primarily attributable to a reduction in the average amount invested in such securities as a result of sales of the underlying investments.

    Our interest expense increased $0.2 million for the nine months ended September 30, 2001, compared to the same period in 2000. Although our repurchase agreements balances increased $807.5 million from $473.4 million as of September 30, 2000 to $1.281 billion as of September 30, 2001, our average interest cost decreased from 6.46% to 4.55% for the nine months ended September 30, 2000 and 2001, respectively.

    As a result of the widening of our interest rate margin, net interest and dividend income increased $7.32 million (159.3%) from $4.60 million to $11.92 million for the nine months ended September 30, 2000 and 2001, respectively.

    Income from other investments decreased approximately $0.2 million for the nine months ended September 30, 2001, compared to the same period in 2000 as a result of a reduction in income generated by our investments in unconsolidated real estate limited partnerships. Included in such income for the nine months ended September 30, 2001 is a gain of approximately $2.6 million which resulted from the sale by a non-consolidated subsidiary of its undivided interest in the net assets of an assisted living center. Included in such income for the nine months ended September 30, 2000 is a gain of approximately $2.6 million which resulted from the sale of the underlying real estate of an unconsolidated real estate limited partnership.

    We recognized a net loss of approximately $0.38 million on our investments during the nine months ended September 30, 2001. Such net loss resulted from permanent impairment losses recognized on one of each of our investments in corporate debt and equity securities totaling approximately $0.4 million. In addition, we recognized losses of approximately $1.01 million on sales of certain corporate debt and equity securities. Such losses were partially offset by gains on sales of commercial mortgage securities and corporate debt and equity securities of approximately $1.03 million. This compares to a net gain of $0.17 million recognized during the nine months ended September 30, 2000 resulting from the sale of corporate debt securities and corporate equity securities for a gain of $0.36 million which was partially offset by a loss of approximately $0.19 million on the sale of numerous small pools of fixed-rate mortgage securities.

    Our general and administrative expenses for the nine months ended September 30, 2001 increased $1.4 million as compared to the nine months ended September 30, 2000. Such increase is primarily attributable to higher base management and incentive compensation fees earned by the Manager.

    Year Ended December 31, 2000, Compared to Year Ended December 31, 1999

    During the year ended December 31, 2000, total interest income earned by us increased $10.6 million (41%) compared to total interest income earned in 1999. This increase is primarily attributable to a 33% growth in our average interest earning assets from $382 million to $507 million for the years ended December 31, 1999 and 2000, respectively. Also contributing to the increase was a 6.4% growth in the yield on our interest earning assets from 6.72% per annum in 1999 to 7.15% per annum in 2000.

    Our interest expense increased $11.6 million (63%) for the year ended December 31, 2000 compared to 1999 due to a 40% increase in the average repurchase agreement balance from $321 million in 1999 to $450 million in 2000, as well as an increase in the average interest cost from 5.75% per annum in 1999 to 6.68% per annum in 2000. We had outstanding borrowings of $449 million at December 31, 2000 compared to $452 million at December 31, 1999.

    Our interest rate margin was 1.22% for the year ended December 31, 2000 compared to 1.89% for the year ended December 31, 1999. As a result of the narrowing of such margin, net interest and dividend income decreased $1.0 million (14%) from $7.2 million to $6.2 million for the years ended December 31, 1999 and 2000, respectively.

    Income from other investments increased from $3.0 million to $3.7 million for the years ended December 31, 2000 and 1999, respectively. Included in such income for the year ended December 31, 2000 is a gain of approximately $2.6 million which resulted from the sale of the underlying real estate of an unconsolidated real estate limited partnership. Included in such income for the year ended

December 31, 1999 is approximately $2.2 million attributable to a gain recognized by a non-consolidated subsidiary's sale of its undivided interests in the net assets of four assisted living centers. Excluding such sales, income from other investments increased $300,000 due to higher income generated by our investments in unconsolidated real estate limited partnerships.

    During the year ended December 31, 2000, we realized a net gain of $500,000 on the sale of investments compared to a net gain of $100,000 during the year ended December 31, 1999. Such gains resulted from the sale of corporate debt and equity securities and the sale and/or payoff of several pools of fixed-rate mortgage securities.

    Our general and administrative expenses decreased $200,000 (8%) for the year ended December 31, 2000, compared to the same period of 1999. Approximately $100,000 of such decrease is due to expenses incurred in 1999 by a consolidated subsidiary which was liquidated in December 1999. The remaining $100,000 decrease is primarily attributable to net decreases in various general and administrative expenses, including various servicing fees, filing fees and printing costs.

Liquidity and Capital Resources

    Our principal sources of capital consist of borrowings under repurchase agreements, principal payments received on our portfolio of mortgage securities, cash provided by operations and proceeds from public equity offerings. Principal uses of cash include the acquisition of mortgage securities, the payment of operating expenses and the payment of dividends to stockholders.

    During the nine months ended September 30, 2001, we acquired $1.041 billion of mortgage securities and corporate equity securities. Financing for these acquisitions was provided primarily through the utilization of repurchase agreements, supplemented by cash flow from operations and net proceeds from the June 2001 public offering of our common stock. Net borrowings under repurchase agreements totaled $832.4 million during the nine months ended September 30, 2001. We also received principal payments of $147.9 million on our mortgage securities and proceeds of $13.2 million from the sale of mortgage securities, corporate debt securities and corporate equity securities during the nine months ended September 30, 2001. Other uses of funds during the nine months ended September 30, 2001 included $3.3 million primarily for the acquisition of an interest in a multifamily housing property and $6.3 million for dividend payments.

    Our borrowings under repurchase agreements totaled $1.281 billion at September 30, 2001, and had a weighted average borrowing rate of 3.62% as of such date. At September 30, 2001, the repurchase agreements had balances of between $0.2 million and $68.0 million. These arrangements generally have original terms to maturity ranging from one month to twelve months and annual interest rates that are generally based on LIBOR. To date, we have not had margin calls on our repurchase agreements that we were not able to satisfy with either cash or additional pledged collateral.

    On June 27, 2001, we closed a public offering of 10,335,214 shares of our common stock. The offering included the full exercise of the underwriters' option to purchase up to 1,335,214 additional shares to cover over-allotments. The shares were priced at $7.00 per share and we received net proceeds of approximately $67.1 million. Net proceeds of this offering were fully utilized to acquire additional adjustable-rate mortgage securities during the three months ended September 30, 2001.

    On September 25, 2001, we filed a registration statement with the Securities and Exchange Commission relating to $300,000,000 of our common stock and preferred stock that we may offer from time to time for cash in a variety of transactions, including underwritten public offerings. On November 7, 2001, we closed an underwritten public offering of 8,000,000 shares of our common stock pursuant to this registration statement. As of that date, the underwriters had not exercised their option to purchase up to 1,200,000 additional shares to cover over-allotments. The shares were sold at a public offering price of $8.00 per share, and we received net proceeds of approximately $59.7 million. We anticipate using the net proceeds of this offering to acquire additional adjustable-rate mortgage securities on a leveraged basis during the fourth quarter of 2001. To the extent we raise additional equity capital from future sales of common and/or preferred stock under this registration statement, we anticipate using the net proceeds to acquire additional mortgage securities, interests in multifamily apartment properties and other investments consistent with our investment policies. There can be no assurance, however, that we will be able to raise additional equity capital at any particular time or on any particular terms.

    The primary components of our general and administrative expenses are the base advisory and incentive compensation fees paid to the Manager. If the Merger is completed, the employees of the Manager will become our employees and we will assume all of the costs of operating our business, some of which are currently paid by the Manager. In addition, our obligation to pay the base advisory and incentive compensation fees to the Manager will terminate upon the closing of the Merger. Although there can be no assurances in this regard, we believe that, under current market conditions, the additional costs we expect to incur in operating on a self-advised basis will be less than the amount of the fees that would be payable to the Manager if the Merger does not occur. In addition, under the Merger Agreement, we will issue 1,287,501 shares of our common stock to the stockholders of the Manager. These shares will represent approximately 4.5% of our total outstanding shares of common stock upon completion of the Merger. However, although there can be no assurances in this regard, we believe that under current market conditions, the cost savings associated with becoming self-advised will more than offset the dilutive effect caused by the issuance of these additional shares in the Merger.

    We believe we have adequate financial resources to meet our obligations as they come due and fund committed dividends as well as to actively pursue our investment policies.

    The terrorist attacks which occurred in New York City and Washington, D.C. on September 11, 2001, and the subsequent military actions taken by the United States and its allies in response, have caused significant uncertainty in the global financial markets. While the short-term and long-term affects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that short-term interest rates may be affected by these events. If short-term interest rates increase rapidly, it would cause our borrowing costs to increase faster than increases in the interest rates we earn on our adjustable rate mortgage securities. If that were to happen, our earnings would be negatively affected. In addition, the rate of prepayment on the mortgages underlying our mortgage securities could increase as a result of adverse economic conditions, changes in interest rates and other factors, all of which could be affected by the events of September 11, 2001 and their aftermath.

New Accounting Pronouncements

    In June, 1998, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). Certain provisions of FAS 133 were amended by Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("FAS 138") in June, 2000. These statements provide new accounting and reporting standards for the use of derivative instruments. Although we have not historically used such instruments, we are not precluded from doing so. In the future, we anticipate using such derivative instruments only as hedges to manage interest rate risk. We do not anticipate entering into derivatives for speculative or trading purposes. As of January 1, 2001, we had no outstanding derivative hedging instruments nor any imbedded derivatives requiring bifurcation and separate accounting under FAS 133, as amended. Accordingly, there was no cumulative effect upon adoption of FAS 133, as amended, on January 1, 2001.

    In September, 2000, the FASB issued Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("FAS 140"). This statement is applicable for transfers of assets and extinguishments of liabilities occurring after March 31, 2001. We adopted the provisions of this statement as required for all transactions we entered into on or after April 1, 2001. The adoption of FAS 140 did not have a significant impact on us.

    In July, 2001, the FASB issued Financial Accounting Standards (FAS) No. 141, "Business Combinations" and FAS No. 142, "Goodwill and Other Intangible Assets" which provide guidance on how entities are to account for business combinations and for the goodwill and other intangible assets that arise from those combinations or are acquired otherwise. These standards are effective for us on January 1, 2002.

    FAS 142 will require that goodwill no longer be amortized, but instead be tested for impairment at least annually. As of the date of adoption, we expect to have unamortized goodwill in the amount of approximately $7,189,000. Amortization expense related to such goodwill was approximately $150,000 for the nine month period ended September 30, 2001 and is expected to be approximately $200,000 for the year ended December 31, 2001. We expect to adopt such statement effective January 1, 2002, as required but have not yet completed our evaluation as to the potential implications to the financial statements.

    In October, 2001, the FASB issued Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of FAS 144 are effective for us on January 1, 2002. The adoption of FAS 144 is not expected to have a significant impact on us.

THE ADVISORY AGREEMENT

General

    At our inception, we entered into an advisory agreement with the Manager for a period of five years. Pursuant to the advisory agreement, the Manager currently advises us on various facets of our business and manages our day-to-day operations, subject to the supervision of our Board of Directors.

    Subject to its duty of overall supervision, our Board of Directors has delegated to the Manager the power and duty to, among other things:

  •
  administer our day-to-day operations and perform or supervise the performance of such administrative functions necessary in our management as may be agreed upon by the Manager and our Board of Directors, including, without limitation, collection of revenues and payment of expenses, debts and obligations and maintenance of appropriate computer services to provide such administrative functions;

  •
  serve as our consultant with respect to formulation of investment criteria and preparation of policy guidelines by our Board of Directors;

  •
  represent us in connection with the purchase, accumulation, financing and securitization of mortgage assets;

  •
  supervise our compliance with REIT provisions of the Code;

  •
  maintain our bank accounts and records deemed appropriate or requested by our Board of Directors; and

  •
  provide executive and administrative personnel and services required in rendering the services agreed upon in the advisory agreement.

Compensation

    Under the terms of the advisory agreement, we pay the Manager, for services rendered under the advisory agreement, an annual base advisory fee in an amount equal to 1.10% of the first $300 million of our stockholders' equity, plus 0.80% of the portion of our stockholders' equity above $300 million, payable each month (pro rated based on the number of dates elapsed during any partial month) in arrears, commencing in April 1998. The Manager calculates the base advisory fee within 15 days after the end of the month, and is required to deliver such calculation to us promptly. We pay the base advisory fee for each month within 30 days after the end of each month. If our annualized return on equity for any fiscal quarter (compounded by multiplying the return on equity for such fiscal quarter by four) is in excess of the Ten-Year U.S. Treasury Rate plus 1%, we pay the Manager as incentive compensation for such quarter an amount equal to 20% of the dollar amount by which our annualized return on equity for such fiscal quarter exceeds the amount necessary to provide an annualized return on equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The Manager computes the incentive compensation within 45 days after the end of each fiscal quarter. We pay the incentive compensation with respect to each fiscal quarter within 15 days following the delivery to us of the Manager's written statement setting forth the computation of the incentive fee for such quarter. If an affiliate of the Manager extends loans to us, the maximum amount of interest that such affiliate may charge is the prime rate publicly announced by Citibank, N.A. from time to time plus 1% per year.

Competition

    Nothing prevents the Manager or any of its affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in or advisory service to others investing in any type of real estate investment, including investments which meet our principal investments. Directors, officers, employees and agents of the Manager may serve as our directors, officers, employees, agents, nominees or signatories, to the extent permitted by its governing instruments, or by any resolution duly adopted by our Board of Directors. However, if the stockholders approve the Merger Proposal, AFC, the largest stockholder of the Manager, and Mr. Michael B. Yanney, who holds the largest membership interest in AFC, will agree not to compete with the Company in the business of residential mortgage-backed securities for a period of one year after the Effective Time.

Termination

    The advisory agreement commenced April 9, 1998 and will continue in force for a period of five years and thereafter may be extended only with the consent of the Manager and by the affirmative vote of a majority of our Board of Directors, including a majority of the independent directors. The advisory agreement may be terminated for any reason upon 60 days written notice by either party to the advisory agreement. We may, upon 60 days' written notice, terminate the advisory agreement for cause. In the event the advisory agreement is terminated by us without cause, we will be obligated to pay the Manager a termination or non-renewal fee determined based on an independent appraisal from an independent party jointly selected by us and the Manager.

    The advisory agreement defines cause as any of the following events occurring:

  •
  the Manager has materially violated any provision of the advisory agreement and, after notice of such violation, shall have failed to cure such default within 30 days;

  •
  there is entered an order for relief or similar decree or order with respect to the Manager by a court having jurisdiction in an involuntary case under the federal bankruptcy laws or under any applicable federal or state bankruptcy, insolvency or other similar laws;

  •
  the Manager ceases, or admits in writing its inability, to pay debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors;

  •
  the Manager applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 30 days;

  •
  the Manager authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment or debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against us without such authorization, application or consent and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or

  •
  the Manager permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days.

If the stockholders approve the Merger Proposal, the advisory agreement will no longer exist as the Manager will have merged into us.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

    Except as described herein, we are not a party to any transaction or proposed transaction with any person who is (i) a director or executive officer of our company, (ii) an owner of more than 5% of our common stock or (iii) a member of the immediate family of any of the foregoing persons.

    Michael B. Yanney, our Chairman of Board of Directors, George H. Krauss, one of our directors, Stewart Zimmerman, one of our directors and our President and Chief Executive Officer, and William S. Gorin, one of our executive officers, are beneficial owners of AFC. Subsidiaries of AFC engaged in the following transactions with our company during 2000 and 2001:

    The Manager manages our operations and investments and performs administrative services for us. In turn, the Manager receives an advisory fee payable monthly in arrears in an amount equal to 1.10% per annum of the first $300 million of our stockholders' equity, plus 0.80% per annum of the portion of our stockholders' equity above $300 million. We also pay the Manager, as incentive compensation for each fiscal quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such fiscal quarter exceeds the amount necessary to provide an annualized return on equity equal to the ten-year U.S. Treasury Rate plus 1%. During 2000 and through September 30, 2001, the Manager earned a base advisory fee of $740,437 and $875,279, respectively. The Manager earned incentive compensation of approximately $797,054 and $1,753,112 in 2000 and through September 30, 2001, respectively. Approximately, $519,000 and $511,000 of the incentive fee earned in 2000 and through September 30, 2001, respectively, was attributable to the sale of the underlying real estate of a certain unconsolidated real estate limited partnership.

    America First Properties Management Company L.L.C., a wholly owned subsidiary of AFC, provides property management services for our six multifamily properties. America First Properties Management Company L.L.C. receives a management fee equal to a stated percentage of the gross revenues generated by the properties under management, ranging from 3.5% to 4% of gross revenues. Such fees paid by us in 2000 and through September 30, 2001 amounted to $374,923 and $327,334, respectively. These contracts will remain in place following the consummation of the Merger, but are terminable by us on 30 days written notice.

INDEPENDENT ACCOUNTANTS

    The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in our Annual Report on 10-K have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the firm as experts in auditing and accounting.

OTHER MATTERS

    Our Board of Directors knows of no other business to be presented at the Special Meeting. If other matters properly come before the meeting in accordance with our Bylaws, the persons named as proxies will vote on them in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports, proxy statements and other information without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of such materials from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file reports, proxy statements and other information with the SEC electronically. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the SEC. Our shares are listed on the New York Stock Exchange under the symbol "MFA" and you may also inspect and copy our reports, Proxy Statements and other information at the offices of the New York Stock Exchange, Public Reference Section, 20 Broad Street, New York, New York, 10005.

    The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the date of the special meeting:

(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2)
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001;

(3)
Proxy Statement on Schedule 14A dated April 13, 2001 for our Annual Meeting of Stockholders held on May 24, 2001;

(4)
Current Reports on Form 8-K filed on September 24, 2001, October 17, 2001 and November 2, 2001; and

(5)
The description of our shares of common stock contained in its Registration Statement on Form S-4/A filed on February 13, 1998.

    You may request a copy of each of the above-listed documents at no cost by contacting us at:

                America First Mortgage Investments, Inc.
                399 Park Avenue
                36th Floor
                New York, New York 10022
                (212) 935-8760

    Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Manager is not subject to the reporting requirements of the Exchange Act.

YOUR PROXY IS IMPORTANT
WHETHER YOU OWN FEW OR MANY SHARES

    You are urged to complete, date, sign and return your Proxy Card promptly to make certain your shares will be voted at the Special Meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. For your convenience in returning the Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

    Please date, sign and mail the enclosed Proxy Card today.

By Order of the Board of Directors
Ronald A. Freydberg Secretary
Dated: November 12, 2001

AMERICA FIRST MORTGAGE INVESTMENTS, INC.

Index to Financial Statements

Page
Pro Forma Financial Statements (unaudited):
Pro Forma Balance Sheet as of September 30, 2001	F-2
Pro Forma Statements of Operations for the Nine Months Ended September 30, 2001 and for the Year Ended December 31, 2000	F-3
Notes and Management's Assumptions to Unaudited Pro Forma Financial Statements	F-5
Unaudited Historical Financial Statements:
Balance Sheets of the Company as of September 30, 2001 and December 31, 2000	F-7
Statements of Income of the Company for the Three and Nine Months Ended September 30, 2001 and 2000	F-8
Statement of Stockholders' Equity of the Company for the Nine Months Ended September 30, 2001	F-9
Statements of Cash Flows of the Company for the Nine Months Ended September 30, 2001 and 2000	F-10
Notes to Unaudited Financial Statements of the Company	F-11
Audited Historical Financial Statements:
Report of Independent Accountants	F-26
Consolidated and Combined Balance Sheets of the Company as of December 31, 2000 and December 31, 1999	F-27
Consolidated Statements of Income of the Company for the Years Ended December 31, 2000 and 1999 and for the Period from April 10, 1998 through December 31, 1998, and Combined Statements of Income of the Predecessor from January 1, 1998 through April 9, 1998	F-28
Consolidated Statements of Stockholders' Equity of the Company for the Years Ended December 31, 2000, 1999 and 1998, and Combined Statements of Partners' Capital of the Predecessor from January 1, 1998 through April 9, 1998	F-29
Consolidated Statements of Cash Flows of the Company for the Years Ended December 31, 2000 and 1999, and for the Period from April 10, 1998 through December 31, 1998, and Combined Statements of Cash Flows of the Predecessor from January 1, 1998 through April 9, 1998	F-31
Notes to Consolidated and Combined Financial Statements of Company and the Predecessor	F-33

    Financial statements of one 95%-owned company, three real estate limited partnerships in which the Company owns 99% limited partnership interests and one real estate limited partnership in which the Company owns 50% limited partnership interests have been omitted because the Company's proportionate share of the income from continuing operations before income taxes is less than 20% of the respective consolidated amount, and the investment in, and advances to, each entity is less than 20% of consolidated total assets.

F–1

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2001
(UNAUDITED)

	Company (A) (Historical)	Pro Forma Adjustments		Pro Forma
Assets
Investment in mortgage securities	$1,369,019,391			$1,369,019,391
Investment in corporate debt securities	9,187,159			9,187,159
Investment in corporate equity securities	5,444,507			5,444,507
Cash and cash equivalents
Unrestricted	22,438,662	$(860,697	)(B)	21,577,965
Restricted	11,001,639			11,001,639
Accrued interest and dividends receivable	8,620,317			8,620,317
Other investments	9,512,480			9,512,480
Goodwill, net	7,238,471			7,238,471
Other assets	852,806	(56,303)	(B)	796,503

	$1,443,315,432	$(917,000)		$1,442,398,432

Liabilities
Repurchase agreements	$1,280,934,852			$1,280,934,852
Accrued interest payable	6,337,640			6,337,640
Accounts payable	1,143,063			1,143,063
Dividends payable	4,396,185			4,396,185

	1,292,811,740			1,292,811,740

Stockholders' Equity
Common stock, $.01 par value; 375,000,000 shares authorized 19,034,850 issued and outstanding at September 30, 2001	190,348	$12,875	(C)	203,223
Additional paid-in-capital	141,426,031	10,029,633	(D)	151,455,664
Retained earnings (accumulated deficit)	1,607,378	(10,042,508	)(E)	(9,352,130)
		(917,000	)(B)
Accumulated other comprehensive income	7,279,935			7,279,935

	150,503,692	(917,000)		149,586,692

	$1,443,315,432	$(917,000)		$1,442,398,432

See accompanying Notes to Pro Forma Financial Statements

F–2

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
(UNAUDITED)

	Company (a) (Historical)	Pro Forma Adjustments		Pro Forma
Mortgage securities income	$32,112,855			$32,112,855
Corporate debt securities income	1,261,464			1,261,464
Dividend income	568,974			568,974
Interest income on cash and cash equivalents	597,699			597,699

Total interest and dividend income	34,540,992			34,540,992
Interest expense on borrowed funds	22,625,910			22,625,910

Net interest and dividend income	11,915,082			11,915,082

Income from other investments	3,173,940			3,173,940
Net gain (loss) on investments	(374,588)			(374,588)

	2,799,352			2,799,352

General and administrative expenses	3,335,995	$(2,628,391	)(b)	1,746,024
		1,038,420	(c)

Net income	$11,378,439	$1,589,971		$12,968,410

Net income, basic, per share	$0.92			$0.95

Net income, diluted, per share	$0.92			$0.95

Weighted average number of shares outstanding, basic	12,330,554	1,287,501		13,618,055

Weighted average number of shares outstanding, diluted	12,424,211	1,287,501		13,711,711

See accompanying Notes to Pro Forma Financial Statements

F–3

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(UNAUDITED)

	Company (a) (Historical)	Pro Forma Adjustments		Pro Forma
Mortgage securities income	$33,390,494			$33,390,494
Corporate debt securities income	1,335,974			1,335,974
Dividend income	928,310			928,310
Interest income on cash and cash equivalents	645,013			645,013

Total interest and dividend income	36,299,791			36,299,791
Interest expense on borrowed funds	30,103,076			30,103,076

Net interest and dividend income	6,196,715			6,196,715

Income from other investments	3,670,199			3,670,199
Net gain (loss) on investments	456,398			456,398

	4,126,597			4,126,597

General and administrative expenses	2,457,196	$(1,537,491 1,382,688	)(b) (c)	2,302,393

Net income	$7,866,116	$154,803		$8,020,919

Net income, basic, per share	$0.89			$0.79

Net income, diluted, per share	$0.89			$0.79

Weighted average number of shares outstanding, basic	8,869,456	1,287,501		10,156,957

Weighted average number of shares outstanding, diluted	8,852,245	1,287,501		10,139,746

See accompanying Notes to Pro Forma Financial Statements

F–4

AMERICA FIRST MORTGAGE INVESTMENTS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(UNAUDITED)

Note 1—Basis of Presentation

    The accompanying unaudited Pro Forma Balance Sheet as of September 30, 2001 and Pro Forma Statements of Operations for the nine month period ended September 30, 2001 and the year ended December 31, 2000 have been prepared to reflect the consummation of a merger of America First Mortgage Advisory Corporation, the Company's external manager (the "Manager"), with and into the Company (the "Merger"). The pro forma financial information is based on the historical financial statements of the Company and should be read in conjunction with the notes and management's assumptions thereto. The Pro Forma Balance Sheet was prepared as if the Merger described above occurred as of September 30, 2001. The Pro Forma Statements of Operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 were prepared as if the Merger had occurred on January 1, 2000. The pro forma information contained herein is unaudited and not necessarily indicative of the operating results which actually would have occurred if the Merger had occurred on January 1, 2000, nor does it purport to represent the future financial position of the Company or the results of operations for future periods.

    For accounting purposes, the Merger is not considered the acquisition of a "business" for purposes of applying Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations" and, therefore, the market value of the common shares, valued as of the consummation of the Merger, issued in excess of the fair value of the net tangible assets acquired will be charged to operating income rather than capitalized as goodwill.

Note 2—Adjustments to Pro Forma Balance Sheet

    (A) Reflects the historical balance sheet of the Company as set forth in the Company's quarterly report on Form 10-Q.

    (B) Represents an adjustment to cash for estimated transaction costs to be incurred and an adjustment to other assets for costs already incurred in connection with the Merger.

    (C) Represents the adjustment to reflect the effect of the issuance of 1,287,501 shares of our common stock in conjunction with the Merger at par value.

    (D) Represents an adjustment to Additional Paid-In Capital for the issuance of 1,287,501 shares of our common stock in conjunction with the Merger, assuming a share price of $7.80 per share (the last reported sales price on the NYSE on September 21, 2001).

    (E) Represents an adjustment to Retained Earnings as a result of the charge to earnings in conjunction with the Merger.

    As previously discussed, the Merger was not considered to represent the acquisition of a "business" for purposes of applying APB Opinion No. 16, Business Combinations. As a result, upon the consummation of the Merger, the above amount will be recorded as an operating expense on the Company's statement of operations. Since the intent of the accompanying Pro Forma Statements of Operations for the nine-month period ended September 30, 2001 and the year ended December 31, 2000 is to reflect the expected continuing impact of the pro forma transactions described in Note 1, the one-time charge discussed above has been excluded.

F–5

Note 3—Adjustments to Pro Forma Statements of Operations

    (a) Reflects the historical statement of operations of the Company, as set forth in the Company's quarterly report on Form 10-Q for the nine-month period ended September 30, 2001 and in the Company's annual report on Form 10-K for the year ended December 31, 2000.

    (b) Represents the elimination of the base advisory and incentive advisory fees paid to the Manager as a result of the consummation of the Merger. As discussed in Note 1, the excess of the fair value of the stock issued in the Merger over the net tangible assets assumed will be recorded as an operating expense on the Company's statement of operations. Since the intent of the accompanying pro forma statements of operations for the nine-month period ended September 30, 2001 and the year ended December 31, 2000 is to reflect the expected continuing impact of the pro forma transactions described in Note 1, the one-time charge discussed above has been excluded.

    (c) Represents additional estimated general and administrative costs expected to be incurred as a result of the Merger. Components of such costs are as follows:

	For the Nine Months Ended September 30, 2001	For the Year Ended December 31, 2000
Employee compensation	$1,009,999	$1,346,990
Other general and administrative expenses	28,421	35,698

Total	$1,038,420	$1,382,688

F–6

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
BALANCE SHEETS

	September 30, 2001 (Unaudited)	Dec. 31, 2000
Assets
Investment in mortgage securities (Note 3)	$1,369,019,391	$470,575,671
Investment in corporate debt securities (Note 4)	9,187,159	15,665,727
Investment in corporate equity securities (Note 5)	5,444,507	9,010,538
Cash and cash equivalents
Unrestricted	22,438,662	8,400,539
Restricted	11,001,639	498,875
Accrued interest and dividends receivable	8,620,317	3,433,256
Other investments (Note 6)	9,512,480	6,540,570
Goodwill, net	7,238,471	7,388,247
Other assets	852,806	976,889

	$1,443,315,432	$522,490,312

Liabilities
Repurchase agreements (Note 7)	$1,280,934,852	$448,583,432
Accrued interest payable	6,337,640	2,038,887
Accounts payable	1,143,063	550,209
Dividends payable	4,396,185	1,406,288

	1,292,811,740	452,578,816

Stockholders' Equity
Common stock, $.01 par value; 375,000,000 shares authorized 19,034,850 and 8,692,825 issued and outstanding in 2001 and 2000, respectively (Note 8)	190,348	86,928
Additional paid-in capital	141,426,031	74,362,801
Retained earnings (accumulated deficit)	1,607,378	(440,084)
Accumulated other comprehensive income (loss)	7,279,935	(4,098,149)

	150,503,692	69,911,496

	$1,443,315,432	$522,490,312

The accompanying notes are an integral part of the financial statements.

F–7

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended September 30, 2001	For the Three Months Ended September 30, 2000	For the Nine Months Ended September 30, 2001	For the Nine Months Ended September 30, 2000
Mortgage securities income	$15,936,927	$8,311,213	$32,112,855	$24,923,364
Corporate debt securities income	361,066	400,671	1,261,464	897,031
Dividend income	128,898	263,266	568,974	722,316
Interest income on cash and cash equivalents	261,530	180,957	597,699	473,965

Total interest and dividend income	16,688,421	9,156,107	34,540,992	27,016,676
Interest expense on borrowed funds	10,276,012	7,827,807	22,625,910	22,421,158

Net interest and dividend income	6,412,409	1,328,300	11,915,082	4,595,518

Income from other investments	228,819	2,911,658	3,173,940	3,414,020
Net gain (loss) on investments	(123,669)	52,692	(374,588)	172,311

	105,150	2,964,350	2,799,352	3,586,331

General and administrative expenses	1,430,233	994,723	3,335,995	1,968,683

Net income	$5,087,326	$3,297,927	$11,378,439	$6,213,166

Net income, basic, per share	$0.27	$0.37	$0.92	$0.70

Net income, diluted, per share	$0.27	$0.37	$0.92	$0.70

Weighted average number of shares outstanding, basic	19,034,850	8,870,431	12,330,554	8,894,425
Weighted average number of shares outstanding, diluted	19,148,345	8,895,033	12,424,211	8,910,290

The accompanying notes are an integral part of the financial statements.

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AMERICA FIRST MORTGAGE INVESTMENTS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
(UNAUDITED)

	Stockholders' Equity
	Common Stock				Accumulated Other Comprehensive Income
			Paid-in Capital	Retained Earnings
	# of Shares	Amount				Total
Balance at December 31, 2000	8,692,825	$86,928	$74,362,801	$(440,084)	$(4,098,149)	$69,911,496
Comprehensive income:
Net income	—	—	—	11,378,439	—	11,378,439
Other comprehensive income	—	—	—	—	11,378,084	11,378,084

Comprehensive income	—	—	—	11,378,439	11,378,084	22,756,523
Dividends declared	—	—	—	(9,330,977)	—	(9,330,977)
Stock options revaluation adjustment	—	—	28,739	—	—	28,739
Issuance of common stock to directors (Note 8)	6,811	68	49,935	—	—	50,003
Issuance of common stock, net of offering expenses (Note 8)	10,335,214	103,352	66,984,556	—	—	67,087,908

Balance at September 30, 2001	19,034,850	$190,348	$141,426,031	$1,607,378	$7,279,935	$150,503,692

The accompanying notes are an integral part of the financial statements.

F–9

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30, 2001	For the Nine Months Ended September 30, 2000
Cash flows from operating activities
Net income	$11,378,439	$6,213,166
Adjustments to reconcile net income to net cash from operating activities:
Net gain on investments	(2,382,936)	(2,767,744)
Amortization of premiums on investments	2,352,744	1,138,154
Amortization of goodwill	149,776	149,776
Changes in assets and liabilities:
Increase in interest and dividends receivable	(5,187,061)	(1,099,695)
(Decrease) increase in other assets	205,371	(2,525,524)
Increase in accounts payable	592,854	387,538
Increase (decrease) in accrued interest payable	4,298,753	(380,138)

Net cash provided by operating activities	11,407,940	1,115,533

Cash flows from investing activities
Principal payments on mortgage securities	147,873,621	72,836,203
Proceeds from sale of mortgage securities	5,543,828	5,018,677
Proceeds from sale of corporate debt securities	2,516,275	372,500
Proceeds from sale of corporate equity securities	5,142,955	1,149,644
Proceeds from sale of other investments	—	2,595,433
Purchases of mortgage securities	(1,040,451,999)	(95,081,513)
Purchases of corporate debt securities	—	(6,708,750)
Purchases of corporate equity securities	(392,053)	(6,835,392)
Increase in other investments	(195,384)	(115,488)

Net cash used in investing activities	(879,962,757)	(26,768,686)

Cash flows from financing activities
Net borrowings from repurchase agreements	832,351,420	21,288,459
Net proceeds from stock offering	67,087,908	—
(Increase) decrease in restricted cash and cash equivalents	(10,502,764)	2,936,732
Stock purchased for retirement	—	(599,637)
Dividends paid	(6,343,624)	(3,886,964)

Net cash provided by financing activities	882,592,940	19,738,590

Net increase (decrease) in unrestricted cash and cash equivalents	14,038,123	(5,914,563)
Unrestricted cash and cash equivalents at beginning of period	8,400,539	19,895,833

Unrestricted cash and cash equivalents at end of period	$22,438,662	$13,981,270

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,327,157	$22,801,296

    During the nine months ended September 30, 2001 and 2000, the Company issued 6,811 and 7,804 shares of common stock, respectively, to its non-employee directors in partial payment of the annual retainer paid by the Company to such directors. The aggregate value of such common stock issued during the nine months ended September 30, 2001 and 2000 was $50,003 and $39,996, respectively.

The accompanying notes are an integral part of the financial statements.

F–10

AMERICA FIRST MORTGAGE INVESTMENTS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2001

(UNAUDITED)

1.  Organization

    America First Mortgage Investments, Inc. (the "Company") was incorporated in Maryland on July 24, 1997. The Company began operations on April 10, 1998 when it merged with three partnerships: America First Participating/Preferred Equity Mortgage Fund Limited Partnership ("Prep Fund 1"), America First Prep Fund 2 Limited Partnership ("Prep Fund 2") and America First Prep Fund 2 Pension Series Limited Partnership ("Pension Fund").

    The Company has entered into an advisory agreement with America First Mortgage Advisory Corporation (the "Manager") which provides advisory services in connection with the conduct of the Company's business activities. Also see Note 9—Related Party Transactions for terms of the advisory agreement and discussion of the proposed acquisition of the Manager by the Company.

2.  Summary of Significant Accounting Policies

  A)
  Basis of Presentation

    The accompanying interim unaudited financial statements have been prepared according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted according to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at September 30, 2001 and results of operations for all periods presented have been made. The results of operations for the nine-month period ended September 30, 2001 are not necessarily indicative of the results to be expected for the full year.

    As more fully discussed in Note 6, the Company has an investment in a corporation and investments in five real estate limited partnerships, none of which are controlled by the Company. These investments are accounted for under the equity method.

    The financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  B)
  Cash and Cash Equivalents

    Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates their fair value.

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    Restricted cash represents amounts held with certain lending institutions with which the Company has repurchase agreements. Such amounts may be used to make principal and interest payments on the related repurchase agreements.

  C)
  Mortgage Securities, Corporate Debt Securities and Corporate Equity Securities

    Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), requires the Company to classify its investments in mortgage securities, corporate debt securities and corporate equity securities (collectively referred to as investment securities) as either held-to-maturity, available-for-sale or trading at the time of acquisition.

    Although the Company generally intends to hold most of its mortgage securities until maturity, it may, from time to time, sell any of its mortgage securities as part of its overall management of its business. In order to be prepared to respond to potential future opportunities in the market, to sell mortgage securities in order to optimize the portfolio's total return and to retain its ability to respond to economic conditions that require the Company to sell assets in order to maintain an appropriate level of liquidity, the Company has classified all its mortgage securities as available-for-sale. Likewise, the Company has classified all its corporate equity securities as available-for-sale. Corporate debt securities are classified as either held-to-maturity or available-for-sale depending on management's current intentions and ability to hold such securities to maturity. Mortgage securities, corporate equity securities and corporate debt securities classified as available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Corporate debt securities classified as held-to-maturity are carried at amortized cost.

    Unrealized losses on investment securities that are considered other-than-temporary, as measured by the amount of decline in fair value attributable to factors other than temporary, are recognized in income and the cost basis of the investment security is adjusted. Other-than-temporary unrealized losses are based on management's assessment of various factors affecting the expected cash flow from the investment securities, including an other-than-temporary deterioration of the credit quality of the underlying mortgages and/or the credit protection available to the related mortgage pool.

    Gains or losses on the sale of investment securities are based on the specific identification method.

    Interest income is accrued based on the outstanding principal amount of the investment securities and their contractual terms. Premiums and discounts associated with the purchase of the investment securities are amortized into interest income over the lives of the securities using the effective yield method. Such calculations are adjusted for actual prepayment activity.

    Dividend income is recognized based on the ex-dividend date.

  D)
  Credit Risk

    The Company limits its exposure to credit losses on its investment portfolio by requiring that at least 50% of its investment portfolio consist of adjustable-rate mortgage securities that are insured or guaranteed as to principal and interest by an agency of the U.S. government, such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC"). The remainder of the Company's assets

F–12

may be either: (i) investments in multifamily apartment properties; (ii) investments in limited partnerships, real estate investment trusts or closed-end funds owning a portfolio of mortgage assets; or (iii) other fixed-income instruments (corporate debt or equity securities or mortgage backed securities) that provide increased call protection relative to the Company's mortgage assets. Corporate debt that is rated below investment-grade will be limited to less than 5% of the Company's total assets. As of September 30, 2001, and December 31, 2000, approximately 83% and 75%, respectively, of the Company's total assets consisted of adjustable-rate mortgage securities insured or guaranteed by the U.S. government or an agency thereof. At September 30, 2001, management determined no allowance for credit losses was necessary.

  E)
  Other Investments

    Other investments consist of certain non-consolidated investments accounted for under the equity method, including: (i) non-voting preferred stock of a corporation owning interests in real estate limited partnerships, and (ii) investments in limited partnerships owning real estate.

  F)
  Repurchase Agreements

    Borrowings under repurchase agreements (see Note 7) are carried at their unpaid principal balances, net of unamortized discount or premium. Any discount or premium is recognized as an adjustment to interest expense utilizing the interest method over the expected term of the related borrowings.

  G)
  Net Income per Share

    Net income per share is based on the weighted average number of common shares and common equivalent shares (e.g., stock options), if dilutive, outstanding during the period. Basic net income per share is computed by dividing net income available to shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the diluted net income available to common shareholders by the weighted average number of common shares and common equivalent shares outstanding during the period. The common equivalent shares are calculated using the treasury stock method which assumes that all dilutive common stock equivalents are exercised and the funds generated by the exercise are used to buy back outstanding common stock at the average market price during the reported period. As more fully discussed in Note 8, options to purchase 520,000 and 300,000 shares of common stock were granted on April 6, 1998, and August 13, 1999, respectively. During the three months ended September 30, 2001 and 2000, the average price of the Company's stock was greater than the exercise price of the options granted on August 13, 1999. As such, exercise of such options under the treasury stock method is dilutive. Accordingly, these dilutive securities were considered in diluted earnings per share. With regard to the options granted on April 6, 1998, the exercise price is greater than the average stock price during the three months ended September 30, 2001, and September 30, 2000; therefore, exercise of such options under the treasury stock method would be anti-dilutive. Accordingly, these potentially dilutive securities were not considered in diluted earnings per share.

F–13

    The following table sets forth the reconciliation of the weighted average shares outstanding for the calculation of basic earnings per share to the weighted average shares outstanding for the calculation of diluted earnings per share for each period presented:

	For the Three Months Ended September 30, 2001 (Unaudited)	For the Three Months Ended September 30, 2000 (Unaudited)	For the Nine Months Ended September 30, 2001 (Unaudited)	For the Nine Months Ended September 30, 2000 (Unaudited)
Weighted average shares outstanding for basic earnings per share	19,034,850	8,870,431	12,330,554	8,894,425
Add effect of assumed shares issued under treasury stock method for stock options	113,495	24,602	93,657	15,865

Weighted average shares outstanding for diluted earnings per share	19,148,345	8,895,033	12,424,211	8,910,290

  H)
  Comprehensive Income

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the Company to display and report comprehensive income, which includes all changes in Stockholders' Equity with the exception of additional investments by or dividends to shareholders. Comprehensive income for the Company includes net income and the change in net unrealized holding gains (losses) on investments.

F–14

    Comprehensive income for the three and nine months ended September 30, 2001, and September 30, 2000 was as follows:

	For the Three Months Ended September 30, 2001 (Unaudited)	For the Three Months Ended September 30, 2000 (Unaudited)	For the Nine Months Ended September 30, 2001 (Unaudited)	For the Nine Months Ended September 30, 2000 (Unaudited)
Net income	$5,087,326	$3,297,927	$11,378,439	$6,213,166
Other comprehensive income
Unrealized holding gains (losses)
Net unrealized holding gains arising during the period	10,882,881	3,044,098	14,244,547	747,207
Change in classification of corporate debt securities from held-to-maturity to available-for-sale	(3,012,937)	—	(3,012,937)	—
Reclassification adjustment for realized gains included in net income	185,923	—	146,474	—

Other comprehensive income	8,055,867	3,044,098	11,378,084	747,207

Comprehensive income	$13,143,193	$6,342,025	$22,756,523	$6,960,373

  I)
  Federal Income Taxes

    The Company has elected to be taxed as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code and the corresponding provisions of state law. As such, no provision for income taxes has been made in the accompanying financial statements.

  J)
  New Accounting Pronouncements

    In June, 1998, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). Certain provisions of FAS 133 were amended by Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("FAS 138") in June, 2000. These statements provide new accounting and reporting standards for the use of derivative instruments. Although the Company has not historically used such instruments, it is not precluded from doing so. In the future, management anticipates using such derivative instruments only as hedges to manage interest

F–15

rate risk. Management does not anticipate entering into derivatives for speculative or trading purposes. As of January 1, 2001, the Company had no outstanding derivative hedging instruments nor any imbedded derivatives requiring bifurcation and separate accounting under FAS 133, as amended. Accordingly, there was no cumulative effect upon adoption of FAS 133, as amended, on January 1, 2001.

    In September, 2000, the FASB issued Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("FAS 140"). This statement is applicable for transfers of assets and extinguishments of liabilities occurring after March 31, 2001. The Company adopted the provisions of this statement as required for all transactions entered into on or after April 1, 2001. The adoption of FAS 140 did not have a significant impact on the Company.

    In July, 2001, the FASB issued Financial Accounting Standards No. 141, "Business Combinations" and FAS No. 142, "Goodwill and Other Intangible Assets" which provide guidance on how entities are to account for business combinations and for the goodwill and other intangible assets that arise from those combinations or are acquired otherwise. These standards are effective for the Company on January 1, 2002.

    FAS 142 will require that goodwill no longer be amortized, but instead be tested for impairment at least annually. As of the date of adoption, the Company expects to have unamortized goodwill in the amount of approximately $7,189,000. Amortization expense related to such goodwill was approximately $150,000 for the nine month period ended September 30, 2001 and is expected to be approximately $200,000 for the year ended December 31, 2001. Management expects to adopt such statement effective January 1, 2002, as required but has not yet completed its evaluation as to the potential implications to the financial statements.

    In October, 2001, the FASB issued Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of FAS 144 are effective for the Company on January 1, 2002. The adoption of FAS 144 is not expected to have a significant impact on the Company.

  K)
  Reclassifications

    Certain prior period amounts have been reclassified to conform with the current period presentation.

F–16

3.  Mortgage Securities

    The following table presents the Company's mortgage securities as of September 30, 2001 and December 31, 2000:

	September 30, 2001 (Unaudited)	December 31, 2000
FNMA Certificates	$929,974,143	$377,668,990
GNMA Certificates	13,461,932	24,529,046
FHLMC Certificates	265,211,640	8,981,226
Commercial mortgage securities	11,631,000	17,135,031
Non-agency AAA assets	148,740,676	42,261,378

	$1,369,019,391	$470,575,671

    At September 30, 2001, and December 31, 2000, mortgage securities consisted of pools of adjustable-rate mortgage securities with carrying values of $1,357,044,781 and $450,992,165, respectively, and fixed-rate mortgage securities with carrying values of $11,974,610 and $19,583,506, respectively.

    The Federal National Mortgage Association ("FNMA") Certificates are backed by first mortgage loans on pools of single-family properties. The FNMA Certificates are debt securities issued by FNMA and are guaranteed by FNMA as to the full and timely payment of principal and interest on the underlying loans.

    The Government National Mortgage Association ("GNMA") Certificates are backed by first mortgage loans on multifamily residential properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans.

    The Federal Home Loan Mortgage Corporation ("FHLMC") Certificates are backed by first mortgage loans on pools of single-family properties. The FHLMC Certificates are debt securities issued by FHLMC and are guaranteed by FHLMC as to the full and timely payment of principal and interest on the underlying loans.

    The commercial mortgage securities are rated AA or A by Standard and Poor's.

    The non-agency assets are generally rated AAA by Standard and Poor's.

    At September 30, 2001, and December 31, 2000, all mortgage securities were classified as available-for-sale and as such are carried at their fair value. The following table presents the amortized

F–17

cost, gross unrealized gains, gross unrealized losses and fair value of the mortgage securities at September 30, 2001, and December 31, 2000, respectively:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Amortized cost	$1,359,167,703	$474,638,436
Gross unrealized gains	11,194,592	351,662
Gross unrealized losses	(1,342,904)	(4,414,427)

Fair value	$1,369,019,391	470,575,671

4.  Corporate Debt Securities

    Corporate debt securities are classified as either held-to-maturity or available-for-sale. Prior to September 30, 2001, all corporate debt securities were classified as held-to-maturity. However, on September 30, 2001, because the continued deterioration of the issuer's credit worthiness has resulted in a change in management's long term plans to hold certain corporate debt securities, these investments were reclassified from the held-to-maturity classification to the available-for-sale classification and as such are now carried at their fair value. The total amortized cost, gross unrealized losses and aggregate fair value of the securities transferred were $4,587,937, $3,012,937 and $1,575,000 respectively. As a result of the change in classification, other comprehensive income decreased by $3,012,937.

    The following tables present the amortized cost, gross unrealized gains, gross unrealized losses and fair value of the corporate debt securities as of September 30, 2001, and December 31, 2000:

    Held-to-maturity securities:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Amortized cost	$7,612,159	$15,665,727
Gross unrealized gains	—	24,900
Gross unrealized losses	(4,087,159)	(3,795,002)

Fair value	$3,525,000	$11,895,625

F–18

    Available-for-sale securities:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Amortized cost	$4,587,937	$—
Gross unrealized gains	—	—
Gross unrealized losses	(3,012,937)	—

Fair value	$1,575,000	$—

    The following table presents the carrying value of corporate debt securities at September 30, 2001 and December 31, 2000:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Held-to-maturity securities	$7,612,159	$15,665,727
Available-for-sale securities	1,575,000	—

Carrying value	$9,187,159	$15,665,727

    The Company recognized a permanent impairment loss of $273,890 during the three months ended June 30, 2001, on one of its investments in corporate debt securities. The amortized cost basis of such security was adjusted accordingly. During the three months ended September 30, 2001, the Company sold its entire remaining investment in such security and realized an additional loss of approximately $332,000 on such sale.

5.  Corporate Equity Securities

    Corporate equity securities are classified as available-for-sale. The following table presents the cost, gross unrealized gains, gross unrealized losses and fair value of the corporate equity securities as of September 30, 2001, and December 31, 2000:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Cost	$5,003,324	$9,045,923
Gross unrealized gains	784,648	613,843
Gross unrealized losses	(343,465)	(649,228)

Fair value	$5,444,507	$9,010,538

    The Company recognized a permanent impairment loss of $124,000 during the three months ended March 31, 2001, on one of its investments in corporate equity securities. The cost basis of such security was adjusted accordingly. During the three months ended September 30, 2001, the Company sold its

F–19

entire investment in such equity security and realized an additional loss of approximately $77,000 on such sale.

6.  Other Investments

    Other investments consisted of the following as of September 30, 2001 and December 31, 2000:

	As of September 30, 2001 (Unaudited)	As of December 31, 2000
Investment in Retirement Centers Corporation	$5,166,794	$2,540,180
Investment in and advances to real estate limited partnerships	4,345,686	4,000,390

Total	$9,512,480	$6,540,570

    The Company's investment in Retirement Centers Corporation ("RCC") represents a 95% ownership interest in such corporation. The Company owns 100% of the non-voting preferred stock of RCC and a third party owns 100% of the common stock. The Company accounts for its investment in RCC on the equity method. As of September 30, 2001, RCC owned (i) a 128-unit apartment property located in Omaha, Nebraska, which was acquired on January 12, 2000 and (ii) an 88.3% undivided interest in a 192-unit apartment property located in Lawrenceville, Georgia, which was acquired on January 18, 2001.

    At December 31, 2000, RCC owned (i) the 128-unit apartment property referenced above and (ii) a limited partnership interest in a real estate limited partnership which operates an assisted living center located in Salt Lake City, Utah. On January 2, 2001, the limited partnership which owned the assisted living center was liquidated with RCC receiving an undivided interest in the net assets of such partnership. RCC then sold its undivided interest in the net assets of the assisted living center. Such sale contributed approximately $2,100,000 ($2,600,000 less an incentive fee of approximately $511,000) (see Note 9) to the Company's net income for the nine months ended September 30, 2001. The proceeds of such sale were utilized to acquire the 192-unit apartment property on January 18, 2001 as discussed above.

    Investments in and advances to unconsolidated real estate limited partnerships consist of investments in or advances made to limited partnerships which own properties. These investments are not insured or guaranteed by any government agency or third party. The value of these investments is a function of the underlying value of the real estate owned by such limited partnerships. They are accounted for under the equity method of accounting. Certain of the investments have a zero carrying value and, as such, earnings are recorded only to the extent distributions are received. Such investments have not been reduced below zero through recognition of allocated investment losses since the Company has no legal obligation to provide additional cash support to the underlying property partnerships as it is not the general partner, nor has it indicated any commitment to provide this support. As of September 30, 2001, and December 31, 2000, the Company had investments in five (including the acquisition discussed below) such limited partnerships. On January 18, 2001, the

F–20

Company and one of its real estate limited partnerships acquired the remaining 11.7% undivided interest in the 192-unit apartment property discussed above.

7.  Repurchase Agreements

    The Company finances the acquisition of its mortgage securities at short-term borrowing rates through the use of repurchase agreements. Under a repurchase agreement, the Company sells securities to a lender and agrees to repurchase those securities in the future for a price that is higher than the original sales price. The difference between the sale price the Company receives and the repurchase price the Company pays represents interest paid to the lender. Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which the Company effectively pledges its securities as collateral to secure a short-term loan which is equal in value to a specified percentage of the market value of the pledged collateral. The Company retains beneficial ownership of the pledged collateral, including the right to distributions. At the maturity of a repurchase agreement, the Company is required to repay the loan and concurrently receives back its pledged collateral from the lender or, with the consent of the lender, the Company renews such agreement at the then prevailing financing rate. The repurchase agreements may require the Company to pledge additional assets to the lender in the event the market value of the existing pledged collateral declines. Through September 30, 2001, the Company has not had margin calls on its repurchase agreements that it was not able to satisfy with either cash or additional pledged collateral.

    The Company's repurchase agreements generally range from one month to one year in duration. Should the providers of the repurchase agreements decide not to renew them at maturity, the Company must either refinance these obligations or be in a position to satisfy the obligations. If, during the term of a repurchase agreement, a lender should file for bankruptcy, the Company might experience difficulty recovering its pledged assets and may have an unsecured claim against the lender's assets. To reduce its exposure, the Company enters into repurchase agreements only with financially sound institutions whose holding or parent company's long-term debt rating is "A" or better as determined by both Standard and Poor's Corporation and Moody's Investors Services, where applicable. If this minimum criterion is not met, then the Company will not enter into repurchase agreements with that lender without the specific approval of its board of directors. In the event an existing lender is downgraded below "A," the Company will seek board approval before entering into additional repurchase agreements with that lender. The Company generally seeks to diversify its exposure by entering into repurchase agreements with at least four lenders with a maximum exposure to any lender of no more than three times the Company's stockholders' equity. As of September 30, 2001, the Company had repurchase agreements with nine lenders with a maximum exposure to any one lender of not more than 2.2 times its stockholders' equity.

    As of September 30, 2001, the Company had outstanding balances of $1,280,934,852 under 96 repurchase agreements with a weighted average borrowing rate of 3.62% and a weighted average remaining maturity of 4.6 months. As of September 30, 2001, all of the Company's borrowings were fixed-rate term repurchase agreements with original maturities that range from one to twelve months. As of December 31, 2000, the Company had outstanding balances of $448,583,432 under 55 repurchase agreements with a weighted average borrowing rate of 6.60%.

F–21

    At September 30, 2001, the repurchase agreements had the following remaining maturities:

Within 30 days	$195,409,010
30 to 90 days	130,218,102
90 days to one year	955,307,740

$1,280,934,852

    The repurchase agreements are collateralized by the Company's mortgage securities and corporate debt securities with an aggregate current face value of approximately $1.338 billion and corporate equity securities with a current market value of approximately $5.4 million. The repurchase agreements generally bear interest at rates that are London Interbank Offered Rate ("LIBOR") based.

8.  Stockholders' Equity

  Common Stock Offerings

    The Company filed a registration statement with respect to a public offering and sale of 9,000,000 shares of its common stock that became effective June 21, 2001. In addition, the Company granted the underwriters an option to purchase up to 1,335,214 additional shares to cover over-allotments which the underwriters exercised in full. The public offering closed on June 27, 2001. The shares were priced at $7 per share with the Company receiving net proceeds of approximately $67.1 million after deducting total offering costs of approximately $5.2 million, including underwriting discounts.

    On September 25, 2001, the Company filed a registration statement with the Securities and Exchange Commission relating to the future offerings of up to $300,000,000 of its common stock, preferred stock or any combination thereof. The Company may offer any or all of these shares for cash at any time or from time to time, in a variety of transactions, including underwritten public offerings. To the extent the Company raises additional capital from the offering of its common or preferred stock, the Company would anticipate that the net proceeds of any such offering would be used to acquire additional mortgage securities, interests in multifamily apartment properties and other investments consistent with its investment criteria, and for general corporate purposes. There can be no assurance, however, that the Company will be able to raise additional equity capital at any time or on any particular terms. See Note 10—Subsequent Events for a discussion of the underwritten public offering of 8,000,000 shares of common stock under this registration statement that closed on November 7, 2001.

    Also see Note 9—Related Party Transactions, for a discussion of the 1,287,501 shares of common stock to be issued in conjunction with the proposed merger between the Company and the Manager.

  1997 Stock Option Plan

    The Company has a 1997 Stock Option Plan (the "Plan") which authorizes the granting of options to purchase an aggregate of up to 1,400,000 shares of the Company's common stock, but not more than 10% of the total outstanding shares of the Company's common stock. The Plan authorizes the board of

F–22

directors, or a committee of the board of directors, to grant Incentive Stock Options ("ISOs") as defined under section 422 of the Internal Revenue Code, Non-Qualified Stock Options ("NQSOs") and Dividend Equivalent Rights ("DERs") to eligible persons, other than non-employee directors. Non-employee directors are eligible to receive grants of NQSOs with DERs pursuant to the provisions of the Plan. The exercise price for any options granted to eligible persons under the Plan shall not be less than the fair market value of the common stock on the day of the grant. The options expire if not exercised within ten years after the date granted or upon certain other conditions.

    On April 6, 1998, 500,000 ISOs were granted to buy common shares at an exercise price of $9.375 per share (the "1998 Grant"). In addition, 20,000 NQSOs were issued at an exercise price of $9.375 per share. On August 13, 1999, 300,000 ISOs were granted to buy common shares at an exercise price of $4.875 per share (the "1999 Grant"). Prior to the 1998 Grant, no other options were outstanding. As of September 30, 2001 and December 31, 2000, 725,000 and 525,000, respectively, ISOs were vested and exercisable. During the three and nine months ended September 30, 2001, 5,000 NQSQs expired. As of September 30, 2001 and December 31, 2000, 15,000 and 20,000, respectively, NQSOs were vested and exercisable. As of September 30, 2001, no options had been exercised.

    In addition to the options granted on April 6, 1998, 500,000 and 5,000 DERs were also granted on the ISOs and NQSOs, respectively, based on the provisions of the Plan. No DERs were granted on the ISOs granted on August 13, 1999. DERs on ISOs vest on the same basis as the options. DERs on NQSOs became fully vested in April, 1999. Payments are made on vested DERs only. Vested DERs are paid only to the extent of ordinary income and not on returns of capital. Dividends paid on ISOs are charged to stockholders' equity when declared and dividends paid on NQSOs are charged to earnings when declared. For the three and nine months ended September 30, 2001, the Company recorded charges of $112,500 and $282,500, respectively, to stockholders' equity (included in dividends paid or accrued) associated with the DERs on ISOs and charges of $844 and $2,544, respectively, to earnings associated with DERs on NQSOs. For the three and nine months ended September 30, 2000, the Company recorded charges of $58,125 and $163,125, respectively, to stockholders' equity (included in dividends paid or accrued) associated with DERs on ISOs and charges of $775 and $2,875, respectively, to earnings associated with DERs on NQSOs.

    The options and related DERs issued were accounted for under the provisions of SFAS 123, "Accounting for Stock Based Compensation." Because the ISOs were not issued to officers who are direct employees of the Company, ISOs granted were accounted for under the option value method as variable grants and a periodic charge is recognized based on the vesting schedule. The charge for options which vested immediately with the 1998 Grant was included as capitalized transaction costs in connection with the Merger. Until fixed and determinable, management estimates the value of the ISOs granted as of each balance sheet date using a Black-Scholes valuation model, as adjusted for the discounted value of dividends not to be received under the unvested DERs. In the absence of comparable historical market information for the Company, management originally utilized assumptions consistent with activity of a comparable peer group of companies including an estimated option life, a volatility rate, a risk-free rate and a current dividend yield (or 0% if the related DERs are issued). For the three and nine months ended September 30, 2001, as part of operations, the Company reflected earnings charges of $9,802 and $145,945, respectively, representing the value of ISOs/DERs granted

F–23

over their vesting period. For the three and nine months ended September 30, 2000, as part of operations, the Company reflected earnings charges of $14,344 and $167,019, respectively, representing the value of the ISOs/DERs granted over their vesting period. NQSOs granted were accounted for using the intrinsic method and, accordingly, no earnings charge was reflected since the exercise price was equal to the fair market value of the common stock at the date of the grant.

    The Company pays its non-employee directors a portion of their annual retainer in common stock of the Company. During the nine months ended September 30, 2001, and 2000, the Company issued 6,811 and 7,804 shares of its common stock with an aggregate value of $50,003 and $39,996, respectively, to such directors (none during the three months ended September 30, 2001, and 2000, respectively).

  Dividends

    The Company declared the following dividends during 2001 and 2000:

Declaration Date	Record Date	Payment Date	Amount per Share
During 2001:
February 12, 2001	April 16, 2001	April 30, 2001	$0.165
April 9, 2001	June 30, 2001	July 16, 2001	$0.175
September 19, 2001	October 2, 2001	October 18, 2001	$0.225
During 2000:
March 17, 2000	April 14, 2000	May 17, 2000	$0.140
June 14, 2000	June 30, 2000	August 17, 2000	$0.140
September 8, 2000	October 16, 2000	November 17, 2000	$0.155
December 14, 2000	January 15, 2001	January 30, 2001	$0.155

  Stock Repurchase Plan

    During the fourth quarter of 1999, the Company implemented a 600,000 share repurchase program. Pursuant to this program, through September 30, 2001, the Company has purchased and retired 378,221 shares at an aggregate cost of $1,923,821 (none during the three or nine months ended September 30, 2001).

9.  Related Party Transactions

    The Manager manages the operations and investments of the Company and performs administrative services for the Company. In turn, the Manager receives a management fee payable monthly in arrears in an amount equal to 1.10% per annum of the first $300 million of Stockholders' Equity of the Company, plus .80% per annum of the portion of Stockholders' Equity of the Company above $300 million. The Company also pays the Manager, on a quarterly basis, an incentive compensation fee of 20% of the amount by which its Return on Equity for each quarter exceeds a return based on the Ten-Year U.S. Treasury Rate plus 1%. For the three and nine months ended

F–24

September 30, 2001, the Manager earned a base management fee of $395,229 and $875,279, respectively, and incentive compensation of $743,189 and $1,753,112, respectively. For the three and nine months ended September 30, 2000, the Manager earned a base management fee of $183,572 and $545,919, respectively, and incentive compensation of $544,985 and $670,214, respectively.

    America First Properties Management Company L.L.C., (the "Property Manager"), provides property management services for multifamily properties in which the Company has an interest. The Property Manager receives a management fee equal to a stated percentage of the gross revenues generated by the properties under management, ranging from 3.5% to 4% of gross revenues. Such fees paid by the entities which own the multifamily properties in which the Company has an interest for the three and nine months ended September 30, 2001, amounted to $107,758 and $327,334, respectively, and such fees paid for the three and nine months ended September 30, 2000, amounted to $96,774 and $288,340, respectively.

    The Company entered into an Agreement and Plan of Merger, dated as of September 24, 2001 (the "Merger Agreement") with the Manager, America First Companies L.L.C., the principal stockholder of the Manager ("AFC"), and Stewart Zimmerman, William S. Gorin, and Ronald A. Freydberg, the other stockholders of the Manager (the "Manager Stockholders"). Pursuant to the Merger Agreement, the Manager will merge with and into the Company, and the Company will become a self-advised real estate investment trust. Under the Merger Agreement, the Company will issue 1,287,501 shares of its common stock to the owners of the Manager. The issuance of shares of the Company's common stock pursuant to, and the other transactions contemplated by the Merger Agreement are conditioned upon, among other things, the affirmative vote of a majority of the shares of the Company's common stock voting at a special meeting of stockholders which is expected to take place in the fourth quarter of 2001. On October 9, 2001, the Company filed a preliminary proxy statement with the Securities and Exchange Commission with respect to this special meeting of stockholders.

10.  Subsequent Events

    On October 16, 2001, in order to reduce interest rate risk exposure on its LIBOR-based repurchase agreements, the Company entered into a LIBOR interest rate cap agreement struck at 5.75% for a notional amount of $50 million covering the monthly periods from October 25, 2002 to October 25, 2004.

    On November 7, 2001, the Company closed an underwritten public offering of 8,000,000 shares of its common stock. As of that date, the underwriters had not exercised their option to purchase up to 1,200,000 additional shares to cover over-allotments. The shares were priced at $8.00 per share with the Company receiving net proceeds of approximately $59.7 million after payment of offering expenses of $4,300,000, including underwriting discounts. Net proceeds of the offering will be utilized to acquire additional adjustable-rate mortgage securities.

F–25

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
America First Mortgage Investments, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of America First Mortgage Investments, Inc. and its subsidiaries (the "Company") at December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000 and 1999 and for the period from April 10, 1998 to December 31, 1998, and the results of operations and cash flows of America First Participating/Preferred Equity Mortgage Fund Limited Partnership and America First Participating/Preferred Equity Mortgage Fund (the "Fund") for the period from January 1, 1998 to April 9, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
January 26, 2001

F–26

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS

	As of Dec. 31, 2000	As of Dec. 31, 1999
Assets
Investment in mortgage securities (Note 3)	$470,575,671	$475,719,711
Investment in corporate debt securities (Note 4)	15,665,727	8,020,026
Investment in corporate equity securities (Note 5)	9,010,538	3,130,823
Cash and cash equivalents
Unrestricted	8,400,539	19,895,833
Restricted	498,875	3,709,577
Accrued interest receivable	3,433,256	2,855,321
Other investments (Note 6)	6,540,570	3,220,346
Goodwill, net	7,388,247	7,587,948
Other assets	976,889	244,888

	$522,490,312	$524,384,473

Liabilities
Repurchase agreements (Note 7)	$448,583,432	$452,101,803
Accrued interest payable	2,038,887	2,778,842
Accounts payable	550,209	595,805
Dividends or distributions payable	1,406,288	1,293,410

	452,578,816	456,769,860

Stockholders' Equity
Common stock, $.01 par value; 375,000,000 shares authorized 8,692,825 and 8,978,642 issued and outstanding in 2000 and 1999, respectively	86,928	89,786
Additional paid-in capital	74,362,801	75,831,560
Accumulated deficit	(440,084)	(2,877,971)
Accumulated other comprehensive income	(4,098,149)	(5,428,762)

	69,911,496	67,614,613

	$522,490,312	$524,384,473

The accompanying notes are an integral part of the consolidated and combined financial statements.

F–27

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

			For the Year Ended December 31, 1998
	Company For the Year Ended Dec. 31, 2000	Company For the Year Ended Dec. 31, 1999	Company From April 10 to Dec. 31, 1998	Company and Predecessor Through April 9, 1998	Total
Mortgage securities income	$33,390,494	$24,302,401	$7,626,742	$613,793	$8,240,535
Corporate debt securities income	1,335,974	674,747	164,738	—	164,738
Dividend income	928,310	331,233	—	—	—
Interest income on temporary cash investments	645,013	365,897	439,889	148,799	588,688

Total interest and dividend income	36,299,791	25,674,278	8,231,369	762,592	8,993,961
Interest expense on borrowed funds	30,103,076	18,465,529	4,619,500	—	4,619,500

Net interest and dividend income	6,196,715	7,208,749	3,611,869	762,592	4,374,461

Income from other investments	3,670,199	3,012,688	581,716	145,167	726,883
Net gain on sale of investments	456,398	54,994	414,951	—	414,951

	4,126,597	3,067,682	996,667	145,167	1,141,834

General and administrative expenses	2,457,196	2,672,333	1,674,114	421,293	2,095,407
Minority interest in consolidated partnership (Note 1)	—	4,218	3,353	—	3,353

	2,457,196	2,676,551	1,677,467	421,293	2,098,760

Net income	$7,866,116	$7,599,880	$2,931,069	$486,466	$3,417,535

Net income, basic, per share	$0.89	$0.84	$0.32	N/A

Net income, fully diluted, per share	$0.89	$0.84	$0.32	N/A

Net income, basic, per unit			N/A	$0.08

Net income, fully diluted, per unit			N/A	$0.08

Net income allocated to:
General Partner				$3,931
BUC Holders				482,535

				$486,466

Weighted average number of shares outstanding, basic	8,869,456	9,046,467	9,043,172	N/A
Weighted average number of shares outstanding, fully diluted	8,852,245	9,046,467	9,043,172	N/A
Weighted average number of units outstanding, basic and fully diluted	N/A	N/A	N/A	5,775,797

The accompanying notes are an integral part of the consolidated and combined financial statements.

F–28

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Stockholders' Equity—Company
	Common Stock					Accumulated Other Compre- hensive Income
	# of Shares	Amount	Paid-in Capital	Treasury Stock At Cost	Accumulated Deficit		Total
Balance at November 11, 1997 (date of capitalization) and December 31, 1997	90,621	$906	$94	$—	$—	$—	$1,000
Effects of Merger:
Issuance of stock of the Company in exchange for Units of the Predecessor	5,775,797	57,758	45,126,359	—	—	—	45,184,117
Issuance of stock of the Company in exchange for Units of Prep Fund 2 and Pension Fund	3,168,666	31,687	29,949,413	—	—	—	29,981,100
Issuance of stock options	—	—	942,390	—	—	—	942,390
Comprehensive income:
Net income	—	—	—	—	2,931,069	—	2,931,069
Other comprehensive income:
Change in classification of mortgage securities from held-to-maturity to available-for-sale	—	—	—	—	—	(704,828)	(704,828)
Net unrealized holding losses arising during the period	—	—	—	—	—	(352,994)	(352,994)

Comprehensive income	—	—	—	—	2,931,069	(1,057,822)	1,873,247
Dividends paid or accrued	—	—	—	—	(7,234,050)	—	(7,234,050)
Common stock issued	20,058	200	184,753	—	—	—	184,953

Balance at December 31, 1998	9,055,142	90,551	76,203,009	—	(4,302,981)	(1,057,822)	70,932,757
Comprehensive income:
Net income	—	—	—	—	7,599,880	—	7,599,880
Other comprehensive income:
Net unrealized holding losses arising during the period	—	—	—	—	—	(4,370,940)	(4,370,940)

Comprehensive income	—	—	—	—	7,599,880	(4,370,940)	3,228,940
Dividends paid or accrued	—	—	—	—	(6,174,870)	—	(6,174,870)
Common stock issued	8,100	81	39,913	—	—	—	39,994
Purchase of shares for treasury	—	—	—	(412,208)	—	—	(412,208)
Retirement of treasury stock	(84,600)	(846)	(411,362)	412,208	—	—	—

Balance at December 31, 1999	8,978,642	89,786	75,831,560	—	(2,877,971)	(5,428,762)	67,614,613
Comprehensive income:
Net income	—	—	—	—	7,866,116	—	7,866,116
Other comprehensive income:
Net unrealized holding losses arising during the period	—	—	—	—	—	1,330,613	1,330,613

Comprehensive income	—	—	—	—	7,866,116	1,330,613	9,196,729
Dividends paid or accrued	—	—	—	—	(5,428,229)	—	(5,428,229)
Common stock issued	7,804	78	39,918	—	—	—	39,996
Purchase of shares for treasury	—	—	—	(1,511,613)	—	—	(1,511,613)
Retirement of treasury stock	(293,621)	(2,936)	(1,508,677)	1,511,613	—	—	—

Balance at December 31, 2000	8,692,825	$86,928	$74,362,801	$—	$(440,084)	$(4,098,149)	$69,911,496

The accompanying notes are an integral part of the consolidated and combined financial statements.

F–29

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
COMBINED STATEMENTS OF PARTNERS' CAPITAL

	Partners' Capital—Predecessor
		Exchangeable Unit Holders
	General Partner
		# of Units	Amount	Total
Partners' Capital—Predecessor
Balance at December 31, 1997	$100	5,775,797	$45,682,774	$45,682,874
Net income	3,931	—	482,535	486,466
Cash distributions paid or accrued	(3,931)	—	(1,530,009)	(1,533,940)

Balance at April 10, 1998	100	5,775,797	44,635,300	44,635,400

Accumulated other comprehensive income
Balance at December 31, 1997	—	—	569,952	569,952
Other comprehensive income	—	—	(21,235)	(21,235)

Balance at April 10, 1998	—	—	548,717	548,717

Issuance of stock of the Company in exchange for Units of the Predecessor	(100)	(5,775,797)	(45,184,017)	(45,184,117)

Total Partners' Capital-Predecessor at April 10, 1998	$—	—	$—	$—

The accompanying notes are an integral part of the consolidated and combined financial statements.

F–30

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

			For the Year Ended December 31, 1998
	Company For the Year Ended Dec. 31, 2000	Company For the Year Ended Dec. 31, 1999	Company From April 10 to Dec. 31, 1998	Company and Predecessor Through April 9, 1998	Total
Cash flows from operating activities
Net income	$7,866,116	$7,599,880	$2,931,069	$486,466	$3,417,535
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sale of investments	(3,021,831)	(54,994)	(414,951)	—	(414,951)
Minority interest in consolidated partnership	—	4,218	3,353	—	3,353
Other	—	44,701	—	—	—
Amortization of premium (discount)	1,484,917	1,004,430	161,800	(1,959)	159,841
Amortization of goodwill	199,701	187,005	146,584	—	146,584
Other amortization	207,616	233,200	—	—	—
Changes in assets and liabilities:
Decrease (increase) in interest receivable	(577,935)	(1,301,925)	(1,134,069)	8,302	(1,125,767)
Decrease (increase) in other assets	(451,393)	329,448	(252,473)	6,241	(246,232)
Increase (decrease) in accounts payable	(45,596)	233,719	(1,860,513)	565,608	(1,294,905)
Increase (decrease) in accrued interest payable	(739,955)	1,983,057	795,785	—	795,785

Net cash provided by operating activities	4,921,640	10,262,739	376,585	1,064,658	1,441,243

Cash flows from investing activities
Principal payments on mortgage securities	105,990,927	113,346,110	46,682,908	867,630	47,550,538
Proceeds from sale of corporate equity securities	1,168,761	1,127,500	—	—	—
Proceeds from sale of corporate debt securities	372,500	—	—	—	—
Proceeds from sale of mortgage securities	5,018,677	—	—	—	—
Proceeds from sale of other investments	2,565,433	—	1,290,000	—	1,290,000
Net cash from Merger	—	—	4,820,481	—	4,820,481
Purchases of mortgage securities	(106,413,464)	(352,732,908)	(236,107,915)	—	(236,107,915)
Purchases of corporate debt securities	(7,718,750)	(3,307,750)	(4,662,500)	—	(4,662,500)
Purchases of corporate equity securities	(6,942,511)	(3,091,997)	(1,081,773)	—	(1,081,773)
Decrease (increase) in other investments	(3,320,224)	(2,149,060)	(58,567)	42,869	(15,698)
Merger transaction costs paid	—	—	—	(729,509)	(729,509)

Net cash provided by (used in) investing activities	(9,278,651)	(246,808,105)	(189,117,366)	180,990	(188,936,376)

Cash flows from financing activities
Net borrowings from (payments on) repurchase agreements	(3,518,371)	261,851,719	190,250,084	—	190,250,084
Decrease (increase) in restricted cash	3,210,702	(3,709,577)	—	—	—
Stock purchased for retirement	(1,511,613)	(412,208)	—	—	—
Dividends and distributions paid	(5,319,001)	(7,334,691)	(5,600,169)	(1,535,007)	(7,135,176)

Net cash provided by (used in) financing activities	(7,138,283)	250,395,243	184,649,915	(1,535,007)	183,114,908

Net increase (decrease) in unrestricted cash and cash equivalents	(11,495,294)	13,849,877	(4,090,866)	(289,359)	(4,380,225)
Unrestricted cash and cash equivalents at beginning of period	19,895,833	6,045,956	10,136,822	10,426,181	10,426,181

Unrestricted cash and cash equivalents at end of period	$8,400,539	$19,895,833	$6,045,956	$10,136,822	$6,045,956

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$30,843,031	$16,482,472	$3,823,715	$—	$3,823,715

The accompanying notes are an integral part of the consolidated and combined financial statements.

F–31

    Supplemental disclosure on non-cash investing activities:

    The following assets and liabilities were assumed by the Company in conjunction with the Merger and issuance of common stock (see Note 1):

	From April 10 to Dec. 31, 1998	Through April 9, 1998	Total
Mortgage securities	$20,420,336	$—	$20,420,336
Accrued interest receivable	142,545	—	142,545
Other investments	175,369	—	175,369
Accounts payable	712,888	—	712,888
Distributions payable	265,545	—	265,545

    The Company recorded goodwill of $7,507,902 in 1998 as a result of the Merger. The Company recorded $413,615 of additional goodwill in 1999 due to the resolution of contingencies associated with the Merger.

    During 2000, 1999 and 1998, the Company issued 7,804, 8,100 and 7,440 shares, respectively, of common stock to its non-employee directors in partial payment of the annual retainer paid by the Company to such directors for the respective year. The Company also issued 12,618 shares of common stock in 1998 to unit holders of Pension Fund who exchanged their units of Pension Fund for shares of the Company subsequent to April 10, 1998. The aggregate value of such common stock issued was $39,918 in 2000, $39,994 in 1999 and $184,953 in 1998.

The accompanying notes are an integral part of the consolidated and combined financial statements.

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AMERICA FIRST MORTGAGE INVESTMENTS, INC.
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2000

1.  Organization

    America First Mortgage Investments, Inc. (the "Company") was incorporated in Maryland on July 24, 1997, and began operations on April 10, 1998.

    On April 10, 1998, (the "Merger Date") the Company and three partnerships: America First Participating/Preferred Equity Mortgage Fund Limited Partnership ("Prep Fund 1"), America First Prep Fund 2 Limited Partnership ("Prep Fund 2"), America First Prep Fund 2 Pension Series Limited Partnership ("Pension Fund"), consummated a merger transaction whereby their pre-existing net assets and operations or majority interest in the pre-existing partnership were contributed to the Company in exchange for 9,035,084 shares of the Company's common stock. For financial accounting purposes, Prep Fund 1, the largest of the three partnerships, was considered the Predecessor entity (the "Predecessor") and its historical operating results are presented in the financial statements contained herein. The Merger was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Prep Fund 1 was deemed to be the acquirer of the other partnerships under the purchase method. Accordingly, the Merger resulted, for financial accounting purposes, in the effective purchase by Prep Fund 1 of all the Beneficial Unit Certificates ("BUCs") of Prep Fund 2 and approximately 99% of the BUCs of Pension Fund. Pension Fund was liquidated and dissolved during December, 1999, and, as a result, the Company acquired approximately 99% of the assets of Pension Fund. The remaining assets, consisting solely of cash, were distributed to the remaining holders of Pension Fund BUCs. As the surviving entity for financial accounting purposes, the assets and liabilities of Prep Fund 1 were recorded by the Company at their historical cost and the assets and liabilities of Prep Fund 2 and Pension Fund were adjusted to fair value. The excess of the fair value of stock issued over the fair value of net assets acquired has been recorded as goodwill in the accompanying balance sheet.

    The Company has entered into an advisory agreement with America First Mortgage Advisory Corporation (the "Advisor") which provides advisor services in connection with the conduct of the Company's business activities.

2.  Summary of Significant Accounting Policies

  A) Method of Accounting

    The accompanying 2000 consolidated and combined financial statements include the consolidated accounts of the Company from April 10, 1998 through December 31, 2000, and the combined accounts of the Company, Prep Fund 1 and America First Participating/Preferred Equity Mortgage Fund (the managing general partner of Prep Fund 1) (together referred to as the "Predecessor") for periods prior to the Merger. The financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles utilized in the United States.

    The consolidated financial statements through December 31, 1999, include the accounts of the Company and its subsidiaries, Pension Fund and Pension Fund's general partner, America First Capital Associates Limited Partnership Six ("AFCA6"). Pension Fund and AFCA6 were liquidated and dissolved under the terms of their respective partnership agreements during December, 1999. All significant intercompany transactions and accounts have been eliminated in consolidation. As more fully discussed in Note 7, the Company also has an investment in a corporation and investments in four real estate limited partnerships, none of which are controlled by the Company. These investments are accounted for under the equity method. Neither the corporation nor the real estate limited partnerships are consolidated for income tax purposes.

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    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  B) Cash and Cash Equivalents

    Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates their fair value.

    Restricted cash represents amounts held with certain lending institutions with which the Company has repurchase agreements. Such amounts may be used to make principal and interest payments on the related repurchase agreements.

  C) Mortgage Securities, Corporate Debt Securities and Corporate Equity Securities

    Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), requires the Company to classify its investments in mortgage securities, corporate debt securities and corporate equity securities (collectively referred to as "investment securities") as either held-to-maturity, available-for-sale or trading.

    Although the Company generally intends to hold most of its mortgage securities until maturity, it may, from time to time, sell any of its mortgage securities as part of its overall management of its business. In order to be prepared to respond to potential future opportunities in the market, to sell mortgage securities in order to optimize the portfolio's total return and to retain its ability to respond to economic conditions that require the Company to sell assets in order to maintain an appropriate level of liquidity, the Company has classified all its mortgage securities as available-for-sale. Likewise, the Company has classified all its corporate equity securities investments as available-for-sale. Mortgage securities and corporate equity securities classified as available-for-sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Corporate debt securities are classified as held-to-maturity and are carried at amortized cost.

    Unrealized losses on investment securities that are considered other-than-temporary, as measured by the amount of decline in fair value attributable to factors other than temporary, are recognized in income and the cost basis of the investment security is adjusted. Other-than-temporary unrealized losses are based on management's assessment of various factors affecting the expected cash flow from the investment securities, including an other-than-temporary deterioration of the credit quality of the underlying mortgages and/or the credit protection available to the related mortgage pool. Gains or losses on the sale of investment securities are based on the specific identification method.

    Interest income is accrued based on the outstanding principal amount of the investment securities and their contractual terms. Premiums and discounts associated with the purchase of the investment securities are amortized into interest income over the lives of the securities using the effective yield method based on, among other things, anticipated estimated prepayments. Such calculations are periodically adjusted for actual prepayment activity.

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  D) Credit Risk

    The Company limits its exposure to credit losses on its investment portfolio by requiring that at least 66% (through December 31, 2000) of its investment portfolio consist of mortgage securities or mortgage loans that are either (i) insured or guaranteed as to principal and interest by an agency of the U.S. government, such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Corporation ("FHLMC") or (ii) rated in one of the two highest rating categories by either Standard & Poor's or Moody's. The remainder of the Company's assets may be either: (i) direct investment (mezzanine or equity) in multifamily apartment properties; (ii) investments in limited partnerships or real estate investment trusts, or (iii) other fixed-income instruments (corporate debt or equity securities or mortgage backed securities) that provide increased call protection relative to the Company's mortgage assets. Corporate debt and equity securities of any single below-investment-grade issuer will be limited to no more than 4% of the Company's total assets. As of December 31, 2000 and 1999, approximately 78% and 79%, respectively, of the Company's assets consisted of mortgage securities insured or guaranteed by the U.S. government or an agency thereof. Management determined no allowance for credit losses was necessary at December 31, 2000 or 1999.

  E) Other Investments

    Other investments consist of certain non-consolidated investments accounted for under the equity method, including: (i) non-voting preferred stock of a corporation owning interests in real estate limited partnerships, and (ii) investments in limited partnerships owning real estate.

  F) Repurchase Agreements

    Borrowings under repurchase agreements (see Note 7) are carried at their unpaid principal balances, net of unamortized discount or premium. Any discount or premium is recognized as an adjustment to interest expense utilizing the interest method over the expected term of the related borrowings.

  G) Net Income per Share

    Net income per share is based on the weighted average number of common shares and common equivalent shares (e.g., stock options), if dilutive, outstanding during the period. Basic net income per share is computed by dividing net income available to shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the diluted net income available to common shareholders by the weighted average number of common shares and common equivalent shares outstanding during the period. The common equivalent shares are calculated using the treasury stock method which assumes that all dilutive common stock equivalents are exercised and the funds generated by the exercise are used to buy back outstanding common stock at the average market price during the reported period.

    As more fully discussed in Note 8, options to purchase 520,000 and 300,000 shares of common stock were granted on April 6, 1998, and August 13, 1999, respectively. During the year ended December 31, 2000, the average price of the Company's stock was greater than the exercise price of the options granted on August 13, 1999. As such, exercise of such options under the treasury stock method

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is dilutive. Accordingly, these dilutive securities were considered in fully diluted earnings per share. For the year ended December 31, 1999, the average price of the Company's stock was less than the exercise price; therefore exercise of such options under the treasury stock method would be anti-dilutive. Accordingly, for the year ended December 31, 1999, these potentially dilutive securities were not considered in fully diluted earnings per share. With regard to the options granted on April 6, 1998, the exercise price is greater than the average stock price during the years ended December 31, 2000, 1999 and for the period from April 10, 1998 through December 31, 1998; therefore, exercise of such options under the treasury stock method would be anti-dilutive. Accordingly, these potentially dilutive securities were not considered in fully diluted earnings per share.

    The following table sets forth the reconciliation of the weighted average shares outstanding for the calculation of basic earnings per share to the weighted average shares outstanding for the calculation of fully diluted earnings per share for each period presented:

	For the Year Ended Dec. 31, 2000	For the Year Ended Dec. 31, 1999	For the Year Ended Dec. 31, 1998
Weighted average shares outstanding for basic earnings per share	8,869,456	9,046,467	9,043,172
Add effect of assumed shares issued under treasury stock method for stock options	(17,211)	—	—

Weighted average shares outstanding for fully diluted earnings per share	8,852,245	9,046,467	9,043,172

  H) Comprehensive Income

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the Company and the Predecessor to display and report comprehensive income, which includes all changes in Stockholders' Equity or Partners' Capital with the exception of additional investments by or dividends to shareholders of the Company or additional investments by or distributions to partners of the Predecessor. Comprehensive income for the Company and the Predecessor includes net income

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and the change in net unrealized holding gains (losses) on investments. Comprehensive income for the years ended December 31, 2000, 1999 and 1998 was as follows:

			For the Year Ended December 31, 1998
	Company for the Year Ended Dec. 31, 2000	Company for the Year Ended Dec. 31, 1999	Company for the Year Ended Dec. 31, 1998	Company from April 10 to through April 9, 1998	Company and Predecessor Total
Net income	$7,866,116	$7,599,880	$2,931,069	$486,466	$3,417,535
Change in classification of mortgage securities from held-to-maturity to available-for-sale	—	—	(704,828)	—	(704,828)
Other comprehensive income (loss)
Unrealized holding gains (losses)
Net unrealized holding gains (losses) arising during the period	1,330,613	(4,370,940)	(352,994)	(21,235)	(374,229)

Comprehensive income	$9,196,729	$3,228,940	$1,873,247	$465,231	$2,338,478

  I) Federal Income Taxes

    The Company has elected to be taxed as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code and the corresponding provisions of state law. As such, no provision for income taxes has been made in the accompanying consolidated financial statements.

    Since the Predecessor was a partnership and generally not subject to taxes directly, it did not make a provision for income taxes. The Predecessor's Beneficial Unit Certificate ("BUC") holders were required to report their share of the Predecessor's income for federal and state income tax purposes.

  J) New Accounting Pronouncements

    In June, 1998, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). Certain provisions of FAS 133 were amended by Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("FAS 138") in June, 2000. These statements provide new accounting and reporting standards for the use of derivative instruments. Adoption of these statements is required by the Company effective January 1, 2001. Management intends to adopt these statements as required in fiscal 2001. Although the Company and its Predecessor have not historically used such instruments, it is not precluded from doing so. In the future, management anticipates using such derivative instruments only as hedges to manage interest rate risk. Management does not anticipate entering into derivatives for speculative or trading purposes. As of January 1, 2001, the Company had no outstanding derivative hedging instruments nor any imbedded derivatives requiring bifurcation and separate accounting under FAS 133. Accordingly, there was no cumulative effect upon adoption of FAS 133 on January 1, 2001.

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    In March, 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation." The Company was required to adopt FIN 44 effective July 1, 2000, with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after that date. FIN 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees." The initial adoption of FIN 44 by the Company did not have a material impact on its consolidated financial position or results of operations.

3.  Mortgage Securities

    The following table presents the Company's mortgage securities as of December 31, 2000 and 1999.

	As of December 31, 2000	As of December 31, 1999
FNMA Certificates	$377,668,990	$359,891,164
GNMA Certificates	24,529,046	43,678,897
FHLMC Certificates	8,981,226	13,220,884
Commercial mortgage-backed securities	17,135,031	16,650,544
Private label CMOs	42,261,378	42,278,222

	$470,575,671	$475,719,711

    At December 31, 2000, and 1999 mortgage securities consisted of pools of adjustable-rate mortgage securities with carrying values of $450,992,165 and $444,140,267, respectively and fixed-rate mortgage securities with carrying values of $19,583,506 and $31,579,444, respectively.

    The Federal National Mortgage Association ("FNMA") Certificates are backed by first mortgage loans on pools of single-family properties. The FNMA Certificates are debt securities issued by FNMA and are guaranteed by FNMA as to the full and timely payment of principal and interest on the underlying loans.

    The Government National Mortgage Association ("GNMA") Certificates are backed by first mortgage loans on multifamily residential properties and pools of single-family properties. The GNMA Certificates are debt securities issued by a private mortgage lender and are guaranteed by GNMA as to the full and timely payment of principal and interest on the underlying loans.

    Federal Home Loan Mortgage Corporation ("FHLMC") Certificates are backed by first mortgage loans on pools of single-family properties. The FHLMC Certificates are debt securities issued by FHLMC and are guaranteed by FHLMC as to the full and timely payment of principal and interest on the underlying loans.

    The commercial mortgage-backed securities are rated AA or A by Standard and Poor's.

    The private label CMOs (collateralized mortgage obligations) are rated AAA by Standard and Poor's.

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    As of December 31, 2000 and 1999, all the mortgage securities were classified as available-for-sale and as such are carried at their fair value.

    The following table presents the amortized cost, gross unrealized gains, gross unrealized losses and fair value of mortgage securities as of December 31, 2000 and 1999:

	As of December 31, 2000	As of December 31, 1999
Amortized cost	$474,638,436	$481,176,498
Gross unrealized gains	351,662	461,675
Gross unrealized losses	(4,414,427)	(5,918,462)

Fair value	$470,575,671	$475,719,711

4.  Corporate Debt Securities

    Corporate debt securities are classified as held-to-maturity. The following table presents the amortized cost, gross unrealized gains, gross unrealized losses and fair value of the corporate debt securities as of December 31, 2000 and 1999:

	As of December 31, 2000	As of December 31, 1999
Amortized cost	$15,665,727	$8,020,026
Gross unrealized gains	24,900	92,211
Gross unrealized losses	(3,795,002)	(174,487)

Fair value	$11,895,625	$7,937,750

5.  Corporate Equity Securities

    Corporate equity securities are classified as available-for-sale. The following table presents the cost, gross unrealized gains, gross unrealized losses and fair value of the corporate equity securities as of December 31, 2000 and 1999:

	As of December 31, 2000	As of December 31, 1999
Cost	$9,045,923	$3,102,798
Gross unrealized gains	613,843	224,865
Gross unrealized losses	(649,228)	(196,840)

Fair value	$9,010,538	$3,130,823

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6.  Other Investments

    Other investments consisted of the following as of December 31, 2000 and 1999:

	As of December 31, 2000	As of December 31, 1999
Investment in Retirement Centers Corporation	$2,540,180	$2,389,980
Investment in and advances to real estate limited partnerships	4,000,390	830,366

Total	$6,540,570	$3,220,346

    The Company's investment in Retirement Centers Corporation ("RCC") represents a 95% ownership interest in such corporation. The Company owns 100% of the non-voting preferred stock of RCC and a third party owns 100% of the common stock. The Company accounts for its investment in RCC on the equity method. As of December 31, 2000, RCC owned (i) a limited partnership interest in a real estate limited partnership which operates an assisted living center located in Salt Lake City, Utah, and (ii) a 128-unit apartment property located in Omaha, Nebraska, which was acquired on January 12, 2000. As of December 31, 1999, RCC's investments consisted of (i) its interest in the real estate limited partnership referenced above and (ii) cash which was utilized to acquire the apartment property on January 12, 2000.

    RCC previously owned limited partnership interests in five real estate limited partnerships which operated assisted living centers. However, during 1999, four of the real estate limited partnerships were liquidated with RCC receiving an undivided interest in the net assets of each such limited partnership. RCC then sold its undivided interests in the net assets of each such assisted living center. On a consolidated basis, such sale contributed approximately $1,730,000 ($2,163,000 less an incentive fee of approximately $433,000 (see Note 9)), to the Company's net income for 1999. Also see Note 12—Subsequent Events.

    Investments in and advances to unconsolidated real estate limited partnerships consist of investments in or advances made to limited partnerships which own properties. These investments are not insured or guaranteed but rather are collateralized by the underlying value of the real estate owned by such limited partnerships. They are accounted for under the equity method of accounting. Certain of the investments have a zero carrying value and, as such, earnings are recorded only to the extent distributions are received. Such investments have not been reduced below zero through recognition of allocated investment losses since the Company has no legal obligation to provide additional cash support to the underlying property partnerships as it is not the general partner, nor has it indicated any commitment to provide this support. At December 31, 2000 and 1999, the Company had investments in four such limited partnerships. On September 26, 2000, one of the partnerships sold its interest in the underlying real estate. Such sale contributed approximately $2,100,000 ($2,600,000 gain less an incentive fee of approximately $519,000 (see Note 9)), to the Company's net income for the year ended December 31, 2000. The proceeds of such sale were reinvested in the limited partnership and utilized to acquire another multifamily housing property in November 2000.

7.  Repurchase Agreements

    The Company finances the acquisition of its mortgage-backed securities at short-term borrowing rates through the use of repurchase agreements. Under a repurchase agreement, the Company sells securities to a lender and agrees to repurchase those securities in the future for a price that is higher

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than the original sales price. The difference between the sale price the Company receives and the repurchase price the Company pays represents interest paid to the lender. Although structured as a sale and repurchase obligation, a repurchase agreement operates as a financing under which the Company effectively pledges its securities as collateral to secure a short-term loan which is equal in value to a specified percentage of the market value of the pledged collateral. The Company retains beneficial ownership of the pledged collateral, including the right to distributions. At the maturity of a repurchase agreement, the Company is required to repay the loan and concurrently receives back its pledged collateral from the lender or, with the consent of the lender, the Company renews such agreement at the then prevailing financing rate. The repurchase agreements may require the Company to pledge additional assets to the lender in the event the market value of the existing pledged collateral declines. Through December 31, 2000, the Company has not had margin calls on its repurchase agreements that it was not able to satisfy with either cash or additional pledged collateral.

    The Company's repurchase agreements generally range from one month to one year in duration. Should the providers of the repurchase agreements decide not to renew them at maturity, the Company must either refinance these obligations or be in a position to satisfy the obligations. If, during the term of a repurchase agreement, a lender should file for bankruptcy, the Company might experience difficulty recovering its pledged assets and may have an unsecured claim against the lender's assets. To reduce its exposure, the Company enters into repurchase agreements only with financially sound institutions whose holding or parent company's long-term debt rating is "A" or better as determined by both Standard and Poor's Corporation and Moody's Investors Services, where applicable. If this minimum criterion is not met, then the Company will not enter into repurchase agreements with that lender without the specific approval of its board of directors. In the event an existing lender is downgraded below "A," the Company will seek board approval before entering into additional repurchase agreements with that lender. The Company generally seeks to diversify its exposure by entering into repurchase agreements with at least four lenders with a maximum exposure to any lender of no more than three times the Company's stockholders' equity. As of December 31, 2000, the Company had repurchase agreements with 11 lenders with a maximum exposure to any one lender of not more than 1.4 times its stockholders' equity.

    As of December 31, 2000, the Company had outstanding balances of $448,583,432 under 55 repurchase agreements with a weighted average borrowing rate of 6.60% and a weighted average remaining maturity of approximately one month. As of December 31, 2000, all of the Company's borrowings were fixed-rate term repurchase agreements with original maturities that range from one to twelve months. As of December 31, 1999, the Company had outstanding balances of $452,101,803 under 38 repurchase agreements with a weighted average borrowing rate of 5.72% and a weighted average maturity of approximately one month.

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    As of December 31, 2000 and 1999, the repurchase agreements had the following remaining maturities:

	As of December 31, 2000	As of December 31, 1999
Within 30 days	$278,497,916	$287,416,803
30 to 90 days	170,085,516	164,685,000

	$448,583,432	$452,101,803

    The repurchase agreements are collateralized by the Company's mortgage securities with a principal balance of $466,981,306 at December 31, 2000, and bear interest at rates that are LIBOR-based.

8.  Stockholders' Equity

  1997 Stock Option Plan

    The Company has a 1997 Stock Option Plan (the "Plan") which authorizes the granting of options to purchase an aggregate of up to 1,000,000 shares of the Company's common stock, but not more than 10% of the total outstanding shares of the Company's common stock. The Plan authorizes the Board of Directors, or a committee of the Board of Directors, to grant Incentive Stock Options ("ISOs") as defined under section 422 of the Internal Revenue Code, Non-Qualified Stock Options ("NQSOs") and Dividend Equivalent Rights ("DERs") to eligible persons, other than non-employee directors. Non-employee directors are eligible to receive grants of NQSOs with DERs pursuant to the provisions of the Plan. The exercise price for any options granted to eligible persons under the Plan shall not be less than the fair market value of the common stock on the day of the grant. The options expire if not exercised ten years after the date granted.

    On April 6, 1998, 500,000 ISOs were granted to buy common shares at an exercise price of $9.375 per share (the "1998 Grant"). In addition, 20,000 NQSOs were issued at an exercise price of $9.375 per share. On August 13, 1999, 300,000 ISOs were granted to buy common shares at an exercise price of $4.875 per share (the "1999 Grant"). Prior to the 1998 Grant, no other options were outstanding. As of December 31, 2000 and 1999, respectively, 525,000 and 325,000 ISOs were vested and exercisable. As of December 31, 2000 and 1999, 20,000 NQSOs were vested and exercisable. As of December 31, 2000, no options had been exercised.

    In addition to the options granted on April 6, 1998, 500,000 and 5,000 DERs were also granted on the ISOs and NQSOs, respectively, based on the provisions of the Plan. No DERs were granted on the ISOs granted on August 13, 1999. DERs on the ISOs vest on the same basis as the options. DERs on NQSOs became fully vested in April, 1999. Payments are made on vested DERs only. Vested DERs are paid only to the extent of ordinary income and not on returns of capital. Dividends paid on ISOs are charged to stockholders' equity when declared and dividends paid on NQSOs are charged to earnings when declared. For the years ended December 31, 2000, 1999 and 1998, the Company recorded charges of $221,250, $117,500 and $42,500, respectively, to stockholders' equity (included in dividends paid or accrued) associated with the DERs on ISOs and charges of $3,650, $4,700 and $1,700, respectively, to earnings associated with DERs on NQSOs.

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    The options and related DERs issued were accounted for under the provisions of SFAS 123, "Accounting for Stock Based Compensation." Because the ISOs were not issued to officers who are direct employees of the Company, ISOs granted were accounted for under the option value method as variable plan grants and a periodic charge is recognized based on the vesting schedule. The charge for options which vested immediately with the 1998 Grant was included as capitalized transaction costs in connection with the Merger. Until fixed and determinable, management estimates the value of the ISOs granted as of each balance sheet date using a Black-Scholes valuation model, as adjusted for the discounted value of dividends not to be received under the unvested DERs. In the absence of comparable historical market information for the Company, management originally utilized assumptions consistent with activity of a comparable peer group of companies including an estimated option life, a volatility rate, a risk-free rate and a current dividend yield (or 0% if the related DERs are issued). For the years ended December 31, 2000, 1999 and 1998, as part of operations, the Company reflected earnings charges of $113,115, $42,707 and $170,154, respectively, representing the value of ISOs/DERs granted over their vesting period. NQSOs granted were accounted for using the intrinsic method and, accordingly, no earnings charge was reflected since the exercise price was equal to the fair market value of the common stock at the date of the grant.

  Dividends/Distributions

    The Company declared the following distributions during 2000, 1999 and 1998:

Declaration Date	Record Date	Payment Date	Amount per Share
During 2000:
March 17, 2000	April 14, 2000	May 17, 2000	$.140
June 14, 2000	June 30, 2000	August 17, 2000	$.140
September 18, 2000	October 16, 2000	November 17, 2000	$.155
December 14, 2000	January 15, 2001	January 30, 2001	$.155
During 1999:
March 24, 1999	April 5, 1999	May 17, 1999	$.265	(1)
June 14, 1999	June 30, 1999	August 17, 1999	$.125
September 21, 1999	September 30, 1999	November 17, 1999	$.140
December 16, 1999	January 3, 2000	February 18, 2000	$.140
During 1998:
June 18, 1998	June 30, 1998	August 14, 1998	$.265	(1)
September 9, 1998	September 30, 1998	November 16, 1998	$.265	(1)
December 15, 1998	December 31, 1998	February 19, 1999	$.265	(1)

(1)
As part of the Merger transaction, the Company made quarterly distributions of $.265 per common share ($1.06 per common share per year) in the first year following the Merger (i.e. through the first quarter of 1999.) Accordingly, cash distributions paid by the Company in the first quarter of 1999 and in 1998 consisted in part of a dividend and in part of a cash merger payment.

    Cash distributions paid or accrued by the Predecessor were $.2649 pr Unit prior to the Merger in 1998.

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    For tax purposes, a portion of the dividend declared on December 14, 2000, and paid on January 30, 2001, will be treated as a 2001 dividend for shareholders. Similarly, the dividend declared on December 16, 1999, and paid February 18, 2000, was treated in its entirety as a 2000 dividend for shareholders and the dividend declared on December 15, 1998, and paid February 19, 1999, was treated as a 1999 dividend for shareholders.

  Stock Repurchase Plan

    In connection with the Company's 400,000 share repurchase program, the Company purchased and retired 293,621 shares during the year ended December 31, 2000, at an aggregate cost of $1,511,613. During the year ended December 31, 1999, the Company purchased and retired 84,600 shares at an aggregate cost of $412,208. Since implementing the stock repurchase program during the fourth quarter of 1999, through December 31, 2000, the Company has purchased and retired 378,221 shares at an aggregate cost of $1,923,821. See Note 12—Subsequent Events.

    In general, consistent with the Company's underlying operational strategy, the Company's dividends will for the most part be characterized as ordinary income to the shareholder for federal tax purposes. However, a portion of the Company's dividends may be characterized as capital gains or return of capital. Approximately $0.02 of the Company's dividends for the year ended December 31, 2000 were characterized as capital gains. Approximately $0.43 of the Company's dividends for the period from April 10, 1998 to December 31, 1998 were characterized as return of capital. All other dividend amounts for the years ended December 31, 2000 and 1999 and the period from April 10, 1998 to December 31, 1998 were characterized as ordinary income.

9.  Related Party Transactions

    The Advisor manages the operations and investments of the Company and performs administrative services for the Company. In turn, the Advisor receives a management fee payable monthly in arrears in an amount equal to 1.10% per annum of the first $300 million of Stockholders' Equity of the Company, plus .80% per annum of the portion of Stockholders' Equity of the Company above $300 million. The Company also pays the Advisor, as incentive compensation for each fiscal quarter, an amount equal to 20% of the dollar amount by which the annualized Return on Equity for such fiscal quarter exceeds the amount necessary to provide an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. For the years ended December 31, 2000, 1999 and the period from April 10, 1998 (Merger Date) to December 31, 1998, the Advisor earned a base management fee of $740,437, $761,646 and $590,875, respectively and incentive compensation of $797,054, $741,233 and $2,807, respectively. Approximately $519,000 of the incentive fee earned in 2000 was attributable to the sale described in Note 6. Approximately $433,000 of the incentive fee earned in 1999 was attributable to the sale described in Note 6.

    America First Properties Management Company L.L.C., (the "Manager"), provides property management services for certain of the multifamily properties in which the Company has an interest. The Manager also provided property management services to certain properties previously associated with the Predecessor which were acquired in the Merger. The Manager receives a management fee equal to a stated percentage of the gross revenues generated by the properties under management, ranging from 3.5% to 4% of gross revenues. Such fees paid by the Company for the years ended

F–44

December 31, 2000, 1999 and the period from April 10, 1998 through December 31, 1998, amounted to $374,923, $325,213 and $250,912, respectively. Such fees paid by the three Partnerships which merged amounted to $83,017 (including $45,527 paid by the Predecessor) for the period in 1998 prior to the Merger Date.

    Prior to the Merger Date, the general partner of the Predecessor ("AFCA3") was entitled to an administrative fee of .35% per annum of the outstanding amount of investments of the Predecessor to be paid by the Predecessor to the extent such amount is not paid by property owners. AFCA3 earned administrative fees of $53,617 in 1998 of which $38,659 was paid by the Predecessor and the remainder was paid by owners of real properties financed by the Predecessor.

    Prior to the Merger Date, substantially all of Predecessor's general and administrative expenses and certain costs capitalized by the Predecessor were paid by AFCA3 or an affiliate and reimbursed by the Predecessor. The amounts of such expenses reimbursed to AFCA3 or an affiliate were $165,439 in 1998. The capitalized costs consist of transaction costs incurred in conjunction with the merger described in Note 1.

10.  Fair Value of Financial Instruments

    The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

    Investments in mortgage securities, corporate debt securities and corporate equity securities: Fair values are based on broker quotes or amounts obtained from independent pricing sources.

    Cash and cash equivalents: Fair value approximates the carrying value of such assets.

    Repurchase agreements: Fair value approximates the carrying value of such liabilities.

	As of December 31, 2000		As of December 31, 1999
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Investment in mortgage securities	$470,575,671	$470,575,671	$475,719,711	$475,719,711
Investment in corporate debt securities	15,665,727	11,895,625	8,020,026	7,937,750
Investment in corporate equity securities	9,010,538	9,010,538	3,130,823	3,130,823
Cash and cash equivalents
Unrestricted	8,400,539	8,400,539	19,895,833	19,895,833
Restricted	498,875	498,875	3,709,577	3,709,577
Repurchase agreements	448,583,432	448,583,432	452,101,803	452,101,803

F–45

11.  Summary of Quarterly Results of Operations (Unaudited)

From January 1, 2000, to December 31, 2000	First Quarter	Second Quarter	Third Quarter		Fourth Quarter
Total income	$1,956,216	$1,932,983	$4,292,650		$2,141,463
Total expenses	(461,465)	(512,495)	(994,723	)(1)	(488,513)

Net income	$1,494,751	$1,420,488	$3,297,927	(1)	$1,652,950

Net income, basic and diluted, per share	$0.17	$0.16	$0.37	(1)	$0.19

From January 1, 1999, to December 31, 1999	First Quarter	Second Quarter	Third Quarter		Fourth Quarter
Total income	$1,869,081	$2,146,590	$4,223,361		$2,037,399
Total expenses	(616,193)	(628,400)	(1,052,855	)(2)	(374,885)
Minority interest	(490)	(4,230)	327		175

Net income	$1,252,398	$1,513,960	$3,170,833	(2)	$1,662,689

Net income, basic and diluted, per share	$0.14	$0.17	$0.35	(2)	$0.18

Explanatory Notes:

(1)
Includes income of approximately $2.1 million (net of the incentive fee of $519,000) or approximately $0.24 per share related to the sale described in Note 6.

(2)
Includes income of approximately $1.7 million (net of the incentive fee of $433,000) or approximately $0.19 per share related to the sale described in Note 6.

12.  Subsequent Events

    On January 12, 2001, the Company's Board of Directors approved the repurchase of up to an additional 200,000 shares of its common stock.

    On January 2, 2001, the limited partnership which owned an assisted living center located in Salt Lake City, Utah, was liquidated with Retirement Centers Corporation ("RCC") receiving an undivided interest in the net assets of such partnership. RCC then sold its undivided interest in the net assets of such assisted living center resulting in a gain to RCC of approximately $2.9 million.

    On January 18, 2001, RCC acquired an 88.3% undivided interest and the Company acquired an 11.7% undivided interest in Lealand Place Apartments, a 192-unit multifamily housing property located in Lawrenceville, Georgia, for approximately $13.3 million. The acquisition was financed with the proceeds of a $10.3 million mortgage loan and cash of $3.0 million.

F–46

EXHIBIT A

     AGREEMENT AND PLAN OF MERGER

among

AMERICA FIRST MORTGAGE INVESTMENTS, INC.,

AMERICA FIRST MORTGAGE ADVISORY CORPORATION,

AMERICA FIRST COMPANIES L.L.C.

and

each of the individual stockholders of
AMERICA FIRST MORTGAGE ADVISORY CORPORATION

Dated as of September 24, 2001

A–i

A–ii

INDEX OF DEFINED TERMS

Advisory Agreement	A-8
AFC	A-1
Agreement	A-1
Articles of Merger	A-2
Business Combination	A-3
Certificate(s)	A-3
Closing	A-2
Closing Date	A-2
Company	A-1
Company Plans	A-12
Company Common Stock	A-2
Company Stockholders	A-1
Contracts	A-10
Disclosure Schedule	A-6
Dispute Notice	A-32
Due Diligence Information	A-20
Effective Time	A-2
Employment Agreements	A-24
Environmental Claims	A-11
Environmental Laws	A-11
ERISA Affiliate	A-12
Escrow Agent	A-4
Escrow Agreement	A-4

A–iii

Escrowed Shares	A-4
Fairness Opinion	A-1
Financial Statements	A-8
Governmental Licenses	A-9
Indemnified Party	A-32
Indemnifying Party	A-32
Individual Stockholders	A-1
Lock-Up Period	A-26
Merger	A-1
Merger Consideration	A-2
Merger Proposal	A-1
MFA	A-1
MFA Common Stock	A-2
MFA Financial Statements	A-20
MFA SEC Documents	A-20
MFA Stockholder Approval	A-19
MFA Stockholders Meeting	A-23
MGCL	A-1
Proxy Statement	A-23
Registration Rights Agreement	A-26
Securities Act	A-18
Special Committee	A-1
Surviving Corporation	A-1
Tangible Assets	A-9
Termination Date	A-21
Tucker	A-1

A–iv

AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into effective as of September 24, 2001 by and among AMERICA FIRST MORTGAGE INVESTMENTS, INC., a Maryland corporation ("MFA"), AMERICA FIRST MORTGAGE ADVISORY CORPORATION, a Maryland corporation (the "Company"), AMERICA FIRST COMPANIES L.L.C., a Delaware limited liability company ("AFC") and each of the individual stockholders of the Company (the "Individual Stockholders" and, collectively with AFC, the "Company Stockholders").

W I T N E S S E T H:

    WHEREAS, the Boards of Directors of MFA and the Company each have declared that it is advisable and in the best interest of their respective companies and stockholders that upon the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into MFA, with MFA being the surviving corporation (the "Surviving Corporation"), in a merger (the "Merger") in accordance with the General Corporation Law of the State of Maryland (the "MGCL") and upon the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, the parties hereto anticipate that the Merger will further certain of their business objectives including, without limitation, allowing MFA to become an entirely self-administered and self-managed real estate investment trust;

    WHEREAS, for federal income tax purposes it is intended that the transaction qualify as a tax-free reorganization under Section 368(a) of the Code (as hereinafter defined) and that the transaction be exempt from sales and/or use taxation as a casual sale, corporate reorganization, merger, acquisition or otherwise to the extent permitted under applicable law;

    WHEREAS, the Special Committee (the "Special Committee") of the independent directors of the Board of Directors of MFA has received a written fairness opinion (the "Fairness Opinion") from Tucker Anthony Sutro, Inc. ("Tucker") as to the fairness of the Merger, including the consideration to be paid in connection therewith, to MFA and its stockholders from a financial point of view;

    WHEREAS, the Special Committee has recommended the Merger to the Board of Directors of MFA and the Board of Directors (excluding any of the Company Stockholders or any Affiliate of AFC) has approved the proposal to approve the Merger (the "Merger Proposal") and the related transactions and has resolved to recommend that the stockholders of MFA approve the Merger Proposal; and

    WHEREAS, the Board of Directors of the Company and the Company Stockholders have unanimously approved the Merger Proposal;

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, MFA, the Company, AFC and the Individual Stockholders agree as follows:

ARTICLE I

THE MERGER

    Section 1.01.  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations and warranties contained herein and in accordance with the MGCL, the Company will be merged with and into MFA at the Effective Time (as hereinafter defined) of the Merger, whereupon the separate corporate existence of the Company shall cease. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises, of a public or private nature, of MFA and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of MFA and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

A–1

    Section 1.02.  Closing.  Unless this Agreement is terminated pursuant to Section 9.01 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on such date agreed to by the parties; provided that such date will be no later than March 30, 2002 (the "Closing Date"). The Closing will take place at the offices of MFA in New York, New York, unless another place is agreed to in writing by the parties hereto.

    Section 1.03.  Effective Time.  The Merger will become effective at the time of filing with, and acceptance by, the State Department of Assessments and Taxation of the State of Maryland of the articles of merger (the "Articles of Merger") in accordance with the MGCL or at such later time as is agreed to by the parties hereto and set forth in the Articles of Merger (the "Effective Time"). The Articles of Merger will be executed on behalf of MFA and the Company on the Closing Date and will be filed as soon as practicable thereafter along with such other filings or recordings as may be required by the MGCL or otherwise.

    Section 1.04.  Effects of the Merger.  The Merger shall have the effects set forth in Section 3-114 of the MGCL. As a result of the Merger, the separate corporate existence of the Company will cease, and MFA will continue as the Surviving Corporation under the name "America First Mortgage Investments, Inc."

    Section 1.05.  Articles of Incorporation and Bylaws of the Surviving Corporation.

      (a) The Articles of Incorporation of MFA as in effect immediately prior to the Effective Time will become the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the MGCL and such Articles of Incorporation.

      (b) The Bylaws of MFA as in effect immediately prior to the Effective Time will become the Bylaws of the Surviving Corporation after the Effective Time, until thereafter amended as provided by the MGCL, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

    Section 1.06.  Directors.  The Board of Directors of MFA immediately prior to the Effective Time will become the Board of Directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

    Section 1.07.  Officers.  The officers of MFA immediately prior to the Effective Time will become the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II

EXCHANGE OF SHARES FOR MERGER CONSIDERATION

    Section 2.01.  Effect on Common Stock of the Company.  At the Effective Time, by virtue of the Merger and without any additional action on the part of MFA, the Company or the Company Stockholders:

      (a) Subject to the other provisions of this Section 2.01, each share of the common stock, par value $.01 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive merger consideration (the "Merger Consideration") consisting of 128.75 fully paid and nonassessable shares of the common stock, par value $.01 per share, of MFA ("MFA Common Stock") for a total of 1,287,500 shares of MFA Common Stock, subject to such adjustment as may be necessary to eliminate fractional shares as provided herein.

      (b) As of the Effective Time, all shares of Company Common Stock will cease to be outstanding, will automatically be cancelled and retired and will cease to exist. Each holder of a

A–2

  certificate or certificates representing such Company Common Stock (a "Certificate" or the "Certificates") shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive for all of the Company Common Stock, upon the surrender of such Certificates in accordance with Section 2.02, the Merger Consideration per share represented thereby as contemplated by this Article II. Shares of MFA Common Stock issued in exchange of the Certificates in accordance with the terms of this Article II will be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates.

      (c) The aggregate number of shares of MFA Common Stock issued to any Company Stockholder entitled to receive Merger Consideration pursuant hereto shall be rounded to the nearest whole share. No fractional shares of MFA Common Stock shall be issued in the Merger and no interest shall be paid or accrued on the Merger Consideration.

      (d) Prior to the Effective Time, the Company shall not split or combine the Company Common Stock, or pay a stock dividend or other stock distribution in Company Common Stock, or in rights or securities exchangeable or convertible into or exercisable for Company Common Stock, or otherwise change Company Common Stock into, or exchange Company Common Stock for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which the Company Stockholders receive cash, stock or other property in exchange for, or in connection with, their Company Common Stock (a "Business Combination") or otherwise), or make any other dividend or distribution on or of Company Common Stock (other than as contemplated by Section 7.10 hereof), without the parties hereto having first entered into an amendment to this Agreement pursuant to which the Merger Consideration will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.

      (e) No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the date of this Agreement; and each Company Stockholder agrees not to transfer any Company Common Stock after the date of this Agreement and before the Closing Date.

    Section 2.02.  Exchange of Company Common Stock for Merger Consideration.

      (a) At or after the Effective Time, upon surrender by a Company Stockholder of his or its Certificate for cancellation to the Surviving Corporation, together with any other documents required by the Surviving Corporation or MFA's transfer agent and stock registrar, such Company Stockholder will be issued a certificate for the number of shares of MFA Common Stock equal to:

         (i) the product of (A) the Merger Consideration per share multiplied by (B) the number of shares of Company Common Stock represented by such Certificate, rounded upward or downward to the nearest whole share, with one-half share being rounded upward, less

        (ii) the number of Escrowed Shares (defined below) issued in the name of such Company Stockholder as determined in paragraph (b) below.

      The Certificates surrendered to the Surviving Corporation in exchange for Merger Consideration will be cancelled.

      (b) If, at the Closing Date, the insurance described in Section 7.15 hereof has not been obtained by AFC for the benefit of MFA, then, upon surrender of a Certificate to the Surviving Corporation as described in paragraph (a) above, an additional certificate shall be issued in the

A–3

  name of such Company Stockholder as required by Section 2.02(a)(ii) for a number of shares of MFA Common Stock equal to:

         (i) the greater of (A) the number of shares determined by dividing $2,750,000 by the average closing sale price per share of MFA Common Stock reported on the NYSE for the ten-trading-day period ending on the day immediately before the Closing Date or (B) 366,667 times

        (ii) the fraction derived by dividing (A) the number of shares of Company Common Stock owned by such Company Stockholder at the Effective Time by (B) 10,000.

      Such shares of MFA Common Stock (the "Escrowed Shares") shall be delivered to and held by MFA's transfer agent and registrar or another party acceptable to both MFA and AFC, as escrow agent (the "Escrow Agent"), pursuant to the terms of an Escrow Agreement in the form acceptable to both MFA and AFC (the "Escrow Agreement"). While held in escrow, all Escrowed Shares will be owned, of record and beneficially, by the Company Stockholders in whose name such certificates have been issued and such Company Stockholders shall have all rights with respect to voting the Escrowed Shares at any meeting of the stockholders of MFA and will be entitled to receive any dividends or distributions declared or paid by MFA with respect to the Escrowed Shares (except dividends and distributions payable in shares of MFA stock which will become additional Escrowed Shares). However, during the term of the Escrow Agreement, the Company Stockholders will have no right to receive certificates representing the Escrowed Shares or to sell, transfer, pledge or otherwise alienate any Escrowed Shares.

      (c) If, at any time during the term of the Escrow Agreement, MFA delivers a notice of indemnification pursuant to Section 10.02(e) hereof, MFA may direct the Escrow Agent to release to MFA a number of Escrowed Shares equal to (i) the total dollar amount of Damages (as hereinafter defined) claimed in such notice divided by (ii) the average closing sale price per share of MFA Common Stock reported on the NYSE for the ten-trading-day period ending on the day immediately before the date which Escrowed Shares are to be released to MFA hereunder. Not later than 15 days prior to requesting the Escrow Agent to release Escrowed Shares hereunder, MFA shall notify AFC (which is hereby designated as the authorized representative of all Company Stockholders with respect to matters relating to Escrowed Shares) of its intent to request such release of Escrowed Shares which notice will state the proposed amount of, and reasons for, such release of Escrowed Shares. If AFC disagrees with the proposed release of Escrowed Shares, it will provide written notice to MFA and the Escrow Agent within ten (10) business days stating the reasons for such objections. In such event, MFA agrees to negotiate the dispute in good faith with AFC and to make all of its books and records available to AFC as is reasonably requested in connection with therewith. If MFA and AFC are unable to resolve any disagreement through such negotiation, MFA and AFC agree that the dispute will be definitively settled through arbitration. Such arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York before a single arbitrator, who shall be jointly designated by MFA and AFC (who agrees to act as agent on behalf of the Company Stockholders in connection with such arbitration) or, if MFA and AFC are unable to agree within ten (10) days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon MFA and the Company Stockholders. The cost of any such arbitration will be borne equally by MFA and the Company Stockholders. No Escrowed Shares shall be released to either MFA, or any Company Stockholders under paragraph (d) below, until such dispute is resolved either through agreement or arbitration. If MFA makes a claim for indemnification under Section 10.02(a), the Escrowed Shares released from the Escrow Account will be those owned by AFC. If MFA makes a claim for indemnification under Section 10.02(b), the Escrowed Shares released from the Escrow Account will be those owned by the Individual Stockholders and will be released on a pro rata basis. Escrowed Shares

A–4

  released from the Escrow Account to MFA shall cancelled and the Escrow Agent will issue new certificates representing the remaining Escrowed Shares, if any, to be held in escrow in the names of the Company Stockholders.

      (d) Subject to the foregoing provisions of this Section 2.02, MFA will direct the Escrow Agent to release from the Escrow Account and deliver to the Company Stockholders the certificates for:

         (i) on the first anniversary of the Effective Time, any then remaining Escrowed Shares in excess of the number of shares equal to (A) $1,600,000 divided by (B) the average closing sale price per share of MFA Common Stock reported on the NYSE for the ten-trading-day period ending on the day immediately before such date; and

        (ii) all then remaining Escrowed Shares as soon as reasonably practicable after the earlier of (A) the date upon which AFC has obtained for the benefit of MFA a policy of insurance described in Section 7.15 hereof or (B) the termination of the latest survival period described in Section 10.01 hereof.

      (e) After the Effective Time there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Company Common Stock are presented to the Surviving Corporation for any reason, they will be cancelled against delivery of the Merger Consideration in exchange therefor.

      (f)  If the Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing Company Common Stock surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person surrendering such Company Common Stock shall pay to the Surviving Corporation any transfer or other Taxes (as hereinafter defined) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

      (g) If a Certificate has been lost, stolen or destroyed, a certificate representing MFA Common Stock constituting Merger Consideration will be issued by the Surviving Corporation to the holder thereof if such holder delivers to the Surviving Corporation or its designated transfer agent an affidavit of the holder as to the fact that such Certificate has been lost, stolen or destroyed and, if required in the sole discretion of the Surviving Corporation or such transfer agent, the posting by such holder of a bond in such reasonable amount as the Surviving Corporation or such transfer agent may direct as indemnity against any claim that may be made against MFA with respect to such Certificate in addition to such other documents as may be requested by the Surviving Corporation or its transfer agent.

      (h) Neither the Company, MFA, nor the Surviving Corporation will be liable to any Person with respect to any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.03.  Further Assurances.  If at any time the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Company, or otherwise to carry out the provisions hereof, the proper representatives of AFC, the Company or the Company Stockholders as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.

A–5

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company, AFC and each Individual Stockholder (with Individual Stockholders making representations and warranties only with respect to those specific statements that are made herein as to their knowledge) hereby represent and warrant to MFA that, except as set forth in the disclosure schedule delivered by the Company and AFC, respectively, to MFA on the date hereof signed by the Chief Executive Officer and Chief Financial Officer of the Company and AFC, respectively (the "Disclosure Schedule"), the statements made in this Article III are correct and complete as of the date hereof. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III. When used herein, the phrases "to the knowledge of the Company" or "to the knowledge of AFC" means the actual knowledge, after reasonable investigation, of any director or executive officer of the Company or AFC, as the case may be, and the knowledge of any director or executive officer of the Company or AFC, as the case may be, that could have been obtained after reasonable investigation by such director or executive officer.

    Section 3.01.  Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification or licensing, each of which is listed in Section 3.01 of the Disclosure Schedule, except for jurisdictions in which the failure to be so qualified and licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company. True and correct copies of the Company's Articles of Incorporation and Bylaws have been delivered to MFA and such documents are complete and correct and in full force and effect. The Company is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete.

    Section 3.02.  Assumed or Fictitious Names.  Set forth in Section 3.02 of the Disclosure Schedule is a list of all assumed or fictitious names under which the Company is doing, or has at any time done, business in any jurisdiction, indicating for each such assumed or fictitious name the jurisdictions in which it is or was used. Except as set forth in Section 3.02 of the Disclosure Schedule, all assumed or fictitious names or similar filings in all appropriate jurisdictions with respect to the assumed or fictitious names used by the Company have been made and are currently in effect.

    Section 3.03.  Capital Stock.

      (a) The authorized stock of the Company consists of 500,000 shares of common stock, each having a par value of $.01 per share, of which 10,000 shares are issued and outstanding. No shares of the issued common stock of the Company are held in the treasury of the Company as of the date of this Agreement. All of the issued and outstanding shares of Company Common Stock have been duly authorized for issuance and were validly issued and are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and no class of capital stock of the Company is entitled to preemptive or other similar rights.

A–6

      (b) There are no outstanding subscriptions, options, warrants, convertible securities, conversion rights, preemptive or other rights, arrangements or commitments of any nature obligating the Company to issue any shares of its capital stock and there are no commitments of or on behalf of the Company to issue any such rights. The Company has no outstanding stock appreciation rights, dividend equivalency rights, phantom stock rights or similar rights. No one, other than a Company Stockholder at the Effective Time will have any right to receive, or otherwise participate in, the Merger Consideration in proportion to their ownership of Company Common Stock on such date.

      (c) The Company has no obligation, contingent or otherwise, to purchase, redeem or otherwise reacquire any shares of its outstanding capital stock or other securities or to pay any dividend or make any other distribution in respect of its capital stock, other than pursuant to Section 7.10 hereof.

      (d) No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding.

    Section 3.04.  Subsidiaries.  The Company's business is conducted entirely by and through the Company. The Company has no direct or indirect subsidiaries, nor are there any other entities that the Company otherwise directly or indirectly controls or in which it has any ownership or other interest, and the Company does not have the right or obligation to acquire any shares of stock or other interest in any other Person. No Company Stockholder or any of their Affiliates has taken or omitted to take any action which has resulted in, or will result in, the Company being or becoming a party to or bound by, any agreement, arrangement or understanding to which the Company will remain obligated or bound following the Closing, relating to the acquisition by the Company of any entity or all or substantially all of the assets of any Person.

    Section 3.05.  Corporate Authority Relative to This Agreement; No Violation.

      (a) The Company has the corporate power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company and by the Company Stockholders and have been duly authorized by all other necessary corporate action on the part of the Company. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interest of the Company and the Company Stockholders. No other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby on behalf of the Company. The Company has delivered to MFA true and correct copies of resolutions adopted by the Board of Director of the Company and the written consent of the Company Stockholders, approving this Agreement and the transactions contemplated hereby.

      (b) This Agreement has been duly and validly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      (c) No state anti-takeover statute is applicable to the Merger or the other transactions contemplated hereby.

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      (d) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (i) contravene the Articles of Incorporation or By-Laws of the Company or (ii) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing Date as are necessary, (A) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, lease, instrument, indenture, understanding, permit or license to which the Company is a party or by which any of its assets are bound, or any judgment, order, decree, law, rule or regulation to which the Company or any of its assets are subject, (B) result in the creation of, or give any party the right to create, any Lien or any other right or adverse interest upon any of its assets, (C) terminate or give any party the right to terminate, amend, abandon, or refuse to perform, any agreement, arrangement or commitment to which the Company is a party or by which the Company or any of its respective assets are bound or (D) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment.

      (e) Other than in connection with or in compliance with the provisions of the MGCL, no authorization, consent or approval of, or filing with, any Governmental Authority (as hereinafter defined) or any other party is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

    Section 3.06.  Financial Statements.  Section 3.06 of the Disclosure Schedules sets forth a true and complete copy of the Company's unaudited balance sheet as of December 31, 2000 and related unaudited statements of income and cash flows for the year ended December 31, 2000 and its unaudited balance sheet as of August 31, 2001 and related unaudited statements of income and cash flows for the eight months ended August 31, 2001 (collectively, the "Financial Statements"). The Financial Statements (including any related notes and schedules) are correct and complete in all material respects, are reconcilable to the books and records of the Company and fairly present the financial position of the Company as of the date thereof and the results of operations, stockholders' equity and cash flows for the period or as of the date then ended, in accordance with GAAP (as hereinafter defined) consistently applied during the period involved. There are no liabilities or obligations of any nature that are required to be reflected or reserved on a balance sheet or the notes thereto under GAAP that are not shown in the Financial Statements. There is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability or obligation. The Company has not declared any dividends that are not paid or are otherwise in arrears.

    Section 3.07.  Absence of Certain Changes or Events.  Except as disclosed in Section 3.07 of the Disclosure Schedule, since August 31, 2001, there is not and has not been (a) any Material Adverse Effect with respect to the Company, or (b) any condition, event, or occurrence that could reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement.

    Section 3.08.  Operation of Business.

      (a) Since August 31, 2001, the business of the Company has been conducted in the ordinary course consistent with past practice in all material respects and there has been no change having a Material Adverse Effect on the assets, liabilities or financial condition of the Company.

      (b) The Company has not engaged, and is presently not engaged, in any other business other than the business of managing the operations and real estate-related investments of MFA, as more particularly described in the Advisory Agreement, dated as of April 9, 1998 (the "Advisory Agreement"), between MFA and the Company.

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      (c) The Company is not restricted from carrying out the Company's business anywhere in the world by any agreement or administrative or judicial order, decree or process.

    Section 3.09.  No Violation of Law; Lawful Operations.

      (a) The business of the Company has been, and currently is being, conducted in compliance with all applicable statutes, laws, rules, judgments, decrees, regulations, covenants, restrictions and orders of Governmental Authorities, except where the failure to so comply would not have a Material Adverse Effect. The Company has not received any notification from any Governmental Authority of any violation of any applicable statute, law, rule, judgment, decree, ordinance or regulation relating to its business, properties or operations.

      (b) The Company holds all licenses, permits and other governmental authorizations ("Governmental Licenses") that are required to be maintained by it in connection with the conduct of its the business. Each such Governmental License is valid and in full force and effect and will not be invalidated by consummation of the Merger. The Company has been in full compliance with all of the terms and requirements of each Governmental License, except where the failure to so comply would not have a Material Adverse Effect and there are no disputes, oral agreements or forbearance programs in effect as to any Governmental License.

    Section 3.10.  Books and Records.  The books and records of the Company are complete and correct and have been maintained in accordance with good business practices and contain a true and complete record of all meetings or proceedings of the Board of Directors and the stockholders. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

    Section 3.11.  Title to Assets.  The Company holds good and valid title to all assets used by it in its business operations, all of which are listed in Section 3.11 of the Disclosure Schedule, free and clear of all Liens, and no financing statement covering all or any portion of its assets and naming the Company as debtor has been filed in any public office, and the Company has not signed any such financing statement or security agreement as debtor or borrower.

    Section 3.12.  Real Property.  The Company does not own or lease any real property and has not at any time owned or leased, in whole or in part, any real property.

    Section 3.13.  Tangible Assets.  Each item of equipment, machinery or furniture and each fixture, vehicle, trailer, leasehold improvement, tool and any other tangible asset owned or leased by the Company ("Tangible Assets"), all of which are listed on Section 3.13 of the Disclosure Schedule, is used solely for the conduct of the business operations of the Company, is suitable for the purpose for which it is intended to be used, is in good operating condition, subject to normal wear and tear, and conforms in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution laws and regulations), safety, labor, zoning and building laws and ordinances.

    Section 3.14.  Inventories.  The Company does not maintain any inventories of raw materials, supplies, manufactured and purchased parts, goods in process or finished goods.

    Section 3.15.  Receivables.  All receivables (including, without limitation, accounts receivable, loans receivable, notes, advances and receivables due from Affiliates) reflected in the Financial Statements, or, in the case of receivables created subsequent to August 31, 2001, reflected on the Company's books, represent valid obligations arising from actual transactions in the ordinary course of business. Such receivables are collectible in the ordinary course of business in the full amount thereof or there are adequate reserves established for uncollected receivables and there is no contest, claim or right of set-off with any maker of a receivable relating to the amount or validity of such receivable. No discount or allowance has been granted with respect to any such receivable, and the Company has no obligation to make any allowances to any maker of such receivable.

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    Section 3.16.  Contracts.  Section 3.16 of the Disclosure Schedule contains an accurate and complete listing of all contracts, leases, agreements or understandings, whether written or oral, to which the Company is a party ("Contracts"). The Contracts are all the contracts required for the operation of the Company's business or which have a material effect thereon. Each Contract is valid and binding on the Company and is in full force and effect and, to the knowledge of the Company, AFC and the Individual Stockholders is enforceable against the other party thereto, in each case, except as enforceability may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability now or thereafter in effect relating to or affecting creditors' rights, and to general equity principles (regardless of whether enforcement is sought in a procedure in equity or at law). The Company is and has been in compliance with all applicable terms and requirements of each Contract. To the knowledge of the Company, AFC and the Individual Stockholders, each other party that has or had any obligation or liability under any Contract is and has been in full compliance with all applicable terms and requirements of such contract. To the knowledge of the Company, AFC and the Individual Stockholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract. The Company has not given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract. Complete and correct copies of all Contracts (or, if oral, written summaries thereof) have previously been delivered to MFA.

    Section 3.17.  Intellectual Property.

      (a) Each item of Intellectual Property (as hereinafter defined) owned or used by the Company in connection with, or incident to, its business operation is listed in Section 3.17 of the Disclosure Schedule. The Company holds all right, title and interest in, or a valid and binding license to use, each such item of Intellectual Property and, except as set forth in Section 3.17 of the Disclosure Schedule, has the right to use, free and clear of claims or rights of others, all such Intellectual Property. Each such item of Intellectual Property will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Effective Time.

      (b) Section 3.17(b) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to MFA correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). The Company is not obligated to pay any royalties, fees or other payments under the terms of any item of Intellectual Property.

      (c) To the knowledge of the Company, AFC and the Individual Stockholders, none of the Intellectual Property is being infringed by any third party. The conduct of the business of the Company does not infringe or violate any intellectual property rights of any third party and nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property of third parties as a result of the continued operation of the Company's business as presently conducted.

      (d) The Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company and neither the Company nor any of the officers, directors or other key employees of the Company have any agreements or arrangements with former employers of such Persons relating to confidential information or trade secrets of such employers which limit or restrict the ability of such Persons (as hereinafter defined) to perform their responsibilities for the Company.

    Section 3.18.  Liabilities.  Except as set forth in Section 3.18 of the Disclosure Schedule, the Company has no accounts payable, notes payable, long-term borrowing and other liabilities, contingent

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or otherwise that are not specifically set forth in the Financial Statements. All liabilities of the Company were incurred by it in the ordinary course of business.

    Section 3.19.  Environmental Laws and Regulations.

      (a) The Company has complied, and is currently in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) The Company has not received written notice of, and is not the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person asserting an obligation to conduct investigations or cleanup activities under Environmental Law or alleging liability under or noncompliance with any Environmental Law (collectively, "Environmental Claims") that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, AFC and the Individual Stockholders, there are no facts, circumstances or conditions in connection with the operation of its business that are reasonably likely to lead to any Environmental Claims in the future that would, individually or in the aggregate, have a Material Adverse Effect.

      (c) The execution and delivery of this Agreement will not result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

      (d) The Company has not expressly assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

      (e) No facts, events or conditions relating to the present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

      (f)  The Company and any facilities operated by the Company are not subject to, and have not been subject to, any administrative or judicial proceedings, or any investigations of which the Company has notice, pursuant to any Environmental Laws.

      (g) No environmental Lien has attached to any portion of the Company or any facilities operated by the Company.

    Section 3.20.  Employees.  To the knowledge of AFC, the Individual Stockholders and the Company, no executive officer, key employee, or group of employees currently has any plans to terminate employment with the Company other than pursuant to Section 7.06 hereof. A true, correct and complete list of all directors, officers and personnel of the Company, and the annual salary and bonuses paid or accrued for the year ended December 31, 2000, and for the period from January 1, 2001 through August 31, 2001, and any commitments by the Company entered into on or prior to the date hereof to pay any further bonuses for or increase the salary of each such person is set forth in

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Section 3.20 of the Disclosure Schedule. The Company is not and has not been a party to any collective bargaining (or other similar) agreement, nor is any such agreement presently being negotiated. The Company has not, within the past three years, closed any plant or facility, effectuated any significant or mass layoffs or implemented any early retirement, separation or window program (or announced any such action for the future). There is no labor strike, slowdown, work stoppage, lockout or other labor dispute in effect or threatened against the Company, and the Company has not experienced any such controversy within the last five years. The Company is in compliance with all applicable laws, agreements, policies and obligations relating to employment, wages, hours and terms and conditions of employment. There are no pending or threatened actions or proceedings (whether criminal or civil in nature) alleging a breach of any applicable law with respect to, or otherwise involving, any Employee Plan (as hereinafter defined) of the Company or otherwise with respect to, or otherwise involving, the employment relationship of any current or former employee of, or independent contractor to, the Company, nor, to the best knowledge of the Company, is there any basis for such a claim.

    Section 3.21.  Employee Benefit Plans.

      (a) Except as disclosed in Section 3.21 of the Disclosure Schedule, neither the Company nor any entity or other person aggregated at any relevant time with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") maintains or has ever maintained, or has or has ever had any obligation or liability to or with respect to, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA (as hereinafter defined)), including, but not limited to, pension plans, profit sharing plans, 401(k) plans, severance plans, welfare plans, disability and deferred compensation plans, stock purchase plans, stock option plans, employment plans, change-in-control plans, employee health or dental plans, short-term or long-term disability plans, fringe benefit plans, bonus and incentive plans, whether or not such plans are subject to the provisions of ERISA or whether formal or informal, oral or written. Section 3.21 of the Disclosure Schedule lists all consulting and other independent contractor agreements to which the Company is a party. The plans and agreements required to be disclosed in Section 3.21 of the Disclosure Schedule are referred to herein as the "Company Plans."

      (b) Each of the Company Plans is, and its administration (including without limitation, with respect to reporting and disclosure) is and has been, in compliance with, and none of the Company nor any of its ERISA Affiliates has received any claim or notice that any such Company Plan is not in compliance with, its terms and with ERISA, the Code (including, without limitation, all tax rules compliance with which is required for any intended favorable tax treatment is to be obtained) and any and all other applicable law. Each of the Company Plans which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such Company Plan. There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or threatened, alleging any breach of the terms of any Company Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any Company Plan.

      (c) No Company Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code. No Company Plan is a severance or similar plan. The Company does not provide and has never provided health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service. No Company Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein.

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      (d) Without limiting any other provision of this Section 3.21, no event has occurred and no condition exists, with respect to any Company Plan, that has subjected or could subject the Company, or any Company Plan or any successor thereto, to any Tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under the Company Plans with respect to employees of the Company). No event has occurred and no condition exists, with respect to any Plan that could subject MFA or any of its Affiliates, or any Employee Plan maintained by MFA or any Affiliate (other than an Affiliate which becomes such pursuant to the transactions contemplated by this Agreement) thereof, to any Tax, fine, penalty or other liability, that would not have been incurred by MFA or any of its Affiliates, or any such Employee Plan, but for the transactions contemplated hereby. No Employee Plan is or will be directly or indirectly binding on MFA by virtue of the transactions contemplated hereby. MFA and its Affiliates (including on and after the Closing, the Company) shall have no liability for, under, with respect to or otherwise in connection with any Employee Plan, which liability arises under ERISA or the Code, by virtue of the Company being aggregated in a controlled group or affiliated service group with any ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing.

    Section 3.22.  Litigation and Investigations.

      (a) There are no actions, lawsuits, arbitrations or other proceedings or investigations before any federal, state, local or foreign court or Governmental Authority that are pending or threatened against or affecting the Company or any of its officers or directors, in their capacities as such, or any of its assets, either at law or in equity. To the knowledge of the Company, AFC and the Individual Stockholders, there are no facts, events or occurrences that could reasonably form the basis of such an action, lawsuit or other proceeding against or affecting the Company.

      (b) There is no investigation or review being undertaken or that is pending by any Governmental Authority with respect to the Company that would have a (i) Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated herein, nor has any Governmental Authority notified the Company of an intention to conduct such an investigation or review and, to the knowledge of the Company, AFC and the Individual Stockholders there are no facts, events or occurrences that could reasonably form the basis of such an investigation or review with respect to the Company.

      (c) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental License or Material Contract, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental License. The Company has not received any notice or other communication from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental License or any failure to obtain any required Governmental License or Material Contract, or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental License or Material Contract.

      (d) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator other Governmental Authority, board, agency, commission or instrumentality, against or affecting the Company or the Company's business.

    Section 3.23.  Tax Matters.

      (a) The Company has timely filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were, and continue to be, true, correct and complete in all material respects. The Company is currently not the beneficiary of any extension of time in which

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  to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (b) Neither the Company, AFC or any Individual Stockholder expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (a) claimed or raised by any Governmental Authority in writing or (b) as to which any of the Company, AFC or an Individual Stockholder has knowledge. Section 3.23 of the Disclosure Schedule lists all jurisdictions in which federal, state, local and foreign Tax Returns are filed with respect to the Company and indicates any Tax Returns that have been audited or that are currently the subject of audit. The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (c) All Taxes owed by the Company have been paid whether or not reflected on any Tax Return. The charges, accruals and reserves with respect to Taxes on the books of the Company were determined in accordance with GAAP consistently applied and are adequate to cover any Taxes of the Company that have accrued but are not yet due and payable. All Taxes that the Company is or was required by law to withhold or collect in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (except Liens for Taxes not yet due).

      (d) The Company has not made any elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization).

      (e) There are no closing agreements, requests for rulings or requests for technical advice, in respect of any Taxes, pending between the Company and any Governmental Authority.

      (f)  No consent to the application of Code Section 341(f)(2) has ever been filed with respect to any property or assets held or acquired or to be acquired by the Company.

      (g) The Company (x) is not a party to any Tax-sharing or similar agreement that may or will require that any payment be made by or to the Company, (y) has not been a member of an affiliated group filing consolidated federal income Tax Returns or (z) does not have any liability for the Taxes of any Person under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (h) The Company has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code, nor has the Internal Revenue Service or any other Governmental Authority proposed any such adjustment or change in accounting method with respect to the Company. The Company does not have any application pending with any Governmental Authority requesting permission for any change in accounting method.

      (i)  There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, as a consequence of this transaction or otherwise could give rise to the payment of any amount that would not be deductible by MFA, the Surviving Corporation or the Company by reason of Sections 162(m) or 280G of the Code or otherwise could be an "excess parachute payment" thereunder.

      (j)  The Company does not own an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

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      (k) The Company is not, nor has it ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (l)  None of the assets of the Company directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code.

      (m) The Company does not, and will not as of the Effective Time, have any earnings or profits within the meaning of the Code.

      (n) The Company has disclosed on its federal income Tax Returns all positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

    Section 3.24.  Insurance.  Section 3.24 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time since April 9, 1998: (i) the name, address, and telephone number of the agent; (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements. With respect to each such insurance policy (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered since April 9, 1998 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.24 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company. The Company has received no notice of termination of any such policies or that the limits of any policy have been exhausted, and the Company, AFC and the Individual Stockholders are not aware of any contemplated termination, or reduction in the limits or coverage, of any of the Company's insurance policies or any increase in, or adjustment of, the amount of the premiums therefor. The Company has not been refused any insurance by an insurance carrier to which it has applied for insurance during the last three years.

    Section 3.25.  Transactions with Related Parties.  There is no (i) loan outstanding from or to the Company from or to any employee, officer, director or Affiliate of the Company, (ii) agreement between the Company and any employee, officer, director or Affiliate that is not reflected in Section 3.16 of the Disclosure Schedule, (iii) agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the Merger or any of the other transactions contemplated by this Agreement with respect to any employee, officer or director of the Company or (iv) agreement to appoint or nominate any person as a director of the Company. Except as set forth in Section 3.25 of the Disclosure Schedule, neither AFC, the Individual Stockholders nor any director, member, officer or key employee of the Company or any of their respective Affiliates (as hereinafter defined) or relatives owns any direct or indirect interest (other than an ownership interest of up to 1% of the voting securities of any corporation, the securities of which are publicly traded) in any assets used in the Company's business or in any corporation, partnership or other entity that (a) competes with the Company, (b) sells or purchases products or services to or from the Company, (c) leases real or personal property to or from the Company or (d) otherwise does business with the Company.

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    Section 3.26.  Finders or Brokers.  The Company has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with, or upon consummation of, the Merger other than Friedman, Billings, Ramsey & Co, Inc. for the purpose of preparing an appraisal for the Company.

    Section 3.27.  Powers of Attorney.  Set forth in Section 3.27 of the Disclosure Schedule is a true and complete list of the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter and a summary of the terms of such powers or authorizations.

    Section 3.28.  Disclosure.

      (a) No representation or warranty of the Company, AFC or the Individual Stockholders contained in this Agreement or any certificate furnished or to be furnished to MFA at Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      (b) None of the information supplied or to be supplied in writing by the Company, AFC or the Individual Stockholders (acting solely in their capacities as such and not as executive officers of MFA) for inclusion in the Proxy Statement (as hereinafter defined) or any other document to be filed by MFA with the SEC (as hereinafter defined) or any other Governmental Authority will, at the time of any such filing, at the time of mailing the Proxy Statement to the stockholders of MFA, at the time of the MFA Stockholders Meeting (as hereinafter defined) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING
AFC AND THE INDIVIDUAL STOCKHOLDERS

    AFC and each Individual Stockholder (with respect to itself or himself only) hereby represents and warrants to MFA that as of the date hereof:

    Section 4.01.  Organization and Qualification.  AFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification or licensing, except for jurisdictions in which the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

    Section 4.02.  Authority Relative to This Agreement; No Violation.

      (a) Such party has all requisite power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of AFC. No other corporate proceedings on the part of AFC are necessary to authorize the consummation of the transactions contemplated hereby on behalf of AFC.

      (b) This Agreement has been duly and validly executed and delivered by AFC and each Individual Stockholder and constitutes a valid and binding agreement of such party, enforceable

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  against such party in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      (c) Neither AFC nor any Individual Stockholder is subject to, or obligated under, any charter, bylaw or contractual provision or any license, franchise or permit, or subject to any statute, regulation, rule, injunction, ruling, order or decree or other restriction, that, by its terms, would be breached or violated or would result in a default under (with or without notice or lapse of time or both), or result in the imposition of a Lien or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of AFC or such Individual Stockholder executing or carrying out the transactions contemplated by this Agreement, except for any breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby. Other than in connection with or in compliance with the provisions of the MGCL, no authorization, consent or approval of, or filing with, any Governmental Authority or third party is necessary for the consummation by AFC or any Individual Stockholder of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or substantially impair or delay the consummation of the transactions contemplated hereby.

      (d) The execution and delivery of this Agreement by AFC and each Individual Stockholder and the consummation of the transactions contemplated hereby do not and shall not, with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which each of AFC and each such Individual Stockholder is a party or by which each of AFC and each such Individual Stockholder or any of his or its shares of Company Common Stock are bound, or any judgment, order, decree, law, rule or regulation to which such Individual Stockholder or such shares are subject or (ii) result in the creation of, or give any party any right to create, any Lien or any other right or adverse interest upon any of such shares.

    Section 4.03.  Foreign Person.  AFC and each Individual Stockholder is a United States person within the meaning of Section 7701(a)(30) of the Code.

    Section 4.04.  No Withholding.  The transaction contemplated hereby is not, insofar as concerns AFC and each Individual Stockholder, subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

    Section 4.05.  Company Common Stock.  All of the outstanding capital stock of the Company is owned by AFC and the Individual Stockholders as set forth in Section 4.05 of the Disclosure Schedule. The number of shares of Company Common Stock set forth opposite each Company Stockholder's name in Section 4.05 of the Disclosure Schedule includes all the shares of capital stock of the Company owned, beneficially or directly, by it or him on the date hereof. Except as set forth in Section 4.05 of the Disclosure Schedule, such party holds such shares of the Company Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act (as hereinafter defined) and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such party is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of any the shares of the Company Common Stock (other than pursuant to this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the shares of the Company Common Stock.

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    Section 4.06.  Securities Act Representations.

      (a) Such party represents that it understands that the MFA Common Stock to be issued as Merger Consideration will not be registered pursuant to the registration requirements of the Securities Act (as hereinafter defined) and that the resale of such shares of MFA Common Stock is subject to certain restrictions hereunder and under federal and state securities laws. Each of AFC and each of the Individual Stockholders represents that it is acquiring such shares of MFA Common Stock for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. Such party further represents that it has been advised and understands that since such MFA Common Stock has not been registered under the Securities Act, such MFA Common Stock must be held indefinitely unless (A) the distribution of such MFA Common Stock has been registered under the Securities Act, (B) a sale of such MFA Common Stock is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (C) in the opinion of counsel reasonably acceptable to MFA, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such MFA Common Stock.

      (b) Such party represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to MFA's transfer agent with respect to such shares of MFA Common Stock and that a legend setting forth the following restrictions on transfer will be set forth on the certificates for such shares of MFA Common Stock or any substitutions therefor:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THE SHARES EVIDENCED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF (i) REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (ii) A VALID EXEMPTION THEREFROM."

      (c) AFC and each Individual Stockholder is an "accredited investor" (as such term is defined in Regulation D under the Securities Act) with respect to MFA.

    Section 4.07.  Brokers and Finders.  None of Company Stockholders have entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or MFA to pay any investment banking fees, finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MFA

    MFA hereby represents and warrants to the Company and the Company Stockholders that the statements made in this Article V are correct and complete as of the date of this Agreement.

    Section 5.01.  Organization and Qualification.  MFA is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification or licensing, except for jurisdictions in which the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

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    Section 5.02.  Corporate Authority Relative to This Agreement; No Violation.

      (a) MFA has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to the approval of the transaction by the holders of a majority of the issued and outstanding shares of MFA Common Stock ("MFA Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Special Committee of the Board of Directors of MFA and by the Board of Directors of MFA. Other than MFA Stockholder Approval, no other corporate proceedings on the part of MFA are necessary to authorize the consummation of the transactions contemplated hereby. The Special Committee of the Board of Directors of MFA and the Board of Directors of MFA has each determined that the transactions contemplated by this Agreement are in the best interest of MFA and its stockholders and has recommended that the stockholders of MFA approve such transactions.

      (b) This Agreement has been duly and validly executed and delivered by a duly authorized officer of MFA and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of MFA, enforceable against MFA in accordance with its terms, except that enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      (c) MFA is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any statute, regulation, rule, injunction, ruling order or decree, or other restriction which, by its terms, would be breached or violated or would result in a default under (with or without notice or lapse of time or both), or result in the imposition of a Lien or would accelerate any payment or obligation, trigger any right of first refusal or other purchase right as a result of MFA executing or carrying out the transactions contemplated by this Agreement. Other than such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the rules and regulations of the NYSE, state takeover laws, state securities or "blue sky" laws and the filing and recordation of the Articles of Merger as required by the MGCL, no authorization, consent or approval of, or filing with, any Governmental Authority is necessary for the consummation by MFA of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings the failure to obtain or make which would not, individually or in the aggregate, substantially impair or delay the consummation of the transactions contemplated hereby.

    Section 5.03.  Merger Consideration.  MFA has authorized and reserved, and shall keep available, for issuance and delivery, the number of shares of MFA Common Stock issuable in connection with the Merger. All shares of MFA Common Stock issued as part of Merger Consideration, including all Escrowed Shares, upon the issuance thereof in accordance with the provisions of this Agreement, will be duly authorized and validly issued and fully paid and nonassessable shares of MFA Common Stock and will have been issued in compliance with all applicable federal and state securities laws.

    Section 5.04.  Disclosure.  No representation or warranty of MFA contained in this Agreement or in any certificate furnished or to be furnished to the Company at Closing and no proxy materials used by MFA in conjunction with its obligations under Section 7.02 hereof will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. MFA has filed all required reports, schedules, forms, statements, and other documents with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents

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incorporated by reference therein, the "MFA SEC Documents"). As of their respective dates, the MFA SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such MFA SEC Documents. As of their respective dates, none of the MFA SEC Documents (including any and all financial statements therein) contained any untrue statement of a material fact or failed to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of MFA included in the MFA SEC Documents (the "MFA Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and present fairly, in all material respects, the consolidated financial position of MFA and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods specified (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as reflected or reserved against in the MFA Financial Statements, MFA and its subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations) except, (i) since the date of the most recent audited balance sheet included in the MFA Financial Statements, liabilities and obligations incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the consolidated balance sheet of MFA and its subsidiaries prepared in accordance with GAAP.

    Section 5.05.  Absence of Certain Changes or Events.  Except as disclosed in the MFA SEC Documents, since the date of the most recent audited balance sheet included in the MFA SEC Documents, there is not and has not been (a) any material adverse change to MFA, or (b) any condition, event, or occurrence that could reasonably be expected to prevent or materially delay MFA from consummating the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS OF THE PARTIES

    Section 6.01.  General.

      (a) Each of the parties will use his or its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII below) and to cooperate with each other party in so doing.

      (b) Each of the parties shall use its reasonable best efforts not to, and shall use its commercially reasonable best efforts to cause its respective subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VIII not being satisfied.

    Section 6.02.  Further Investigation and Access to Information.  Each of AFC and the Company will afford MFA and its officers, employees, accountants, counsel and other authorized representatives full and complete access to its offices and other properties and all books and records, contracts or other documents relating to the business of the Company and of AFC (as it relates to the business of the Company) (the "Due Diligence Information"), will promptly provide to MFA such additional information relating to the Company and its businesses and properties as MFA or its duly authorized

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representatives may from time to time reasonably request and will instruct the Company's or AFC'S, as the case may be, employees, counsel and financial advisors to cooperate with MFA in its investigation of the business of the Company. MFA will use the Due Diligence Information solely for the purpose of its investigation of the Company's business relating to the Merger and will keep the Due Diligence Information strictly confidential. MFA may disclose the Due Diligence Information only (a) to those Affiliates, directors, officers, employees, advisors and agents who need to know such information for the purpose of consummating the Merger and (b) in connection with obtaining any required governmental or third-party consents. In the event that the Merger is not consummated, MFA will return any materials delivered to it containing Due Diligence Information to the Company or will certify, in writing, that all such materials or copies of such materials have been destroyed. Any investigation conducted by MFA will not affect the representations and warranties of the Company or the Company Stockholders.

    Section 6.03.  Conduct of Business by the Company.  From and after the date hereof and prior to the Effective Time or such earlier date on which this Agreement is terminated as provided in Section 9.01 hereof (the "Termination Date"), and except as may be (i) required by law (provided that before availing itself of such exception, the Company must first consult with MFA), (ii) consented to in writing by MFA, or (iii) expressly permitted pursuant to this Agreement, the Company:

      (a) will conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and will use commercially reasonable efforts to preserve intact its business organization and goodwill, prevent any adverse change in the financial condition, liabilities, assets, business, operating results or prospects of the Company and prevent the destruction or damage to or loss of any asset of the Company that would have a Material Adverse Effect;

      (b) will use commercially reasonable efforts to keep available the services of its current officers and other key employees, preserve its relationships with those Persons having business dealings with the Company;

      (c) will comply in all respects with (i) all laws and orders of all Governmental Authorities applicable to it and (ii) all Material Contracts;

      (d) will not declare, set aside or pay any dividends on, except pursuant to Section 7.10, or make any distribution with respect to, or redeem or purchase any outstanding shares of its capital stock;

      (e) will not authorize or issue any shares of capital stock or other securities convertible into or in lieu of or in substitution for shares of its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

      (f)  will not redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities or any capital stock or other ownership interest of any other Person;

      (g) will not authorize or effect any acquisition or disposition of any assets or release or relinquish any rights under a Material Contract;

      (h) will not propose or adopt any amendments to its Articles of Incorporation or Bylaws;

      (i)  will not (i) make capital expenditures or incur or assume any additional indebtedness; (ii) incur any long-term indebtedness, (iii) create, or allow to be imposed, any Lien on its assets, (iv) make any loans, advances or capital contributions to, or investments in, any other Person, or (v) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise);

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      (j)  will not make any loans, advances or other payments to any third party, including any officer or director of the Company or any Affiliate of such Persons;

      (k) will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

      (l)  will not make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in or assets comprising any business enterprise or operation;

      (m) will not authorize or enter into any agreement providing for management services to be provided by the Company to any third-party or an increase in management fees paid by any third-party under existing management agreements;

      (n) enter into any other contract, arrangement or understanding;

      (o) will not (i) make any Tax election or settle or compromise any Tax liability, (ii) change its fiscal year, or (iii) revalue any of its assets or (iv) change its methods of accounting (including, without limitation, make any material write-off or reduction in the carrying value of any assets) in effect at December 31, 2000, except as required by changes in GAAP;

      (p) will not grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

      (q) will not pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any Employee Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee, except as approved by MFA in its sole discretion, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise) except as approved by the Special Committee or pursuant to Section 7.06 hereof, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new Employee Plan;

      (r) will not engage in the conduct of any business the nature of which is materially different from the business in which the Company is currently engaged;

      (s) will not forgive any indebtedness owed to the Company or convert or contribute by way of capital contribution any such indebtedness owed;

      (t)  will not settle or compromise, or agree to settle or compromise, any claim, suit or other litigation or matter in an arbitration proceeding;

      (u) except as may be required as a result of a change in law or in GAAP, will not change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

      (v) will not modify the Company's insurance coverage; and

      (w) will not agree, in writing or otherwise, to take any of the foregoing actions.

    Notwithstanding anything in this Section 6.03, MFA will not have, directly or indirectly, any right to control or direct the Company's operations prior to the Effective Time and, prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

    Section 6.04.  Officers and Employees.  Each of the Company and each Company Stockholder severally agrees that prior to the Effective Time it will use its reasonable efforts to encourage the officers and employees of the Company, to the extent they are in good standing, to become employees of MFA, as determined by MFA in its sole discretion.

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ARTICLE VII

ADDITIONAL AGREEMENTS

    Section 7.01.  Meeting of Stockholders.  MFA will take all action necessary in accordance with applicable law and MFA's Articles of Incorporation and Bylaws to arrange for its stockholders to consider and vote upon the approval of the issuance of shares of MFA Common Stock in the Merger at the annual or special stockholders' meeting (the "MFA Stockholders Meeting") to be held in connection with the transactions contemplated by this Agreement. Subject to the fiduciary duties of MFA's Board of Directors under applicable law as advised by counsel, the Board of Directors of MFA shall recommend and declare advisable such approval and MFA shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval, including, without limitation, the inclusion of the recommendation of the MFA Board of Directors and of the Special Committee in the Proxy Statement that the stockholders of MFA vote in favor of the approval of the Merger and the adoption of this Agreement.

    Section 7.02.  Proxy Materials.  After the date hereof, MFA shall promptly prepare, and the Company and the Company Stockholders shall cooperate in the preparation of, and MFA shall file with the SEC as soon as practicable a proxy statement and a form of proxy, in connection with the vote of MFA's stockholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to MFA's stockholders, is herein called the "Proxy Statement"). MFA will use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of MFA at the earliest practicable date as permitted by the SEC and will take all such action as may be necessary to qualify the Merger Consideration for offering and sale under state securities or blue sky laws. If at any time prior to the Effective Time any event relating to or affecting the Company, the Company Stockholders or MFA shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for MFA, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of MFA is sought, the Company, AFC, the Company Stockholders and MFA, respectively, will notify the others thereof and, in the case of the Company and the Company Stockholders, it will cooperate with MFA in preparing, and, in the case of MFA, it will prepare and file, an amendment or supplement with the SEC and, if required by law or NYSE rule, applicable state securities authorities and the NYSE such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and MFA will, as required by law, disseminate to its stockholders such amendment or supplement.

    Section 7.03.  Antitakeover Statute.  If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation will become applicable to the transactions contemplated hereby, each of the Company, MFA, the Company's Stockholders and AFC and the members of their respective Boards of Directors, if applicable, will grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

    Section 7.04.  Public Announcements.  The Company and MFA will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and will not issue any such press release or other public statement or comment without the prior approval of the other party, which consent will not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such other public statement as required by law or the

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NYSE if it has (a) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and (b) faxed a copy of such release or public statement to such other party at a reasonable time prior to issuing such release or making such statement.

    Section 7.05.  Notices of Certain Events.

      (a) Each party will promptly notify any other party of:

         (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

        (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

      (b) Each party will promptly notify the other parties of any proceedings commenced or threatened against such party or any of its subsidiaries that relate to the consummation of the transactions contemplated by this Agreement.

      (c) The Company and the Company Stockholders shall give prompt notice to MFA and MFA shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 7.06.  Employee Matters.

      (a) At the Effective Time, MFA will assume the existing employment agreements with Messrs. Zimmerman, Gorin and Freydberg, including all addenda made with respect thereto to date (the "Employment Agreements"); provided that the Company and Messrs. Zimmerman, Gorin and Freydberg have entered into addenda to their respective Employment Agreements prior to the Closing Date substantially in the respective forms attached hereto as Exhibit A. Nothing in this provision shall be interpreted to provide any such employee with a guarantee of employment or any contractual right hereunder against MFA with respect to ongoing employment or to otherwise limit MFA's ability to terminate or change the nature of the employment agreement with such employee after the Effective Time.

      (b) The Company agrees that prior to the Closing Date it will have paid all obligations with respect to any bonus or incentive plan of the Company or of any Affiliate (that relates to employees of the Company) existing on or prior to the Closing Date in excess of $153,843.

    Section 7.07.  Tax Matters.

      (a) Each of the Company Stockholders, the Company and MFA agrees to report the Merger on all Tax Returns and, if applicable, other filings as a reorganization under Section 368(a) of the Code to the extent permitted by law.

      (b) AFC shall prepare or cause to be prepared and filed on behalf of the Company on or before the due date therefor, at its sole cost and expense, any Tax Returns required to be filed with respect to any short taxable year of the Company ending as of the Effective Time and shall pay or cause the Company to pay all Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods.

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      (c) Between the date hereof and the Effective Time, to the extent the Company or a Company Stockholder has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company, the Company or such Company Stockholder shall provide prompt notice to MFA of such matters, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

      (d) AFC and the Individual Stockholders shall make available, or shall cause to be made available to PricewaterhouseCoopers LLP, accountants to MFA, on a strictly confidential basis, as reasonably requested by PricewaterhouseCoopers LLP, all information, records or documents of the Company which (i) is reasonably available to AFC and the Company Stockholders and (ii) PricewaterhouseCoopers LLP deems relevant to the preparation and delivery by PricewaterhouseCoopers LLP or review of the letter described in Section 8.01(j).

      (e) MFA will make a valid and effective election under Internal Revenue Service
  Notice 88-19 1988-1 C.B. 486 and/or Treasury Regulation Section 1.337(d)-5T to be subject to rules similar to those set forth in Section 1374 of the code with respect to assets acquired from the Company in connection with the Merger.

      (f)  The parties agree to take such steps as are reasonable and necessary to cause the transactions contemplated by this Agreement to be exempt from sales and/or use Tax as a casual sale, corporate reorganization, merger or acquisition or otherwise, to the extent permitted, under applicable law. Notwithstanding the foregoing, any sales, use, transfer, recording and similar Taxes imposed on and payable by MFA, the Company or any Company Stockholder arising out of or in connection with the transactions effected pursuant to this Agreement shall be borne equally by the Company Stockholders, on the one hand, and MFA, on the other.

    Section 7.08.  Corporate Name.  After the Effective Time, AFC shall permit MFA and the Surviving Corporation will be authorized to continue to use the name "America First Mortgage Investments, Inc." and "America First Mortgage Advisory Corporation," respectively. No other license to use the name "America First" in any other context will be granted by virtue of this Agreement or the transactions contemplated hereby.

    Section 7.09.  Exclusivity.  Except for the transactions contemplated by this Agreement, none of the Company Stockholders or the Company shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company Stockholders shall not vote its shares of the Company Common Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Company and the Company Stockholders shall notify MFA immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

    Section 7.10.  Payments Under Advisory Agreement.  MFA shall pay to the Company all fees accrued and unpaid and reimbursable expenses payable to the Company under the Advisory Agreement in respect of periods up to the Effective Time. The Company will use such proceeds to pay all liabilities outstanding at such time (including any wages or bonuses due to its employees, except that the Company may have an accrued bonus obligation outstanding as of the Effective Time in an amount not to exceed $153,843) and the balance shall be distributed to its stockholders.

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    Section 7.11.  Sublease.  From the Effective Time until the expiration of the lease at 399 Park Avenue, New York, New York, 36th floor, in which AFC is the lessee, AFC shall offer MFA, at the option of MFA, a sublease of the portion of such space MFA occupies as of the date hereof on a month-to-month basis on terms mutually acceptable to MFA and AFC.

    Section 7.12.  Intellectual Property.  Prior to the Closing, the Company shall use all reasonable efforts to cooperate with MFA in obtaining all assignments or other consents necessary with respect to the Intellectual Property, to the extent not already owned by the Company, including all interests that may hereafter become Intellectual Property prior to Closing.

    Section 7.13.  Restrictions on Resale of Merger Consideration.  Without the prior written consent of MFA, no Individual Stockholder will sell, pledge or otherwise transfer (other than by gift to family members or Affiliates, who shall be subject to an agreement on substantially the same terms as this Section 7.13) any shares of MFA Common Stock issued as Merger Consideration to them for a period of 12 months commencing on the Closing Date (the "Lock-Up Period"). Without the prior written consent of MFA, AFC will not sell, pledge or otherwise transfer (other than by gift to Affiliates, who shall be subject to an agreement on substantially the same terms as this Section 7.13) more than 20% of the shares of MFA Common Stock issued as Merger Consideration to it during the Lock-Up Period.

    Section 7.14.  Registration Rights Agreement.  MFA and the Company Stockholders shall, on or prior to the Closing Date, enter into a registration rights agreement in a form acceptable to MFA (the "Registration Rights Agreement") which shall provide the Company Stockholders with two demand registration rights and unlimited piggyback registration rights with respect to the MFA Common Stock issued as Merger Consideration. The Company agrees to pay all costs associated with the registration of such shares under the Securities Act and the listing of such shares on the NYSE.

    Section 7.15.  Insurance for Representations and Warranties.  In lieu of depositing Escrowed Shares into the Escrow Account under Section 2.02 hereof or to obtain a full release of Escrowed Shares as provided in Section 2.02(d)(ii) hereof, AFC may provide MFA with a policy of insurance which provides aggregate coverage to MFA and persons indemnified under Sections 10.02 (a), (b) and (c) hereof of not less than $2,750,000 in the event of a claim for Damages made by MFA or such other persons under Sections 10.02(a), (b) or (c) hereof against any of the Company Stockholders. The terms of such insurance policy and the insurance company providing such policy must be acceptable to the Special Committee in its sole discretion; provided, however, that such policy may contain a retention or deductible amount of not greater than $250,000 in the aggregate, in respect of which the Company Shareholders will be solely responsible and which will not affect the rights of MFA and persons indemnified under Sections 10.02 (a), (b) and (c) hereof to indemnification under Sections 10.02(a), (b) or (c). AFC will pay all premiums and otherwise take all steps necessary to keep such policy of insurance in place until the termination of all survival periods set forth in Section 10.01.

    Section 7.16.  Noncompete Agreements.  Each of AFC and Michael Yanney will enter into agreements not to compete against the Company anywhere in the United States in the business of residential mortgage-backed securities for a period of one-year after the Closing Date.

    Section 7.17.  Efforts To Consummate; Further Assurances.  Subject to the terms and conditions of this Agreement, the parties hereto will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated herein. The parties hereto agree to execute and deliver promptly such other documents, certificates, agreements, instruments and other writings (including any amendments or supplements thereto) and to take, or cause to be taken, such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby. Each party hereto shall take all reasonable actions necessary to cause the transaction contemplated by this Agreement to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code to the extent permitted by law.

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ARTICLE VIII

CONDITIONS TO THE MERGER

    Section 8.01.  Conditions to the Obligation of MFA.  The obligations of MFA to effect the Merger are subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by MFA, in its sole discretion.

      (a) Continued Accuracy of Representations and Warranties. All representations and warranties of the Company, AFC and the Individual Stockholders contained in this Agreement remain correct and complete as of the Closing Date.

      (b) Performance of Agreements. The Company, AFC and the Individual Stockholders shall have performed, complied with and satisfied all covenants of the Company, AFC and the Individual Stockholders that are required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

      (c) The Company's and AFC's Closing Certificates. Each of the Company and AFC shall have delivered a certificate, dated the Closing Date, addressed to MFA and signed by its respective Chief Executive Officer, to the effect that the conditions specified in this Section 8.01 have been satisfied.

      (d) Secretary's Certificate. Each of the Company and AFC shall have furnished a certificate of its corporate Secretary certifying as to:

         (i) the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement by the Company or AFC, as the case may be, and the execution, delivery and performance of all documents to be executed, delivered and performed by the Company or AFC, as the case may be, at Closing; and

        (ii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

      (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority will be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided, however, that prior to invoking this condition, MFA will use its reasonable best efforts to have any such injunction vacated.

      (f)  Consents and Authorizations. Other than the filing required under Section 1.03, all notices, filings, consents, approvals, including regulatory approvals, permits, authorizations or orders of, and all registrations, declarations or filings with, third parties, including creditors, lessors, licensors, contract parties or Governmental Authorities, necessary for the authorization, execution and delivery of or performance under this Agreement by the Company, AFC or the Individual Stockholders or the consummation by the Company, AFC or the Individual Stockholders of the transactions contemplated by this Agreement have been made or obtained.

      (g) Stockholder Consent. In accordance with the rules of the NYSE, MFA shall have obtained the consent to the issuance of shares of MFA Common Stock in connection with the Merger of the holders of not less than a majority of the shares of MFA Common Stock represented in person or by proxy at a duly constituted meeting of the stockholders of MFA.

      (h) Fairness Opinion. MFA shall have received an opinion from Tucker to the effect that the terms of the Merger are fair to MFA and its stockholders from a financial point of view.

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      (i)  Opinion of Counsel. The Company shall have delivered to MFA an opinion of Kutak Rock LLP, counsel to the Company, dated as of the Closing Date, in a form agreeable to MFA and which will include, among other things, an opinion that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code.

      (j)  Accountant's Letter. MFA shall have received a letter in form and substance reasonably satisfactory to it from PricewaterhouseCoopers LLP that the Company will not have any accumulated or current earnings and profits within the meaning of Section 312 of the Code as of the Effective Time. AFC shall provide to MFA and PricewaterhouseCoopers LLP all information reasonably available to them that is necessary to calculate the accumulated and current earning and profits of the Company as of the Effective Time, including but not limited to all federal income Tax Returns of the Company, working papers created with respect to such Tax Returns, and information with respect to any federal income Tax controversy, either pending or resolved, with respect to such Tax Returns.

      (k) Due Diligence. MFA shall have completed to its reasonable satisfaction a due diligence review of the Company.

      (l)  Addenda to Employment Agreements. Stewart Zimmerman, William Gorin and Ronald Freydberg shall each have entered into an addenda to their respective Employment Agreements substantially in the respective forms set forth in Exhibit A hereto.

      (m) Noncompete Agreements. Each of AFC and Michael Yanney shall have entered into a noncompete agreement in a form acceptable to MFA as contemplated by Section 7.16.

      (n) Escrow Agreement/Insurance. The Company Stockholders, MFA and the Escrow Agent shall have entered into an escrow agreement in a form acceptable to MFA as contemplated by Section 2.02 or AFC shall have obtained and delivered a policy of insurance as contemplated by Section 7.15.

      (o) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company Stockholders.

      (p) Liabilities. There shall be no liabilities of the Company, contingent or otherwise, except as provided in Section 7.10.

      (q) Termination of Bonus Plans. All bonus and incentive plans of the Company shall be terminated as contemplated by Section 7.06.

      (r) Articles of Merger. The Company shall have delivered to MFA a fully executed Articles of Merger.

      (s) Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, indirectly or taken together with all other acts, circumstances or events is reasonably likely to have a Material Adverse Effect on the Company.

      (t)  No Suspension of Trading, Etc. At the Effective Time, there shall be no suspension of trading in, or limitation on prices for, securities generally on the NYSE, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of MFA, would have a Material Adverse Effect on the Company.

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      (u) Other Documents. The Company shall have delivered to MFA all other documents reasonably requested by MFA and contemplated by this Agreement or required to be delivered by the Company to MFA pursuant to this Agreement and not previously delivered.

    Section 8.02.  Conditions to the Obligation of the Company.  The obligation of the Company to effect the Merger is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, the compliance with which, or the occurrence of which, may be waived prior to the Closing Date in writing by the Company in its sole discretion.

      (a) Continued Accuracy of Representations and Warranties. All representations and warranties of MFA contained in this Agreement remain correct and complete as of the Closing Date.

      (b) Performance of Agreements. MFA shall have performed, complied with and satisfied all covenants of MFA that are required by this Agreement to be performed or satisfied by them at or prior to the Closing Date.

      (c) MFA Closing Certificate. MFA shall have delivered a certificate, dated the Closing Date, addressed to the Company and signed by MFA's Chief Executive Officer or President, to the effect that the conditions specified in this Section 8.02 have been satisfied.

      (d) Secretary's Certificate. MFA shall have furnished a certificate of its corporate Secretary certifying as to:

         (i) the resolutions of such company's Board of Directors authorizing the execution, delivery and performance of this Agreement by MFA;

        (ii) the consent to the Merger of the stockholders of MFA holding not less than a majority of the issued and outstanding shares of MFA Common Stock; and

        (iii) the incumbency of its officers executing this Agreement and the documents delivered at Closing.

      (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority will be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of the transactions contemplated in this Agreement, including the Merger; provided, however, that prior to invoking this condition, the Company will use its reasonable best efforts to have any such injunction vacated.

      (f)  Consents and Authorizations. Other than the filing required under Section 1.03, all notices, filings, consents, approvals, including regulatory approvals, permits, authorizations or orders of, and all registrations, declarations or filings with, third parties, including creditors, lessors, licensors, contract parties or Governmental Authorities, necessary for the authorization, execution and delivery of or performance under this Agreement by MFA or the consummation by MFA of the transactions contemplated by this Agreement have been made or obtained.

      (g) Stockholder Consent. MFA shall have obtained the consent to the Merger of the holders of not less than a majority of the issued and outstanding shares of MFA Common Stock in accordance with the MGCL.

      (h) Opinion of Counsel. MFA shall have delivered to the Company, AFC and the Individual Stockholders, an opinion of Clifford Chance Rogers & Wells LLP, counsel to MFA, dated as of the Closing Date, in a form agreeable to AFC.

      (i)  Merger Consideration. MFA shall have reserved for issuance a sufficient number of shares of MFA Common Stock to allow for the issuance of all Merger Consideration pursuant to Article II hereof.

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      (j)  Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by MFA.

      (k) Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, indirectly or taken together with all other acts, circumstances or events is reasonably likely to have a Material Adverse Effect on MFA.

      (l)  No Suspension of Trading, Etc. At the Effective Time, there shall be no suspension of trading in, or limitation on prices for, securities generally on the NYSE, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of AFC, would have a Material Adverse Effect on MFA.

      (m) Other Documents. MFA shall have delivered to the Company all other documents reasonably requested by the Company and contemplated by this Agreement or required to be delivered by the Company to MFA pursuant to this Agreement and not previously delivered.

ARTICLE IX

TERMINATION

    Section 9.01.  Termination or Abandonment.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of MFA:

      (a) by the mutual written consent of the Company and MFA;

      (b) by MFA or the Company if the Effective Time has not occurred on or before March 30, 2002, as long as the party seeking to terminate the Agreement has not breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure to consummate the Merger on or before such date;

      (c) by either MFA or the Company if (i) a statute, rule, regulation or executive order will have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction will have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction will have become final and nonappealable and the party seeking to terminate this Agreement pursuant to this Section 9.01(c) will have used its reasonable best efforts to remove or prevent such injunction, order or decree;

      (d) by MFA if the Merger is not approved by the requisite vote of the stockholders of MFA;

      (e) by the Company if the Board of Directors of MFA withdraws or modifies its recommendation of the Merger to its stockholders in a manner adverse to the Company;

      (f)  by either the Company or MFA if there will have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which if not cured would cause the respective conditions set forth in Article VIII, as the case may be, not to be satisfied, and such breach is incapable of being cured or will not have been cured within 15 days after notice thereof will have been received by the party alleged to be in breach.

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    In the event of termination of this Agreement pursuant to this Section 9.01, this Agreement will terminate (except for the confidentiality provisions of Section 6.02 and the provisions of Sections 9.02 and Section 10.01), and there will be no other liability on the part of the Company or MFA to the other except liability arising out of an intentional breach of this Agreement.

    Section 9.02.  Termination Fee and Expenses.  If this Agreement is terminated by any party for any reason set forth in Section 9.01 hereof, then (i) each party shall be responsible for the payment of the expenses and fees incurred by it in connection with or related to the Merger and the transactions contemplated hereby and (ii) the Advisory Agreement will remain in full force and effect.

ARTICLE X

SURVIVAL AND INDEMNIFICATION

    Section 10.01.  Survival of Representations, Warranties, Covenants and Agreements.  The provisions of Section 6.02 relating to the treatment of confidential information, Section 9.02, and this Section 10.01 will survive any termination of this Agreement and such provisions along with Section 10.02 will survive the Merger. All representations and warranties and statements made by AFC, the Individual Stockholders and the Company in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date (a) with respect to representations and warranties set forth in Section 3.23 or otherwise related to Taxes applicable to any taxable period of the Company ended prior to or ending with the Effective Time, until 60 days after the expiration of the statute of limitations set forth in Section 6501(a) of the Code, as such period may be extended by action taken prior to the expiration thereof, (b) with respect to representations and warranties in Sections 3.03, 3.21 and 4.05, for a period of three years from the Closing Date or (c) with respect to all other representations and warranties, for a period of one year from the Closing Date, and in each case shall be unaffected by any investigation made by or on behalf of any party hereto, by knowledge obtained as a result thereof or otherwise or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived in accordance herewith. Notwithstanding the preceding sentence, any representation, warranty or statement in respect of which indemnity may be sought pursuant to Section 10.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if a notice of indemnification shall have been given prior to such time to the party against whom such indemnity may be sought pursuant to Section 10.02(e).

    Section 10.02.  Indemnification.

      (a) Subject to Section 10.01, each of AFC and the Company agrees to jointly and severally indemnify and hold harmless MFA, and its directors, officers, employees, Affiliates, agents and permitted assigns, without duplication, from and against:

         (i) any and all Damages (as hereinafter defined) asserted against, imposed upon or incurred or suffered by any of them, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or non-fulfillment of any of the representations, warranties or covenants or agreements made by the Company or AFC in this Agreement;

        (ii) (A)  any Taxes payable by or on behalf of the Company for, or attributable to, any taxable period ended or ending prior to or at the Effective Time, (except as provided in Section 7.07(f)), (B) Taxes of any member of a consolidated or combined tax group of which the Company is, or was at any time, part, for which the Company is jointly or severally liable as a result of its inclusion in such group on or prior to the Effective Time, (C) any claim or demand for reimbursement or indemnification resulting from any transfer of tax benefits or credits by the Company to any other Person, and (D) any Taxes payable by MFA as a result of any breach of any representation or warranty contained in Section 3.23;

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        (iii) (A)  any Damages arising out of or relating to any Employee Plan maintained or sponsored by the Company or any ERISA Affiliate and (B) any Damages (including liabilities arising under Title IV of ERISA or Section 412 of the Code) relating to or arising out of any employee benefit plan maintained by the Company, AFC or any ERISA Affiliate which is not an Employee Plan; and

        (iv) liabilities arising under the Advisory Agreement prior to the Effective Time.

      (b) Subject to Section 10.01, each Individual Stockholder agrees to severally indemnify, on a pro rata basis, and hold harmless MFA, and its directors, officers, employees, Affiliates, agents and permitted assigns, without duplication, from and against any and all Damages asserted against, imposed upon or incurred or suffered by any of them, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or non-fulfillment of any of the representations, warranties or covenants or agreements made by such Individual Stockholder in Articles IV and VII and, with respect to any representations and warranties in Article III hereof, only with respect to those specific statements that are made therein as to their knowledge.

      (c) Notwithstanding anything in paragraphs (a) and (b) of this Section 10.02, any claim or recourse against AFC or an Individual Stockholder for indemnification for Damages hereunder will be limited to:

         (i) If Escrowed Shares are held pursuant to Section 2.02 hereof, the right to the release and cancellation of Escrowed Shares as described in Section 2.02(c) hereof; or

        (ii) If no Escrowed Shares are held pursuant to Section 2.02, the right to recover under the policy of insurance maintained by AFC for the benefit of MFA pursuant to Section 7.15 hereof; provided, however, that AFC and the Individual Stockholders shall remain liable, on a pro rata basis, under this Section 10.02 for any amount of Damages which are less than the retention or deductible amount specified in such policy of insurance.

      (d) Subject to Section 10.01, from and after the Effective Time, MFA will, and will cause the Surviving Corporation to, indemnify and hold harmless the Company, AFC, each Individual Stockholder and each present and former director and officer of the Company determined as of the Effective Time against any and all Damages, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the MGCL as a result of, or based upon or arising from any inaccuracy in or breach or non-fulfillment of any of the representations, warranties or covenants or agreements made by MFA in this Agreement.

      (e) Indemnification Procedure:

         (i) A party seeking indemnification hereunder (an "Indemnified Party") shall give notice thereof to the party from whom indemnification is required (an "Indemnifying Party") as promptly as practicable, provided that the rights of the Indemnified Party shall not be affected by any delay in providing such notice except to the extent that the Indemnified Party is actually prejudiced thereby.

        (ii) Upon receipt of a notice of indemnification arising pursuant to Section 10.02(a), (b) or (d), the Indemnifying Party shall have 20 days in which to dispute the claim asserted by sending written notice thereof to Indemnified Party (a "Dispute Notice"). An Indemnifying Party shall not be entitled to dispute a claim based on a final judgment or order of a court of competent jurisdiction. If no Dispute Notice is received prior to the expiration of the 20-day period, the Indemnified Party shall be entitled to receive full payment of the amount of the claim, subject to the limitations set forth in Sections 10.02(c) and (h). If a Dispute Notice is received prior to the expiration of the 20-day period, the Indemnified Party and the Indemnifying Party shall negotiate in good faith to resolve the dispute. Upon resolving the

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    dispute, the Indemnified Party shall be entitled to receive the amount agreed upon, subject to the limitations set forth in Sections 10.02(c) and (h). If the Indemnified Party and the Indemnifying Party are unable to resolve the dispute within 30 days of the receipt of the Dispute Notice, the dispute shall be submitted to arbitration. Such arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York before a single arbitrator, who shall be jointly designated by the Indemnified Party and the Indemnifying Party, or, if they are unable to agree within 10 days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto.

        (iii) With respect to any claim, demand, action, suit, proceeding or investigation involving an Indemnified Party and a third party, including any Taxing authority or other Governmental Authority, in respect of which the Indemnified Party is entitled to indemnification, the Indemnifying Party shall have the right to participate in, and, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld unless it shall adversely affect the Indemnified Party's business, to control the defense of any such claim with counsel reasonably acceptable to the Indemnified Party at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      (f)  If MFA, AFC or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions will be made so that the successors and assigns of MFA or AFC, as the case may be, will assume all of the obligations set forth in this Section 10.02.

      (g) The provisions of this Section 10.02 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

      (h) In case any event shall occur which would otherwise entitle any party to assert any claim for indemnification hereunder, no Damages shall be deemed to have been sustained by such party to the extent of (i) the value of any tax savings actually realized or to be realized by such party with respect thereto (including savings attributable to an increase in the tax basis of an asset held by such party), but only to the extent such Tax savings result in an actual reduction of Taxes in the year of the claim for such indemnification or (ii) any proceeds received by such party from any insurance policies maintained by the Indemnified Party with respect thereto, net of any increase in premiums or other costs associated with such insurance recovery.

      (i)  The rights of the parties for indemnification relating to this Agreement or the transactions contemplated hereby shall be strictly limited to those contained in this Section 10.02, and such indemnification rights shall be the exclusive remedies of the parties with respect to any matter in any way relating to this Agreement or arising in connection therewith.

ARTICLE XI

MISCELLANEOUS

    Section 11.01.  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

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    Section 11.02.  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

    Section 11.03.  Jurisdiction.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    Section 11.04.  Notices.  All notices and other communications hereunder will be in writing (including telecopy or similar writing) and will be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.04 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 11.04:

To MFA:	America First Mortgage Investments, Inc. 399 Park Avenue, 36th Floor New York, NY 10022 Attention: Mr. Stewart Zimmerman Telephone: (212) 935-8760 Facsimile: (212) 935-8765
with a copy to:	Clifford Chance Rogers & Wells LLP 200 Park Avenue New York, NY 10166 Attention: Jay L. Bernstein, Esq. Telephone: (212) 878-8295 Facsimile: (212) 878-8375
To the Company:	America First Mortgage Advisory Corporation Suite 400 1004 Farnam Street Omaha, NE 68102 Attention: Michael Yanney Telephone: (402) 444-1600 Facsimile: (402) 930-3066
with a copy to:	Kutak Rock LLP 1650 Farnam Street Omaha, NE 68102 Attention: Steven P. Amen, Esq. Telephone: (402) 346-6000 Facsimile: (402) 346-1148

    Section 11.05.  Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

    Section 11.06.  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and

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provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

    Section 11.07.  Enforcement of Agreement.  The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them will be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

    Section 11.08.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 10.02 hereof, is not intended to and will not confer upon any Person other than the parties hereto any rights or remedies hereunder.

    Section 11.09.  Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and will be given no substantive or interpretive effect whatsoever.

    Section 11.10.  Amendment.  This Agreement may be amended at any time by written agreement signed by MFA, the Company (provided that the signature of the Company shall only be required for amendments prior to the Effective Time) and the Company Stockholders; provided, however, that an amendment to this Agreement made subsequent to the adoption by the stockholders of MFA of this Agreement shall not alter or change (i) the amount or kind of consideration to be received in exchange for or on conversion of all or any of the shares of the Company, (ii) any term of the Articles of Incorporation of MFA, or (iii) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of MFA.

    Section 11.11.  Waiver.  Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in any case only to the extent that such obligations, agreements and conditions are intended for its benefit. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

    Section 11.12.  Expenses.  Except as otherwise expressly provided herein, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

ARTICLE XII

DEFINITIONS

    Section 12.01.  Definitions.  In addition to the other terms defined herein, the following terms used herein will have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Affiliate" means, with respect to any Person or entity, another Person or entity that controls, is controlled by or under common control with such Person.

    "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.

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    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder and references to the Code herein shall also include any corresponding and applicable provisions of state, local or foreign Tax law.

    "Damages" means any loss, liability, damage, Tax, demand, claim, action, judgment or cause of action, assessment, cost, obligation or expense (including, without limitation, interest, penalties, reasonable costs of investigation, defense and prosecution of litigation and reasonable attorneys' and accountants' fees) incurred by MFA or AFC, as the case may be, subject in all events to Section 10.02(h).

    "Employee Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based) leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "GAAP" means accounting principles generally accepted in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

    "Governmental Authority" means any department, division, branch, office or official of a duly elected or appointed governmental office of any country, state, province, county, parish or municipality.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Intellectual Property" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing; all product formulations, trade secrets, confidential information, ideas, know-how, production processes and techniques, research information, drawings, specifications, designs, plans, improvements, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information and all other proprietary rights; and all copies and tangible embodiments of the foregoing.

    "Liens" means pledge, lien, security interest, mortgage, agreement, charge, encumbrance, claim, assessment or restriction of any kind or nature.

    "Material Adverse Effect" means negative change or effect on or with respect to the Company or MFA, or their respective subsidiaries, as the case may be, (i) that has had, or would reasonably be expected to have, individually, an adverse effect of at least $10,000 (with respect to the Company) or $100,000 (with respect to MFA) on the assets, business, results of operations, prospects or financial or other condition thereof, or (ii) would otherwise be detrimental to the ability of the Company or MFA or their respective subsidiaries to conduct their business or perform their obligations in accordance with past business practices.

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    "Person" means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

    "SEC" means the United States Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Tax" or "Taxes" means any (A) federal, state, local or foreign income, gross receipt, franchise, estimated, alternative minimum, add-on-minimum, property, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, disability, payroll, license, employment or other withholding, or other Taxes, levies, imports, duties, license and registration fees, charges, assessments or withholdings of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability for the payment of any amounts of the type described in clause (A) arising as result of being (or ceasing to be) a member of any affiliated group (as defined in Section 1504 of the Code)(or being included (or required to be included) in any combined or consolidated Tax Return relating thereto); and (C) liability for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

    "Tax Returns" means any returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

    Section 12.02.  Construction.  All capitalized words or terms herein have the meaning ascribed to them as immediately thereafter. The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. All references in this Agreement to particular Articles or Sections are references to the Articles or Sections of this Agreement, unless some other references are clearly indicated. All accounting terms not specifically defined in this Agreement will be construed in accordance with the generally accepted accounting principles as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (a) words describing the singular number will include the plural and vice versa, (b) words denoting any gender will include all genders and (c) the word "including" will mean "including, without limitation." This Agreement and the other instruments and documents to be delivered pursuant hereto will not be construed more favorably against one party than the other based on who drafted the same, it being acknowledged that all parties hereto contributed meaningfully to the drafting of this Agreement.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
By:	/s/ STEWART ZIMMERMAN Name: Stewart Zimmerman Title: President and Chief Executive Officer
AMERICA FIRST MORTGAGE ADVISORY CORPORATION
By:	/s/ STEWART ZIMMERMAN Name: Stewart Zimmerman Title: President and Chief Executive Officer
AMERICA FIRST COMPANIES L.L.C.
By:	/s/ MICHAEL YANNEY Name: Michael Yanney Title: Chairman
By:	/s/ STEWART ZIMMERMAN Stewart Zimmerman
By:	/s/ WILLIAM S. GORIN William S. Gorin
By:	/s/ RONALD FREYDBERG Ronald Freydberg

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EXHIBIT B

September 24, 2001

Special Committee of the Board of Directors
America First Mortgage Investments, Inc.
399 Park Avenue
New York, NY 10022

Gentlemen:

    We understand that America First Mortgage Investments, Inc., a Maryland corporation and certain of its affiliates ("America First" or "the Company") and America First Mortgage Advisory Corporation and certain of its affiliates ("AFMAC"), a Maryland Corporation, have entered into an Agreement and Plan of Merger dated as of September 24, 2001 (the "Merger Agreement") which provides, among other things, for the merger of AFMAC with and into America First (the "Merger"), whereupon the separate existence of AFMAC shall cease, and America First shall be the surviving corporation. We understand that as part of the Merger Agreement, AFMAC stockholders (the "Selling Stockholders") will receive as merger consideration 1,287,501 shares of the Company's common stock. The Merger Agreement provides that all shares of common stock, $0.10 par value per share, of AFMAC ("AFMAC Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), shall be converted into an aggregate of 1,287,501 shares (the "Merger Consideration") of common stock, $0.01 par value per share, of America First (the "America First Common Stock"). We understand that these shares of America First Common Stock will not be registered pursuant to the registration requirements of the Securities Act of 1933 and are subject to certain restrictions pursuant to the Merger Agreement. We understand that a portion of the shares of common stock constituting Merger Consideration shall not be sold for a period of 12 months commencing on the closing date of the transaction; further, Selling Stockholders will not sell a specified number of shares that will be held in escrow pursuant to the Merger Agreement. In addition, we understand that America First has agreed to assume certain obligations of AFMAC pursuant to the Merger Agreement.

    You have requested our opinion (the "Opinion") as to whether the Merger Consideration as provided for in the Merger Agreement to be paid by the Company to the holders of AFMAC Common Stock, is fair, from a financial point of view, to the Company and its stockholders.

    Tucker Anthony Sutro Capital Markets, a division of Tucker Anthony Incorporated ("Tucker Anthony"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Tucker Anthony is familiar with the Company, having acted as the Company's co-manager of a public offering of America First Common Stock in June 2001. Tucker Anthony will receive a fee for acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with that Merger, including rendering the Opinion contained herein, but this fee is not contingent upon the closing of the proposed Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Tucker Anthony has not provided investment banking or any other financial advisory services to AFMAC.

    In arriving at the Opinion, we have: (1) reviewed the Merger Agreement; (2) reviewed the Annual Report on Form 10-K and related publicly available financial information of America First for the two most recent fiscal years ended December 31, 1999 and 2000, the Quarterly Reports on Form 10-Q of America First for the periods ended March 31, 2001 and June 30, 2001; (3) reviewed five-year financial forecasts of America First as furnished to TASCM by America First; (4) reviewed the unaudited balance sheets, income statements and statements of cash flows of AFMAC for the six months ended June 30, 2001 and the years ended December 31, 2000, 1999 and 1998, all as furnished to TASCM by

B–1

AFMAC; (5) reviewed the Management Agreement dated April 9, 1998; (6) conducted discussions with members of senior management of America First and AFMAC, respectively, concerning the past and current business, operations, assets, present financial condition and future prospects of America First and AFMAC, respectively; (7) reviewed the historical reported market prices and trading activity for the America First Common Stock; (8) compared certain financial information, operating statistics and market trading information relating to America First with published financial information, operating statistics and market trading information relating to selected publicly traded companies that TASCM deemed to be reasonably similar to America First; and compared certain financial information and operating statistics relating to AFMAC with published financial information and operating statistics relating to selected publicly traded companies that TASCM deemed to be reasonably similar to AFMAC; (9) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of selected other recent acquisitions that TASCM deemed to be relevant; and (10) reviewed other financial studies and analyses and performed other investigations and taken into account other matters as TASCM deemed necessary.

    We have considered such other information, financial studies, analyses, investigations and financial, economic and market conditions and criteria that we deemed relevant. We also met with the management of the Company to discuss the foregoing, as well as other matters we believe relevant to the Company.

    In our review and analysis and in arriving at the Opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us by the Company or that is publicly available, and we have not attempted to verify any of such information. We have assumed the financial projections of the Company have been reasonably prepared on a basis reflecting the currently available estimates and judgments of the Company's management as to future financial performance, and that such projections will be realized in the amounts and time periods currently estimated by management. We did not make or obtain any independent evaluation or appraisals of any assets or liabilities of the Company. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and therefore, we have assumed that the transaction will be a tax-free re-organization under Section 368(a) of the Internal Revenue Code. The Opinion is necessarily based upon prevailing economic and market conditions and other circumstances and conditions as they exist and can be evaluated as of the date hereof.

    The Opinion does not constitute a recommendation of the proposed Merger to the Company or a recommendation to any holder of Common Stock of the Company as to how such holder should vote with respect to the proposed Merger. Our Opinion is, in any event, limited to the fairness, from a financial point of view, of the Merger Consideration as provided for in the Merger Agreement. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

    This Opinion is being furnished solely for the use and benefit of the Special Committee of the Board of Directors of America First in evaluating the fairness, from a financial point of view, to America First and its stockholders of the Merger Consideration to be paid to the Selling Stockholders and may not be quoted or referred to in whole or in part, nor used for any other purpose, without the prior written consent of Tucker Anthony, provided however, that this letter may be reproduced in full, with appropriate references made thereto, in the proxy statement prepared in connection with the proposed Merger. The Opinion rendered herein is given as of the date hereof, and is limited in scope and subject matter as set forth herein. No other opinions should be inferred beyond the Opinion expressly stated herein.

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    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by the Company to the Selling Stockholders is fair, from a financial point of view, to the Company and its stockholders.

Very truly yours,

TUCKER ANTHONY INCORPORATED

B–3

Please mark your votes as indicated in this example	/x/
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE. THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF SHARES OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. PURSUANT TO, AND THE OTHER TRANSACTIONS CONTEMPLATED BY, THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 24, 2001, BY AND AMONG AMERICA FIRST MORTGAGE INVESTMENTS, INC., AMERICA FIRST MORTGAGE ADVISORY CORPORATION AND THE STOCKHOLDERS OF AMERICA MORTGAGE ADVISORY CORPORATION.
		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of America First Mortgage Investments, Inc. pursuant to, and the other transactions contemplated by, the Agreement and Plan of Merger, dated as of September 24, 2001, by and among America First Mortgage Investments, Inc., America First Mortgage Advisory Corporation and the stockholders of America First Mortgage Advisory Corporation.	/ /	/ /	/ /
		FOR	AGAINST	ABSTAIN
2.	To consider and act upon such other matters as may properly come before the Special Meeting and any adjournments or postponements thereof or matters incidental thereto.	/ /	/ /	/ /
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2001 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please be sure to sign and date this Proxy.

Stockholder(s) signature(s):	Date:

Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

/*\ FOLD AND DETACH HERE /*\

PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.

REVOCABLE PROXY
AMERICA FIRST MORTGAGE INVESTMENTS, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 12, 2001 AT ANY ADJOURNMENT THEREOF.

    The undersigned hereby authorizes the Board of Directors of America First Mortgage Investments, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 on Wednesday, December 12, 2001 at 9:30 a.m. local time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse hereof.

    This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Special Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of the Company called for December 12, 2001 and the Proxy Statement for the Special Meeting prior to the signing of this proxy.

(continued and to be signed on the reverse hereof)

/*\ FOLD AND DETACH HERE /*\

QuickLinks

CALCULATION OF FILING FEE
TABLE OF CONTENTS
INTRODUCTION
SUMMARY TERM SHEET
SUMMARY OF THE PROXY STATEMENT
SELECTED FINANCIAL DATA
UNAUDITED SUMMARY SELECTED PRO FORMA FINANCIAL DATA
Unaudited Company Pro Forma Summary Selected Financial Data
MARKET INFORMATION
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING
THE MERGER PROPOSAL
THE MERGER AGREEMENT
PRINCIPAL STOCKHOLDERS/OWNERSHIP OF MANAGEMENT
FEDERAL INCOME TAX CONSIDERATIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
THE ADVISORY AGREEMENT
CERTAIN TRANSACTIONS AND RELATIONSHIPS
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES
PRO FORMA BALANCE SHEET AS OF JUNE 30 2001 (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 (UNAUDITED)
NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
AMERICA FIRST MORTGAGE INVESTMENTS, INC. BALANCE SHEETS
AMERICA FIRST MORTGAGE INVESTMENTS, INC. STATEMENTS OF INCOME (UNAUDITED)
AMERICA FIRST MORTGAGE INVESTMENTS, INC. STATEMENT OF STOCKHOLDERS' EQUITY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
AMERICA FIRST MORTGAGE INVESTMENTS, INC. STATEMENTS OF CASH FLOWS (UNAUDITED)
NOTES TO FINANCIAL STATEMENTS SEPTEMBER[nc_NB] 30, 2001 (UNAUDITED)
REPORT OF INDEPENDENT ACCOUNTANTS
AMERICA FIRST MORTGAGE INVESTMENTS, INC. CONSOLIDATED AND COMBINED BALANCE SHEETS
AMERICA FIRST MORTGAGE INVESTMENTS, INC. CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
AMERICA FIRST MORTGAGE INVESTMENTS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
AMERICA FIRST MORTGAGE INVESTMENTS, INC. COMBINED STATEMENTS OF PARTNERS' CAPITAL
AMERICA FIRST MORTGAGE INVESTMENTS, INC. CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
AMERICA FIRST MORTGAGE INVESTMENTS, INC. NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS DECEMBER 31, 2000
EXHIBIT A
TABLE OF CONTENTS
INDEX OF DEFINED TERMS
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER
ARTICLE II EXCHANGE OF SHARES FOR MERGER CONSIDERATION
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING AFC AND THE INDIVIDUAL STOCKHOLDERS
ARTICLE V REPRESENTATIONS AND WARRANTIES OF MFA
ARTICLE VI COVENANTS OF THE PARTIES
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO THE MERGER
ARTICLE IX TERMINATION
ARTICLE X SURVIVAL AND INDEMNIFICATION
ARTICLE XI MISCELLANEOUS
ARTICLE XII DEFINITIONS
EXHIBIT B